UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ALKERMES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Registered in Ireland—No. 498284

Connaught House

1 Burlington Road

Dublin 4, Ireland

NOTICE OF 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2019

To the Shareholders of Alkermes plc:

The 2019 Annual General Meeting of Shareholders of Alkermes plc (the “Company” or “Alkermes”), a company incorporated under the laws of Ireland, will be held on May 22, 2019 at 12:00 p.m., Irish Standard Time, at the Company’s offices at Connaught House, 1 Burlington Road, Dublin 4, Ireland, for the following purposes:

1.

By separate resolutions, to elect as Class II directors to serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2022 or until their respective successors are elected and shall qualify, the following individuals as nominated by the Company’s Board of Directors (the “Board”):

a.	David W. Anstice AO

b.	Robert A. Breyer

c.	Wendy L. Dixon, Ph.D.

2.	To hold a non-binding, advisory vote to approve executive compensation.

3.

To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company and to authorize, in a binding vote, the Audit and Risk Committee of the Board to set the independent auditor and accounting firm’s remuneration.

4.	To approve the Alkermes plc 2018 Stock Option and Incentive Plan, as amended.

5.	To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

Proposal 1 for the election of directors relates solely to the election of three Class II directors nominated by the Board and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any shareholder. Proposals 1 through 4 are ordinary resolutions, requiring a majority of the votes cast (in person or by proxy) at the meeting for approval. These items of business are more fully described in the proxy statement accompanying this notice. Shareholders as of March 21, 2019, the record date for the 2019 Annual General Meeting of Shareholders, are entitled to vote on these matters.

During the 2019 Annual General Meeting of Shareholders, following a review of the Company’s affairs, management will present the Company’s Irish Statutory Financial Statements for the year ended December 31, 2018, and the reports of the directors and the independent auditor and accounting firm thereon.

By Order of the Board of Directors.

DAVID J. GAFFIN Secretary Dublin, Ireland April 5, 2019

Whether or not you expect to attend the 2019 Annual General Meeting of Shareholders in person, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. Any shareholder entitled to attend, speak and vote at the 2019 Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of Alkermes plc. If you wish to appoint as proxy any person other than the individuals specified on the Company’s proxy card, please contact the Company Secretary at our registered office; your nominated proxy must attend the 2019 Annual General Meeting of Shareholders in person in order for your votes to be cast.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2019. The notice and proxy statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the Company’s Irish Statutory Financial Statements for the year ended December 31, 2018, including related reports, are available at http://www.viewproxy.com/alkermes/2019. These materials are also available in the Investors section of the Company’s website, available at www.alkermes.com.

Registered in Ireland—No. 498284

Connaught House

1 Burlington Road

Dublin 4, Ireland

PROXY STATEMENT

FOR THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2019

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Use of the terms such as “us,” “we,” “our,” “Alkermes” or the “Company” in this proxy statement is meant to refer to Alkermes plc and its consolidated subsidiaries.

Why am I receiving these materials?

We are making this proxy statement available to you on or about April 5, 2019 on the Internet, or by delivering printed versions to you by mail, because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s 2019 Annual General Meeting of Shareholders (the “Annual Meeting”) on May 22, 2019. This proxy statement contains information about the items being voted on at the Annual Meeting and important information about Alkermes.

This proxy statement and the following documents relating to the Annual Meeting are available at http://www.viewproxy.com/alkermes/2019 and on the Investors section of our website, available at www.alkermes.com:

●	Our Notice Regarding Internet Availability of Proxy Materials (the “Notice”);
●	Our Annual Report on Form 10-K for the year ended December 31, 2018; and
●	Our Irish Statutory Financial Statements for the year ended December 31, 2018 and the reports of the Board and independent auditor and accounting firm thereon.

Who can vote at the Annual Meeting?

Only shareholders who are registered as shareholders of the Company as of the close of trading on the Nasdaq Global Select Market (“Nasdaq”) on March 21, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 156,882,423 ordinary shares issued and outstanding and entitled to be voted.

Each ordinary share that you own as of the Record Date entitles you to one vote on each matter to be voted upon at the Annual Meeting. We are making this proxy statement and other Annual Meeting materials available on the Internet or, upon request, sending printed versions of these materials on or about April 5, 2019 to all shareholders of record as of the Record Date.

How do proxies work?

Our Board is asking for your proxy authorizing us to vote your shares at the Annual Meeting in the manner you direct. You may abstain from voting on any matter. If you submit your proxy without specifying your voting instructions, we will vote your shares as follows:

●	Election of Directors. FOR the election of each of our three Class II director nominees;
●	Advisory Vote on Executive Compensation. FOR the non-binding, advisory vote to approve our executive compensation;
●

PricewaterhouseCoopers. FOR the non-binding ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent auditor and accounting firm of the Company and the binding authorization of the Audit and Risk Committee of the Board (the “Audit and Risk Committee”) to set the independent auditor and accounting firm’s remuneration;

●

Alkermes plc 2018 Stock Option and Incentive Plan, as amended. FOR the approval of the Alkermes plc 2018 Stock Option and Incentive Plan, as amended. Your approval will serve to increase the shares authorized for issuance thereunder; and

●	As to any other matter that may properly come before the meeting or any adjournment or postponement, in accordance with your named proxies’ best judgment.

Ordinary shares represented by valid proxies received in time for the Annual Meeting in the manner described below and not revoked before the Annual Meeting will be voted at the Annual Meeting. You can revoke your proxy and change your vote in the manner described below (under “Can I change my vote after submitting my proxy?”). If your shares are held through a bank, broker or other nominee, please follow the instructions that you were provided by such bank, broker or other nominee.

How do I vote?

It is important that your shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting in person.

Shareholders of record.    If, as of the Record Date, your ordinary shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, there are four ways to vote:

●

Telephone: By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded.

●	Internet: By going to the Internet website indicated on the Notice or proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.
●	Mail: By signing, dating and returning a printed proxy card (which will be forwarded to the Company’s registered address electronically).
●

In Person: By submitting a written ballot in person at the Annual Meeting. To obtain directions to attend the Annual Meeting, please contact our Investor Relations department at financial@alkermes.com. We will distribute ballots at the Annual Meeting to anyone who wishes to vote in person.

If you are a shareholder of record of Alkermes and you choose to submit your proxy by telephone by calling the toll-free number on your proxy card, your use of that telephone system and in particular the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014 (the “Companies Act”), of each of Iain M. Brown, James M. Frates and Thomas Riordan as your proxy to vote your shares on your behalf in accordance with your telephone instructions.

Shares held in a bank or brokerage account.    If your shares are held in a brokerage account in your broker’s name (this is called “street name”), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee.

What is the deadline for voting my shares if I do not vote in person at the Annual Meeting?

If you are a shareholder of record, you may vote by Internet or submit your proxy by telephone until 4:59 a.m., Irish Standard Time, on May 21, 2019 (11:59 p.m., United States Eastern Daylight Time, on May 20, 2019), or, if you elect to vote by mail, your signed and dated printed proxy card must be received by 4:59 a.m., Irish Standard Time, on May 21, 2019 (11:59 p.m., United States Eastern Daylight Time, on May 20, 2019).

If you are a beneficial owner of shares held through a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet, as permitted by the rules of the Securities and Exchange Commission (“SEC”). Accordingly, unless a shareholder has instructed us otherwise, we are mailing only the Notice to our shareholders, which Notice contains instructions on how to access the rest of our proxy materials on the Internet or to request printed versions by mail. In addition, you may request to receive, on an ongoing basis, future proxy materials in printed form, either by mail or electronically by email.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please submit your proxy by telephone or vote by Internet or sign, date and return a proxy card or voting instruction form for each account.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you owned as of the Record Date.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record.  If you are a shareholder of record and you:

●	indicate when voting by Internet or submitting your proxy by telephone that you wish to vote as recommended by our Board; or
●	if you sign and return a proxy card without giving specific voting instructions,

then the Company-designated proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and the proxy holders may determine in their discretion how to vote your shares in respect of any other matters properly presented for a vote at the Annual Meeting.

Shares held in a bank or brokerage account.  If your shares are held in a bank or brokerage account in your broker’s name and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. With respect to matters considered to be “routine” under applicable rules of the New York Stock Exchange (“NYSE Rules”), brokers, banks and other securities intermediaries that are subject to the NYSE Rules and who hold record ownership of company stock (including shares such as our ordinary shares) on behalf of beneficial owners, may use their discretion to vote “uninstructed” shares. With respect to matters considered to be “non-routine” under the NYSE Rules, such brokers, banks and other securities intermediaries may not use their discretion to vote “uninstructed” shares. Uninstructed shares that cannot be voted on “non-routine” matters result in what are commonly referred to as “broker non-votes.” Although our ordinary shares are listed on The Nasdaq Global Select Market, these NYSE Rules affect us since NYSE member-intermediaries who are subject to these NYSE Rules hold the vast majority of our ordinary shares that are held in “street name.” We believe that the only matter in this proxy statement that is considered “routine” under NYSE Rules is Proposal 3 (non-binding ratification of the appointment of PwC as our independent auditor and accounting firm and binding authorization for the Audit and Risk Committee to set the independent auditor and accounting firm’s remuneration) and that all of the other proposals are considered to be “non-routine” under NYSE Rules. Accordingly, if you do not return voting instructions to your broker, bank or other securities intermediary by its deadline, your broker, bank or other securities intermediary (1) will be entitled to vote your shares in its discretion on Proposal 3 and (2) will not be entitled to vote your shares on any of the other proposals, resulting in “broker non-votes” for such other proposals. If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other securities intermediary by the deadline provided in the materials you receive from your broker, bank or other securities intermediary. We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies by mail and through Internet access to our proxy materials. In addition to such cost, our directors, employees and third-party proxy solicitors may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the costs they incur in forwarding proxy materials to beneficial owners of our ordinary shares.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least one or more shareholders holding not less than a majority of the issued and outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were 156,882,423 ordinary shares issued and outstanding and entitled to vote. Thus, the holders of 78,441,212 ordinary shares must be present in person or represented by proxy at the Annual Meeting for a quorum to exist.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum present within one hour of the time appointed for the Annual Meeting, the Annual Meeting shall stand adjourned to June 5, 2019 at 12:00 p.m., Irish Standard Time at the offices of the Company located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, or such other time or place as the Board may decide.

What vote is required to approve each proposal?  How are abstentions and broker non-votes treated?

Election of Directors:  The affirmative vote of a majority of the votes cast with respect to each director nominee to serve as a Class II director for a three-year term is required for the election of each of David W. Anstice AO, Robert A. Breyer and Wendy L. Dixon, Ph.D. However, our articles of association (our “Articles of Association”) provide that if, at any annual general meeting of shareholders, the number of directors is reduced below the minimum prescribed by our Articles of Association due to the failure of any director nominee to receive a majority of the votes cast, then in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected (until the next annual general meeting of shareholders) in order to maintain such prescribed minimum number of directors. Abstentions and broker non-votes will have no effect on the election of the nominees because they are not considered as votes cast.

Advisory (Non-Binding) Vote on Executive Compensation:  This proposal is advisory and non-binding; as an ordinary resolution, approval of this proposal requires the affirmative vote of a majority of the votes cast. We value the opinions expressed by our shareholders in this advisory vote, and the Compensation Committee of the Board (the “Compensation Committee”), which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will not have any effect on the results of those deliberations.

Non-Binding ratification of PricewaterhouseCoopers LLP as our independent auditor and accounting firm and binding authorization to set such independent auditor and accounting firm’s remuneration: The affirmative vote of a majority of the votes cast is required for the approval of this proposal. The ratification component of this proposal asks for a non-binding, advisory vote, whereas the authorization component of this proposal is binding. Abstentions will have no effect on the outcome of this proposal because they are not considered as votes cast. As we believe that this proposal is considered to be “routine” under NYSE Rules, we do not expect any broker non-votes for this proposal.

Alkermes plc 2018 Stock Option and Incentive Plan, as amended:  The affirmative vote of a majority of the votes cast is required for the approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal because they are not considered as votes cast.

How will voting on any other business be conducted?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named as your proxy holders are entitled to vote on each such matter in accordance with their best judgment.

How are votes counted?

Votes will be counted by the inspector of election appointed by the Board for the Annual Meeting, who will separately count votes “For” and “Against,” abstentions, and if applicable, broker non-votes.

Can I change my vote after submitting my proxy?

Yes. If, as of the Record Date, your ordinary shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you may revoke your proxy by taking any of the following actions:

●

providing written notice of revocation to the Secretary of the Company (at Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attn.: Secretary, Annual Meeting) by any means, including by facsimile (+353 1 772‑8001), which notice must be received before the commencement of the Annual Meeting;

●

signing and delivering a proxy relating to the same shares and bearing a later date, that is received no later than 4:59 a.m., Irish Standard Time, on May 21, 2019 (11:59 p.m., United States Eastern Daylight Time, on May 20, 2019);

●

transmitting a subsequent vote over the Internet or submitting a subsequent proxy by telephone, but no later than 4:59 a.m., Irish Standard Time, on May 21, 2019 (11:59 p.m., United States Eastern Daylight Time, on May 20, 2019); or

●	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Please note that if your ordinary shares are held of record by a bank, broker or other nominee, you must contact the bank, broker or other nominee to revoke your proxy. If your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We plan to report final voting results in a Current Report on Form 8‑K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8‑K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, to file an additional Current Report on Form 8‑K to report the final results. You will be able to find a copy of this Current Report on Form 8‑K on the Internet electronic data system of the SEC, referred to as EDGAR, available at www.sec.gov or through the Investors section of our website, available at www.alkermes.com.

Important Notice Regarding the Internet and Electronic Availability of Proxy Materials for the Annual Meeting:

As permitted by the SEC, the Company is mailing the Notice to all shareholders of record. All shareholders will have the ability to access the proxy statement, the Irish Statutory Financial Statements, including related reports, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 15, 2019 (the “Annual Report”) at http://www.viewproxy.com/alkermes/2019 or to request a printed set of these materials at no charge. These materials are also available in the Investors section of our website, available at www.alkermes.com. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice.

In addition, any shareholder may request to receive future proxy materials in printed form, by mail or electronically by email, on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents and will reduce the impact of the Company’s annual general meetings of shareholders on the environment. A shareholder’s election to receive proxy materials by email will remain in effect until the shareholder terminates such election.

Note Regarding Trademarks

We are the owner of various United States (“U.S.”) federal trademark registrations (“®”) and other trademarks (“TM”) and service marks (“SM”), including ALKERMES®, ALKERMES INSPIRATION GRANTS®, ALKERMES PATHWAYS RESEARCH AWARDSSM, ARISTADA®, ARISTADA INITIO®, and VIVITROL®. Other trademarks, trade names and service marks appearing in this proxy statement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this this proxy statement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Note Regarding Product References

Except as otherwise suggested by the context, (a) references to “products” or “our products” in this proxy statement include our marketed products, marketed products using our proprietary technologies, our development candidates, and product candidates using our proprietary technologies and (b) references to the “biopharmaceutical industry” are used interchangeably with references to the “biotechnology” and/or “pharmaceutical industries.”

PROPOSAL 1

ELECTION OF DIRECTORS

(Ordinary resolutions)

Our Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), has nominated each of David W. Anstice AO, Robert A. Breyer and Wendy L. Dixon, Ph.D. for election as Class II directors to serve a three-year term expiring at the Company’s 2022 Annual General Meeting of Shareholders or until their respective successors are elected and shall qualify, unless they earlier resign or are removed. As described in detail below, our director nominees have considerable professional and business expertise. The recommendation of our Board is based on its carefully considered judgment that the experience, qualifications, attributes and skills of our director nominees qualify them to serve on our Board.

The persons named in the accompanying proxy intend to vote for the election of each of David W. Anstice AO, Robert A. Breyer and Wendy L. Dixon, Ph.D. as Class II directors to serve a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2022 or until their respective successors are elected and shall qualify, unless they earlier resign or are removed. The Board has been informed that the director nominees are willing to serve as directors, but if they should decline to serve or become unavailable for election at the Annual Meeting, an event which the Board does not anticipate, the persons named in the proxy will vote for such other director nominee or nominees as may be designated by the Board, unless the Board reduces the number of directors accordingly.

The nominees for election as Class II directors that receive a majority of the votes cast by shareholders (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) will be elected to serve on the Board. Abstentions and broker non-votes will have no effect on the election of the nominees because they are not considered as votes cast.

If, at any annual general meeting of shareholders, the number of directors is reduced below the minimum prescribed by our Articles of Association due to the failure of any director nominee to receive a majority of the votes cast, then, in those circumstances, the director nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each such director will remain a director (subject to the provisions of the Companies Act and our Articles of Association) only until the conclusion of the next annual general meeting of shareholders unless he or she is reelected at such time.

The Board unanimously recommends that you vote FOR the election of each of David W. Anstice AO, Robert A. Breyer and Wendy L. Dixon, Ph.D. to serve as Class II directors on our Board.

DIRECTORS AND EXECUTIVE OFFICERS

Our Board Structure

Our Board consists of three classes of directors with each director serving a staggered three-year term as follows:

Class I Directors Term Expires at the 2021 Annual General Meeting of Shareholders	Class II Directors Term Expires at this Annual General Meeting of Shareholders	Class III Directors Term Expires at the 2020 Annual General Meeting of Shareholders
Floyd E. Bloom, M.D.	David W. Anstice AO	Shane M. Cooke
Nancy L. Snyderman, M.D.	Robert A. Breyer	Paul J. Mitchell
Nancy J. Wysenski	Wendy L. Dixon, Ph.D.	Richard F. Pops*

*	Chairman of the Board

Directors and Executive Officers

The following table sets forth our directors and executive officers, their ages and the position held by each such person as of April 1, 2019. The following biographical descriptions set forth information regarding each director and executive officer, including business experience and, for directors, the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as our director. Information about the number of our ordinary shares beneficially owned by our directors and executive officers, directly and indirectly, appears elsewhere in this proxy statement under the heading “Ownership of the Company’s Ordinary Shares.” Unless otherwise indicated in the biographical information below, each of our executive officers is employed by our U.S. subsidiary, Alkermes, Inc.

Name	Age	Position
Mr. Iain M. Brown	50	Senior Vice President, Finance and Chief Accounting Officer
Mr. James M. Frates	51	Senior Vice President and Chief Financial Officer
Mr. David J. Gaffin	47	Senior Vice President, Chief Legal Officer and Chief Compliance Officer (**)
Dr. Craig C. Hopkinson	51	Senior Vice President, Medicines Development and Medical Affairs, and Chief Medical Officer
Mr. Michael J. Landine	65	Senior Vice President, Corporate Development and Chief Risk Officer
Mr. James A. Robinson	49	President and Chief Operating Officer
Mr. Richard F. Pops	57	Director, Chairman of the Board and Chief Executive Officer
Mr. David W. Anstice AO(3*)	70	Director
Dr. Floyd E. Bloom(1)	82	Director
Mr. Robert A. Breyer(1)(2)	75	Director
Mr. Shane M. Cooke	56	Director
Dr. Wendy L. Dixon(2*)	63	Director
Mr. Paul J. Mitchell(1*)(3)(4)	66	Director
Dr. Nancy L. Snyderman(2)	67	Director
Ms. Nancy J. Wysenski(3)	61	Director

(1)	Member, Audit and Risk Committee
(2)	Member, Nominating and Corporate Governance Committee
(3)	Member, Compensation Committee
(4)	Lead Independent Director
(*)	Committee Chairperson
(**)	Mr. Gaffin also serves as Secretary of the Company

Biographical Information

Mr. Iain M. Brown

Title: Senior Vice President, Finance and Chief Accounting Officer

Appointment to current positions: May 2016

Experience: Prior to assuming his current positions, Mr. Brown was our Chief Accounting Officer and Vice President, Finance, from May 2015 to May 2016. From September 16, 2011 to May 2015, Mr. Brown was our Vice President, Finance. From June 2006 to September 16, 2011, Mr. Brown served as Vice President, Finance of Alkermes, Inc. From March 2005 to June 2006, Mr. Brown served as Director of Finance of Alkermes, Inc. From July 2004 to March 2005, Mr. Brown served as Director of Financial Planning and Analysis of Alkermes, Inc. Mr. Brown joined Alkermes, Inc. in June 2003 as Associate Director of Financial Planning and Analysis. Prior to joining Alkermes, Inc., Mr. Brown was Vice President of Finance, North America at Serono, Inc.

Mr. James M. Frates

Title: Senior Vice President, Chief Financial Officer

Appointment to current positions: September 2011

Experience: In addition to his current positions, Mr. Frates served as Treasurer of Alkermes, Inc. from September 2011 to March 2019. Prior to assuming his current positions, from May 2007 to September 16, 2011, Mr. Frates served as Senior Vice President and Chief Financial Officer of Alkermes, Inc. From June 1998 to May 2007, Mr. Frates served as Vice President, Chief Financial Officer and Treasurer of Alkermes, Inc. From June 1996 to June 1998, he was employed at Robertson, Stephens & Company, most recently as a Vice President in Investment Banking. Prior to that time he was employed at Morgan Stanley & Co. Mr. Frates serves on the board of directors of Sage Therapeutics, a publicly traded biotechnology company. Mr. Frates served on the board of directors of GPC Biotech AG, a biotechnology company, from June 2004 to 2009, and was a national director of the Association of Bioscience Financial Officers from 2004 to 2009. Mr. Frates is also a Trustee of St. Paul’s School and The Roxbury Latin School.

Mr. David J. Gaffin

Title: Senior Vice President, Chief Legal Officer and Chief Compliance Officer. Mr. Gaffin also serves as Secretary of the Company.

Appointment to current positions: March 2018

Experience: Prior to assuming his current positions, Mr. Gaffin served as Senior Vice President and Chief Legal Officer of Alkermes, Inc. and Secretary of the Company from December 2017 to March 2018. Mr. Gaffin served as Senior Vice President and Chief Legal Officer of Alkermes, Inc. from May 2016 to December 2017. Mr. Gaffin served as Vice President, U.S. General Counsel of Alkermes, Inc., from January 2014 to May 2016. Mr. Gaffin served as Vice President, Deputy General Counsel of Alkermes, Inc. from October 2011 to January 2014. Mr. Gaffin served as Senior Director, Deputy General Counsel of Alkermes, Inc. from October 2009 to October 2011. Mr. Gaffin joined Alkermes, Inc. in 2005 as Director, Deputy General Counsel. Prior to joining the company, Mr. Gaffin held the role of Assistant General Counsel at Biogen Inc., where he provided legal counsel on product-related matters and negotiated collaboration and licensing transactions.

Dr. Craig C. Hopkinson

Title: Senior Vice President, Medicines Development and Medical Affairs, and Chief Medical Officer

Appointment to current positions: February 2018

Experience: Prior to assuming his current positions, Dr. Hopkinson was our Chief Medical Officer, and Senior Vice President of Clinical Development and Medical Affairs from May 2017 to February 2018. Prior to joining the Company, Dr. Hopkinson served as Senior Vice President of Clinical Development and Head of Global Medical Affairs at Vertex Pharmaceuticals from July 2014 until May 2017. Prior to that, Dr. Hopkinson held various executive management positions at Eisai Pharmaceuticals, including President Eisai Value Maximization Systems from January 2013 to July 2014 and President and Chief Medical Officer of the Frontier Product Creation Unit from October 2011 to December 2012. Dr. Hopkinson has extensive experience in research and development, medical affairs, and interactions with the U.S. Food and Drug Administration (the “FDA”).

Mr. Michael J. Landine

Title: Senior Vice President, Corporate Development and Chief Risk Officer

Appointment to current positions: March 2018

Experience: Prior to assuming his current positions, from September 2011 to March 2018, Mr. Landine served as Senior Vice President, Corporate Development of Alkermes, Inc. From May 2007 to September 16, 2011, Mr. Landine served as Senior Vice President, Corporate Development of Alkermes, Inc. From March 1999 until May 2007, Mr. Landine served as Vice President, Corporate Development of Alkermes, Inc. From March 1988 until June 1998, he was Chief Financial Officer and Treasurer of Alkermes, Inc. Mr. Landine is a member of the board of directors of Kopin Corporation, a publicly traded manufacturer of components for electronic products, and was a member of the board of directors of ECI Biotech, a privately held protein sensor company and GTC Biotherapeutics, Inc., a publicly traded biotechnology company. Mr. Landine was previously a Certified Public Accountant.

Mr. James A. Robinson

Title: President and Chief Operating Officer

Appointment to current positions: March 2018

Experience: Prior to assuming his current positions, Mr. Robinson served as President, Americas Operations for Astellas US LLC (“Astellas”), a U.S. affiliate of Astellas Pharma Inc., a pharmaceutical company headquartered in Japan, from April 2016 through February 2018, with responsibility for the company’s operations in North and South America and oversight of approximately 2,000 employees. From April 2013 until March 2016, Mr. Robinson served as President Astellas Pharma US, responsible for Astellas’ commercial organization in the United States. From June 2011 to April 2013, Mr. Robinson served as Senior Vice President, Sales and Marketing for Astellas, leading the U.S. organization responsible for sales, marketing, new product planning, market access and commercial operations. From 2005, when he joined Astellas, until May 2011, Mr. Robinson served as Vice President, Health Systems. Mr. Robinson is a member of the board of directors of each of Neos Therapeutics, Inc., a public pharmaceutical company, and Urovant Sciences, a public biopharmaceutical company, and previously served on the board of directors of the Pharmaceutical Research and Manufacturers of America (“PhRMA”) from 2013 to March 2018. Mr. Robinson received his BS degree in marketing from DePaul University.

Mr. Richard F. Pops

Title: Chairman of the Board of Directors and Chief Executive Officer (“CEO”)

Appointment to current positions: September 2011

Director since: September 2011. Director of Alkermes, Inc. from February 1991 to September 2011 (Chairman from April 2007 to September 2011)

Experience: Prior to assuming his current positions, Mr. Pops served as CEO of Alkermes, Inc. from February 1991 to April 2007 and as CEO and President from September 2009 until September 2011. Mr. Pops serves on the board of directors of Neurocrine Biosciences, Inc., Acceleron Pharma, Inc. and Epizyme Inc., all of which are publicly traded biotechnology companies. Mr. Pops also serves on the board of directors of the Biotechnology Innovation Organization (“BIO”), PhRMA and the National Health Council. He has previously served on the board of directors of two other publicly traded biopharmaceutical companies, Sirtris Pharmaceuticals from 2004 to 2008, and CombinatoRx, Incorporated from 2001 to 2009. Mr. Pops also served on the board of directors of Reliant Pharmaceuticals, a privately held pharmaceutical company purchased by GlaxoSmithKline in 2007, and on the advisory board of Polaris Venture Partners. He was a member of the Harvard Medical School Board of Fellows through June 2012. Mr. Pops is also on the advisory board for the Addiction Policy Forum.

Qualifications and Skills: Mr. Pops’ qualifications for our Board include his leadership experience, business judgment and industry knowledge. As a senior executive of Alkermes for over 25 years, he provides in-depth knowledge of our company derived from leading our day-to-day operations. His ongoing involvement as a board member of BIO, PhRMA, as well as his position on the advisory board for the Addiction Policy Forum, brings to the organization extensive knowledge of the current state of the pharmaceutical industry and the policy issues impacting healthcare today. As a Co-Chair of BIO’s Regulatory Environment Committee, and a member of its Health Section Governing Board, and as and a member of PhRMA’s FDA and Biomedical Research Committee, Mr. Pops is an influential industry leader on FDA regulatory policy issues, including the two most recent Prescription Drug User Fee Act reauthorizations. Mr. Pops has also played a leadership role in the industry in identifying pathways to allow the patient voice to be incorporated into the drug development and approval process, which is a fundamental principle on which we operate our business.

Mr. David W. Anstice AO

Title: Director

Director since: September 2011. Director of Alkermes, Inc. from October 2008 to September 2011.

Committee Memberships: Compensation Committee (Chairperson)

Experience: From 2006 until his retirement in 2008, Mr. Anstice served as Executive Vice President of Merck, with responsibility for enterprise strategy and implementation. During two separate parts of this period he was acting President, Global Human Health and President of Merck’s business in Japan. From 2003 to 2006, Mr. Anstice served as President of Merck, with responsibility for Merck’s Asia Pacific businesses. In his 34 years with Merck, he held a variety of positions including President, U.S. Human Health; President, Human Health, the Americas; President, U.S./Canada; and President, Human Health, Europe. He reported to the Merck CEO from 1994 until his retirement in 2008. Mr. Anstice is currently a director of the non-public company NeuClone Pharmaceuticals Ltd., a cell line production company. Mr. Anstice formerly served as a non-executive director of CSL Limited, a global biopharmaceutical company, from September 2008 until October 2018. Mr. Anstice is also Chairman and President of the board for the University of Sydney USA Foundation, director and Deputy Chair of the U.S. Studies Centre at the University of Sydney, Australia, a member of the U.S. Advisory Council of the American Australian Association in New York, and an Adjunct Professor at the University of Sydney Business School.

Qualifications and Skills: Mr. Anstice’s lengthy service with Merck, in combination with the breadth of his responsibilities while at Merck, provides us with experience in, and knowledge of, the global research-based pharmaceutical industry. Mr. Anstice’s prior leadership positions in industry organizations, including as a board and executive committee member of BIO for approximately ten years and as Chairman of the National Pharmaceutical Council in 1997, augment his pharmaceutical management, organizational expertise and industry knowledge with knowledge of public policy issues involving pharmaceutical care. Mr. Anstice also has expertise in the areas of strategic planning, risk management and corporate governance.

Dr. Floyd E. Bloom

Title: Director

Director since: September 2011. Director of Alkermes, Inc. from 1987 to September 2011.

Committee Memberships: Audit and Risk Committee

Experience: Dr. Bloom was a founder of Alkermes, Inc. and has been active in neuropharmacology for more than 35 years, holding positions at Yale University, the National Institute of Mental Health, The Salk Institute, and The Scripps Research Institute. From 1983 to February 2005, Dr. Bloom was the Chairman of the Neuropharmacology Department at The Scripps Research Institute and is now Professor Emeritus. Dr. Bloom served as Editor-in-Chief of Science from 1995 to May 2000. He is a member of the National Academies of Sciences, Engineering, and Medicine, the Royal Swedish Academy of Science and the American Philosophical Society. He is an Emeritus Trustee for the Board of Trustees at Washington University in St. Louis. Dr. Bloom is a director of AgeneBio, Inc. a privately held biopharmaceutical company. Dr. Bloom also serves on the Scientific Advisory Boards of aTyr Pharma, a privately held pharmaceutical company, RiverVest, a private venture partnership focusing on life sciences, and Interpreta Inc., a privately held analytics service company, and as chairman of the Scientific Board for ModGene Pharma LLC, a privately held research and development company. Dr. Bloom served as a member of the board of directors of Elan from 2007 to 2009.

Qualifications and Skills: Dr. Bloom is a distinguished scientist and long-standing member of various scientific societies, including the National Academy of Sciences. His scientific knowledge makes him a resource to our research and development and commercial teams and a reference point for other directors. Dr. Bloom’s service on other company boards provides experience relevant to good corporate governance practices. As a founder of Alkermes, Inc., Dr. Bloom brings a historical perspective to the Board.

Mr. Robert A. Breyer

Title: Director

Director since: September 2011. Director of Alkermes, Inc. from July 1994 to September 2011.

Committee Memberships: Audit and Risk Committee, Nominating and Corporate Governance Committee

Experience: Mr. Breyer served as the President of Alkermes, Inc. from July 1994 until his retirement in December 2001 and Chief Operating Officer from July 1994 to February 2001. Prior to that time, Mr. Breyer was an executive and held various positions in the global pharmaceutical and medical device industries, including general manager of Eli Lilly Benelux S.A and Eli Lilly Italia S.p.A. Mr. Breyer also served on the board of directors of Lentigen, Inc., a privately held, diversified biology company from 2007 to 2009.

Qualifications and Skills: Mr. Breyer’s experience as an executive in the global pharmaceutical and medical device industries provides management and operational skills to our Board. Mr. Breyer has experience with managing the overall financial performance of pharmaceutical and medical device units and in pharmaceutical manufacturing and sales and marketing operations in multiple locations in the U.S. and Europe. As a former executive at Alkermes, Inc., Mr. Breyer also has first-hand knowledge of our technology, manufacturing operations, research and development and management team.

Mr. Shane M. Cooke

Title: Director

Director since: March 2018.

Committee Memberships: None

Experience: Mr. Cooke served as President of the Company and of Alkermes Pharma Ireland Limited (“APIL”), a wholly-owned subsidiary of the Company, from September 2011 until his retirement in March 2018. He became a director of the Company upon his retirement. Mr. Cooke has been Chairman of the Board of APIL since September 2011. From May 2007 to September 16, 2011, Mr. Cooke was Executive Vice President of Elan Corporation, plc (“Elan”) and Head of Elan Drug Technologies. Mr. Cooke served as the Chief Financial Officer of Elan from July 2001, when he joined Elan, until May 2011. From May 2005 to September 16, 2011, Mr. Cooke served as a director of Elan. Prior to joining Elan, Mr. Cooke was Chief Executive of Pembroke Capital Limited, an aviation leasing company, and prior to that, held a number of senior positions in finance in the banking and aviation industries. He is a chartered accountant. He is currently on the board of directors of Prothena Biosciences and Prothena Therapeutics, both subsidiaries of publicly traded Prothena Corporation plc, as well as Endo International plc and UDG Healthcare plc, each a publicly traded company.

Qualifications and Skills: Mr. Cooke is an Irish citizen, resident in Ireland. His depth of experience in managing Irish corporate entities and his extensive network within the Irish business and finance community, as well as his familiarity with Irish policy and regulation, are highly beneficial to the Company, as an Irish incorporated entity. Combined with Mr. Cooke’s global experience in the pharmaceutical industry, he brings a unique skill set to our Board. Mr. Cooke also has significant experience in business development transactional activities. Mr. Cooke’s substantial experience as an executive in the biopharmaceutical industry, including serving as a chief financial officer and as a president of publicly traded companies, brings strategic leadership attributes and expertise in operations, finance, and commercial management to our Board.

Dr. Wendy L. Dixon

Title: Director

Director since: September 2011. Director of Alkermes, Inc. from January 2011 to September 2011.

Committee Memberships: Nominating and Corporate Governance Committee (Chairperson)

Experience: Dr. Dixon has extensive experience in the pharmaceutical and biotechnology industries, combining a technical background with experience in drug development, regulatory affairs and marketing. She directed the launches and growth of more than 20 pharmaceutical products. From 2001 to 2009 she was Chief Marketing Officer and President, Global Marketing for Bristol-Myers Squibb where she served on the Executive Committee. From 1996 to 2001 she was Senior Vice President, Marketing at Merck, and prior to that, she held executive management positions at West Pharmaceuticals, Osteotech and Centocor and various positions at SmithKline and French (now GlaxoSmithKline) in marketing, regulatory affairs, project management and as a biochemist. Dr. Dixon is on the board of directors of Incyte Corporation, bluebird bio, Sesen Bio, Inc. (formerly Eleven Biotherapeutics, Inc.) and Voyager Therapeutics, all publicly traded biotechnology or pharmaceutical companies, and was formerly on the board of Ardea Biosciences, Dentsply International, Edimer Pharmaceuticals, Furiex Pharmaceuticals and Orexigen Therapeutics. She is an advisor to the Mellon Group, a member of the Longitude Capital Industry Advisory Board and is the principal of Great Meadow Consultancy. She was a Senior Advisor to The Monitor Group, now Deloitte, from 2010 to 2012. She also serves on the board of Special Equestrians, a non-profit.

Qualifications and Skills: Dr. Dixon brings a depth of experience in the marketing of pharmaceutical products across a broad variety of disease states and on a global basis to our Board. Dr. Dixon has a strong technical background and direct experience in product development and regulatory affairs, and has successfully built and grown commercial organizations in the United States and Europe, each of which provide valuable insight to our Board regarding the development and commercialization of pharmaceutical products. Dr. Dixon’s additional qualifications include her deep industry knowledge and her reputation as a strategic thinker with a focus on execution, as well as the ability to provide direction regarding improvements to the interface between research and development and marketing. Dr. Dixon’s service on other company boards provides experience relevant to good corporate governance practices.

Mr. Paul J. Mitchell

Title: Director

Director since: September 2011. Lead independent director since August 2012. Director of Alkermes, Inc. from April 2003 to September 2011.

Committee Memberships: Audit and Risk Committee (Chairperson), Compensation Committee

Experience: Mr. Mitchell served as the Chief Financial Officer and Treasurer of Kenet, Inc. from April 2002 until January 2009. Prior to joining Kenet, Mr. Mitchell was the Chief Financial Officer and Treasurer of Kopin Corporation (“Kopin”) from April 1985 through September 1998. From September 1998 through June 2001, Mr. Mitchell served in a consulting role at Kopin as Director of Strategic Planning. Prior to joining Kopin, Mr. Mitchell worked for the international accounting firm of Touche Ross & Co. from 1975 to 1984. Mr. Mitchell is President of Mitchell Financial Group and a member of the board of directors of several private companies, including Informatics in Context, Inc. and Cedar Marine Propulsion Inc. and nonprofit organizations. Mr. Mitchell was previously a Certified Public Accountant.

Qualifications and Skills: Mr. Mitchell’s background as the Chief Financial Officer of several companies, including a publicly traded company, and as a former Certified Public Accountant, provides expertise to our Board in the areas of financial reporting, treasury, financing issues, executive compensation and compliance with securities obligations. His business judgment is relied upon by our Board when contemplating a variety of organizational and strategic issues.

Dr. Nancy L. Snyderman

Title: Director

Director since: May 2016.

Committee Memberships: Nominating and Corporate Governance Committee

Experience: Dr. Snyderman is a board-certified otolaryngologist and is currently a consulting professor at Stanford University Center for Innovation in Global Health. She served as Chief Medical Editor at NBC News from 2006 until 2015 and was a clinical professor of otolaryngology at the University of Pennsylvania from August 2003 to December 2015. From January 2003 to September 2006, Dr. Snyderman was Senior Vice President Corporate Communications at Johnson & Johnson, a publicly traded pharmaceutical company. She practiced as an otolaryngologist at California Pacific Medical Center from July 1994 to June 2003, and acted as Medical Editor for ABC News from 1987 until May 2003. Dr. Snyderman is a fellow in the American College of Surgeons. She currently serves on the board of directors of the Fair Food Network and the Albright Institute at Wellesley College. During Dr. Snyderman’s tenure as a medical journalist at NBC and ABC, she has received Emmy Awards, Edward R. Murrow Awards, a Columbia University DuPont Award, and a Gracie Award for her reporting. Dr. Snyderman attended medical school at the University of Nebraska and completed residencies in pediatrics and otolaryngology at the University of Pittsburgh.

Qualifications and Skills: Dr. Snyderman’s experiences as a veteran healthcare journalist, a practicing physician, and an executive at a pharmaceutical company, as well as her roles in academia and as advisor to policy organizations, make her uniquely qualified for the Board. The Board benefits from her expert insight into the intersection of healthcare policy, public relations, and journalism from the perspective of both a practitioner and an academic.

Ms. Nancy J. Wysenski

Title: Director

Director since: May 2013.

Committee Memberships: Compensation Committee

Experience: From December 2009 through June 2012, Ms. Wysenski served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals Incorporated, a publicly traded pharmaceutical company. Prior to joining Vertex, Ms. Wysenski held the position of Chief Operating Officer of Endo Pharmaceuticals, a specialty pharmaceutical company, where she led sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Prior to her role at Endo, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including the role of President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. From 1984 to 1998, Ms. Wysenski held several sales-focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc. Ms. Wysenski serves as a member of the board of directors of Tetraphase Pharmaceuticals and Dova Pharmaceuticals Inc., each a publicly traded pharmaceutical company. Ms. Wysenski formerly served as a director for Reata Pharmaceuticals, Inc. and Inovio Pharmaceuticals, Inc. She is a founder of the Research Triangle Park chapter of the Healthcare Business Women’s Association and served on the Nominating Committee and National Advisory Board of the Healthcare Businesswomen’s Association.

Qualifications and Skills: Ms. Wysenski is a proven leader who brings to our Board extensive experience building and leading life sciences companies. Ms. Wysenski’s background includes executive management roles with responsibility over key operational and product commercialization functions, including substantial direct experience in sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Her experience, leadership skills and knowledge of the life sciences industry provide valuable insight to our Board with respect to the launch and commercialization of pharmaceutical products.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Composition

Our Board is comprised of nine members. Our Board has determined that each director serving on our Board, with the exception of Shane M. Cooke and Richard F. Pops, is an independent director as defined by Nasdaq rules. The composition and functioning of our Board and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

In accordance with our Articles of Association, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of shareholders, the successors to directors whose terms then expire will be elected to serve three-year terms. Our directors are divided among the three classes as follows:

●	the Class I directors are Floyd E. Bloom, M.D., Nancy L. Snyderman, M.D. and Nancy J. Wysenski, and their terms will expire at the Company’s Annual General Meeting of Shareholders to be held in 2021;
●	the Class II directors are David W. Anstice AO, Robert A. Breyer and Wendy L. Dixon, Ph.D., and their terms will expire at this Annual Meeting; and
●	the Class III directors are Shane M. Cooke, Paul J. Mitchell and Richard F. Pops, and their terms will expire at the Company’s Annual General Meeting of Shareholders to be held in 2020.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

Independence of Members of the Board of Directors

The Company defines an “independent” director in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder and the applicable rules of Nasdaq. Because it is not possible to anticipate or explicitly provide for all potential situations that may affect independence, the Board periodically reviews each director’s status as an independent director and whether any independent director has any other relationship with the Company that, in the judgment of the Board, would interfere with the director’s exercise of independent judgment in carrying out such director’s responsibilities as a director. The Board annually makes a determination as to whether each director is “independent” under the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq. To assist in making its determination, the Board solicits information from each of the Company’s directors regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a debt relationship with the Company or received personal benefits outside the scope of such person’s normal compensation.

Based on the information provided by each of the Company’s directors, the Board has determined that each of David W. Anstice AO, Floyd E. Bloom, M.D., Robert A. Breyer, Wendy L. Dixon, Ph.D., Paul J. Mitchell, Nancy L. Snyderman, M.D. and Nancy J. Wysenski is independent within the meaning of the Company’s director independence standards and the director independence standards of the Exchange Act and Nasdaq. Furthermore, the Board has determined that each member of each committee of the Board is independent within the meaning of the director independence standards of the Company, the Exchange Act and Nasdaq.

Executive Sessions of Independent Directors

The Board’s policy is to hold meetings of the independent directors following each regularly scheduled in-person Board meeting. Independent director sessions do not include any employee directors or any other directors not deemed independent by the Board, and were held following each regularly scheduled in-person Board meeting during 2018.

Board Leadership Structure

The Board appointed Mr. Pops as Chairman of our Board and as our CEO. In determining that Mr. Pops serve in this combined role, the Board considered Mr. Pops’ ability to provide effective, consistent and continuous leadership to both our Board and our Company, his ability to align the strategic objectives of both management and the Board, his extensive knowledge of our operations and the industry and markets in which we compete and his ability to promote communication and synchronize activities between our Board and our senior management.

To facilitate effective independent oversight, the Board has adopted a Charter of the Lead Independent Director which requires that members of the Board elect a non-management director to serve in a lead capacity, known as the Lead Independent Director, if the Chairman of the Board and CEO of the Company are the same person. The Board annually elects an independent director to serve as the Lead Independent Director, and Mr. Mitchell has served as our Lead Independent Director since August 2012. The duties of the Lead Independent Director include:

●	presiding at all meetings of the Board at which the Chairman of the Board is not present, including all executive sessions of the independent directors;
●

reviewing and approving matters, such as agenda items and meeting schedules, to assure there is sufficient time for discussion of all agenda items, and, where appropriate, the quality, quantity and timeliness of information provided to other Board members;

●	serving as the principal liaison between the Chairman of the Board and the independent directors;
●	facilitating the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;
●

calling meetings of the independent directors of the Board and ensuring that the independent directors of the Board have adequate resources to support their decision-making and effectively and responsibly perform their duties, and adequate opportunities to discuss issues in meetings without management present; and

●	ensuring availability, when appropriate and if requested by shareholders, for consultation and direct communication.

A current copy of our Charter of the Lead Independent Director is available on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

In addition, the Board delegates substantial responsibilities to its three standing committees, each of which is comprised solely of independent directors and led by an independent chair. These committees are discussed in detail below under the heading “The Board of Directors and its Committees.”

The Board believes that its current leadership structure provides an efficient and effective balance between management and independent leadership and the Company believes that this Board leadership structure is the most appropriate structure for the Company as of the date of this proxy statement.

Policies Governing Director Nominations

Director Qualifications and Consideration of Diversity

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

●	directors must be of high ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics applicable to all directors, officers and employees;
●	directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

●	directors must have the ability to exercise sound business judgment; and
●	directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience.

Although the Company does not have a formal diversity policy, the Company and the Nominating and Corporate Governance Committee endeavor to have a Board representing diverse viewpoints with broad experience in areas important to the operation of the Company such as business, science, medicine and finance and accounting. In this context, the Nominating and Corporate Governance Committee, in addition to the minimum qualifications set forth above, also considers a variety of attributes in selecting nominees to the Board, such as:

●	an understanding of, and experience in, the biotechnology and pharmaceutical industries;
●	an understanding of, and experience in, accounting oversight and governance, finance and marketing;
●	leadership experience with public companies or other significant organizations;
●	international experience; and
●	diversity of age, gender, culture and professional background.

These factors and others are considered useful by the Board and are reviewed in the context of an assessment of the perceived needs of the Board at particular points in time.

Board members are expected to prepare for, attend and participate in all Board meetings, meetings of Board committees on which they serve and the Company’s annual general meetings of shareholders. Board member attendance rates at these meetings are taken into account by the Nominating and Corporate Governance Committee and the Board when assessing whether directors should be renominated as director candidates upon the expiry of their respective terms. In addition, directors are expected to stay abreast of the Company’s business and markets. The Company’s Chief Legal Officer and Chief Financial Officer are responsible for assuring the orientation of new directors, and for periodically providing materials to, or briefing sessions for, all directors on subjects that would assist them in discharging their duties. The Nominating and Corporate Governance Committee regularly reviews other potential educational topics for the Board and provides its recommendation to the Board as to whether other educational measures are appropriate. The Company provides opportunities for directors to visit Company facilities in order to provide greater understanding of the Company’s business and operations. The Nominating and Corporate Governance Committee facilitates the annual Board and Board committee evaluations. The Board performs an annual self-evaluation, including individual director self-assessments, and each Board committee performs an annual self-evaluation to regularly assess the committee’s and each of its member’s effectiveness and each of its member’s contributions to the committee. Such assessments consider, in the case of the Board and each Board committee, its respective charter and/or governing document(s), and, in the case of each individual director, the applicable position description(s), as well as the competencies and skills such individual director is expected to bring to the Board or to the relevant Board committee.

Each Board member is expected to ensure that his or her other existing and planned future commitments do not materially interfere with such member’s service as a director. Unless otherwise agreed to by the Nominating and Corporate Governance Committee, Board members should not hold more than six directorships (including such member’s seat on the Company’s Board), excluding directorships of not-for-profit organizations, trade organizations and related organizations. These other commitments are also considered by the Nominating and Corporate Governance Committee and the Board when reviewing Board candidates. Directors are expected to report changes in their primary business or professional association, including retirement, to the Chairman of the Board and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, will consider any effects these changes may have on the effectiveness of the director’s contribution to the work of the Board or any Board committee.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting its own members to stand for election. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. Based on the results of this evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board. The Board retains the ultimate authority to nominate a director candidate for election by the shareholders or to fill any vacancy that may occur. The Nominating and Corporate Governance Committee also recommends candidates for appointment by the Board to each committee of the Board.

Procedure for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareholders of the Company. Shareholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, shall follow the procedures set forth below.

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day, nor earlier than the close of business on the 180th day, prior to the first anniversary of the date that the proxy statement was released to shareholders in connection with the Company’s preceding year’s annual general meeting of shareholders.

Such recommendation for nomination must be in writing and include the following:

●

all information relating to the individual recommended for consideration as a director nominee that would be required to be disclosed in solicitations of proxies for the election of directors, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto (including the director nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected);

●	name and address of the individual recommended for consideration as a director nominee;
●	the principal occupation of the individual recommended for consideration as a director nominee;
●	as to the shareholder making the recommendation:
o	name and address of such shareholder, as such may appear on the Company’s Register of Members;
o	the class and number of shares that are owned beneficially and/or of record by such shareholder;
o	a representation that such shareholder is a registered holder of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;
o

a statement as to whether such shareholder intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee and/or (ii) to otherwise solicit proxies from shareholders in support of such nomination;

o	the total number of shares that will be voted for the individual recommended for consideration as a director nominee by such shareholder; and
o	a written statement from such shareholder stating why such director nominee would be able to fulfill the duties of a director.

The Nominating and Corporate Governance Committee may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company, including such evidence as may be satisfactory to the Nominating and Corporate Governance Committee that such nominee has no interests that would limit such nominee’s ability to fulfill his or her duties as a director. If the shareholder making such director nomination does not appear, either directly or through a qualified representative, at the annual general meeting of shareholders, then such nomination shall be disregarded. Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

By mail (including courier or expedited delivery service to):

Alkermes plc

Connaught House

1 Burlington Road

Dublin 4, Ireland

Attn: Secretary of Alkermes plc

By facsimile to:

+ 353 1 772-8001

Attn: Secretary of Alkermes plc

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered by the Nominating and Corporate Governance Committee to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and any votes cast for such disregarded nominee shall not be counted.

Composition and Responsibilities of the Board

The Company’s business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the CEO and other officers of the Company, by reviewing materials provided to them, by visiting the Company’s locations and by participating in meetings of the Board and its committees and the Company’s annual general meeting of shareholders.

Size of the Board

The Board has been given the authority under the Company’s Articles of Association to set the size of the Board. The Board has set the Board size at nine directors and the Board currently consists of nine directors. The Board periodically reviews the appropriate size of the Board and, in accordance with the Company’s Articles of Association, this number may be adjusted from time to time by the Board.

Director Compensation

It is the general policy of the Board that director compensation should be a mix of cash and equity-based compensation. Full-time employee directors do not receive additional compensation for Board membership over and above their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the Company if the receipt of such fees would result in disqualifying the director as an “independent” director in accordance with the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq. To the extent practicable or required by applicable rule or regulation, independent directors who are affiliated with the Company’s service providers or partners or collaborators will undertake to ensure that their compensation from such providers or partners or collaborators does not include amounts connected to payments by the Company. The Compensation Committee periodically reviews director compensation in consultation with its independent compensation consultant and evaluates comparable market data for director compensation. Based on this review and evaluation, the Compensation Committee makes recommendations regarding director compensation to the Board. The Board retains the ultimate authority to determine the form and amount of director compensation. For additional information regarding director compensation, see the discussion under the heading “Director Compensation” below.

Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of our management and our Board oversees and reviews various aspects of the Company’s risk management efforts. The Board executes its oversight responsibility for the Company’s risk management directly and through its Board committees, as set forth below:

●

Each year, the Board holds a meeting with the Chairman of the Board and CEO to discuss and review the Company’s mid- to long-term operating plans and overall corporate strategy, including a discussion of key risks to such plans and strategy and ways to mitigate such risks. The involvement of the Board in reviewing, and providing feedback on, the Company’s business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. In addition, on an informal basis and as part of the regularly scheduled Board meetings, the Board discusses and provides feedback regarding the strategic direction and the issues and opportunities facing the Company in light of trends and developments in the industry and the general business environment. In addition, the Company’s Chief Risk Officer, or his designee, provides an annual overview to the Board of the results of the Company’s annual enterprise risk management assessment, which is discussed in greater detail annually by the Audit and Risk Committee, as described below.

●

The Audit and Risk Committee is responsible for overseeing the Company’s financial, accounting and enterprise risk management programs and policies, as set forth in its charter. As part of fulfilling these responsibilities, the Audit and Risk Committee meets regularly with PwC, our independent auditor and accounting firm, and members of management and other Company employees, including our Chief Financial Officer and members of our legal and financial compliance departments, to assess the integrity of our financial reporting processes, internal controls and actions taken to monitor and control risks related to such matters. The Audit and Risk Committee also regularly meets with PwC in executive session, without management present. The Board and the Audit and Risk Committee receive regular assessments from management as to our policies and internal procedures designed to promote compliance with laws and regulations affecting our business and the results of our internal auditing and monitoring practices in this regard. In addition, the Audit and Risk Committee engages in a regular review of our enterprise risk management process and discusses, on an as-needed basis, any risks identified by such process or otherwise identified, including an evaluation of any such risks and mitigation activities put in place in reference thereto. On an ongoing basis, members of the Audit and Risk Committee have direct access to our Chief Risk Officer, who is responsible for our enterprise risk management process.

●

The Compensation Committee is responsible for reviewing and evaluating risks related to our compensation programs, policies and practices. For additional discussion of the Company’s efforts to manage compensation-related risks, see the discussion under the heading “Risk Assessment Concerning Compensation Practices and Policies” below.

●

The Nominating and Corporate Governance Committee is responsible for reviewing our governance practices, policies and programs, including director and management succession planning, recruiting and other areas that may impact our risk profile from a governance perspective.

●

The Board has adopted a Compliance Policy Statement, pursuant to Section 225 of the Companies Act. On an annual basis, our directors will review the Company’s arrangements and structures intended to secure material compliance with the Company’s relevant obligations under applicable Irish corporate and tax laws.

In performing their risk oversight functions, each Board committee has full access to management, including our Chief Risk Officer, as well as the ability to engage outside advisors.

Succession Plan

The Chairman of the Board reviews succession planning and management development annually with the Board or a subset of directors designated by the Board.

Scheduling and Selection of Agenda Items for Board Meetings

In-person Board meetings are scheduled in advance at least four times a year. Furthermore, additional Board meetings may be called upon appropriate notice at any time to address specific needs of the Company. Each director may propose the inclusion of items on the agenda, request the presence of, or a report by, any member of the Company’s management, or at any Board meeting raise subjects that are not on the agenda for that meeting. The Lead Independent Director approves the agenda in advance of each Board meeting. The Board may also take action from time to time by unanimous written consent.

The meetings of the Board are typically held at the Company’s headquarters in Dublin, Ireland, but occasionally meetings may be held at other locations at the discretion of the Board.

Board Committees

The Board currently has three standing committees: Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee. There will, from time to time, be occasions on which the Board may form a new committee or disband a current committee depending upon the circumstances. The Audit and Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee are each composed entirely of independent directors.

Each standing committee of the Board has a written charter, approved by the Board, which describes the committee’s general authority and responsibilities. A current copy of each charter is available on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com. Each standing committee of the Board undertakes an annual review of its charter and works with the Board to make such revisions as it and the Board consider appropriate.

Each committee of the Board has the authority to engage outside experts, advisors and counsel, or to establish subcommittees, in each case to the extent it considers appropriate to assist the committee in its work.

Assignment of Committee Members

The Board is responsible for the appointment of standing committee members. The Nominating and Corporate Governance Committee recommends candidates to the Board for appointment to the Board’s standing committees, as well as for the chairs of such committees.

Frequency and Length of Committee Meetings and Committee Agenda

The chair of each Board committee, in consultation with the Chairman of the Board and appropriate members of management, will determine the frequency and length of each committee meeting and develop the committee’s agenda for each meeting. The agendas and meeting minutes of the Board committees are available to the full Board, and other Board members are welcome to attend Board committee meetings, except that non-independent directors are not permitted to attend the executive sessions of any Board committee.

Each Board committee regularly reports to the Board concerning such committee’s activities.

Policies Governing Security Holder Communications with the Board

The Board provides to every security holder the ability to communicate with the Board as a whole, and with individual directors on the Board, through an established process for security holder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board as a whole, security holders may send such communications to the attention of the Chairman of the Board through one of the two methods listed below:

By mail (including courier or expedited delivery service) to:

Alkermes plc

Connaught House

1 Burlington Road

Dublin 4, Ireland

Attn: Chairman of the Board of Directors

By facsimile at:

+ 353 1 772-8001

Attn: Chairman of the Board of Directors

For security holder communications directed to an individual director in his or her capacity as a member of the Board, security holders may send such communications to the attention of the individual director through one of the two methods listed below:

By mail (including courier or expedited delivery service) to:

Alkermes plc

Connaught House

1 Burlington Road

Dublin 4, Ireland

Attn: [Name of Individual Director]

By facsimile at:

+ 353 1 772-8001

Attn: [Name of Individual Director]

The Company will forward any such security holder communications to the Chairman of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed. The Company will forward such communication by certified mail to an address specified by the applicable director and/or the Chairman of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual General Meetings of Shareholders

The Board has a policy that all directors and all nominees for election as directors attend the Company’s annual general meetings of shareholders in person. All directors attended the Company’s 2018 Annual General Meeting of Shareholders.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics, a “code of ethics” (as defined by the regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) that applies to all of the Company’s directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that also meets the requirements of a “code of conduct” (as defined by the rules of Nasdaq) applicable to all of the Company’s officers, directors and employees. A current copy of this Code of Business Conduct and Ethics is available on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements, on our website. A copy of our Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon request directed to: Alkermes plc, Attention: Investor Relations, Connaught House, 1 Burlington Road, Dublin 4, Ireland.

Members of the Board shall act at all times in accordance with the requirements of the Company’s Code of Business Conduct and Ethics, which shall be applicable to each director in connection with his or her activities relating to the Company. This obligation shall at all times include, without limitation, adherence to the Company’s policies with respect to conflicts of interest, confidentiality, protection of the Company’s assets, interactions with government officials and healthcare professionals, ethical conduct in business dealings and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Business Conduct and Ethics shall be subject to the approval of the Board.

For more corporate governance information, please see the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board held five meetings during 2018. Each of the Company’s directors attended at least 75% of the aggregate of all meetings of the Board and the committee(s) on which such director served during 2018. The standing committees of the Board are the Audit and Risk Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

Audit and Risk Committee

The Audit and Risk Committee consists of Paul J. Mitchell, Floyd E. Bloom, M.D. and Robert A. Breyer, each of whom is independent as defined by Rule 5605(a)(2) and as required under Rule 5605(c)(2) of Nasdaq’s listing standards, as well as under the applicable requirements of the Exchange Act. Mr. Mitchell is the chair of the Audit and Risk Committee. In compliance with the Sarbanes-Oxley Act of 2002, the Board has determined, based on available facts and circumstances, that Mr. Mitchell and Mr. Breyer are “audit committee financial experts” as defined by the SEC. The Audit and Risk Committee held five meetings during 2018.

The Audit and Risk Committee operates under a written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com. Under the terms of its current charter, the Audit and Risk Committee’s responsibilities include: (1) appointing, compensating and retaining our independent auditor and accounting firm; (2) overseeing the work performed by our independent auditor and accounting firm; (3) assisting the Board in fulfilling its responsibilities by: (i) reviewing the financial reports we provide to the SEC, our shareholders or to the general public, (ii) reviewing our internal financial and accounting controls and (iii) reviewing all related-party transactions; (4) overseeing the procedures of the Company designed to improve the quality and reliability of the disclosure of our financial condition and results of operations; (5) assessing and providing oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, compliance and external risks inherent to our business; and (6) reviewing procedures of the Company designed to facilitate: (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit and Risk Committee will engage and determine compensation for advisers as necessary, direct the distribution of funding provided by the Company, and serve as the Qualified Legal Compliance Committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder. The Audit and Risk Committee will evaluate the performance of the independent accounting firm, ensure regular rotation of the audit partners from the independent accounting firm and consider the discharge of the independent auditor and accounting firm when circumstances warrant. Additionally, the Audit and Risk Committee is responsible for review and approval, in advance, of any and all audit and non-audit services to be performed by our independent auditor and accounting firm. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit and Risk Committee. All services provided by PwC during 2018 were pre-approved by the Audit and Risk Committee.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Wendy L. Dixon, Ph.D., Robert A. Breyer and Nancy Snyderman, M.D., each of whom is independent as defined in Rule 5605(a)(2) of the Nasdaq listing standards. Dr. Dixon is the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held five meetings during 2018.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com. Under the terms of its current charter, the Nominating and Corporate Governance Committee’s responsibilities include: (1) identifying individuals qualified to become members of the Board and recommending that the Board select the director nominees for election by our shareholders; (2) periodically reviewing our Code of Business Conduct and Ethics applicable to all directors, officers and employees and our Share Ownership and Holding Guidelines; (3) monitoring compliance with our Code of Business Conduct and Ethics and our Share Ownership and Holding Guidelines; (4) periodically reviewing our Corporate Governance Guidelines and related matters; (5) facilitating the annual evaluation of the Board and its committees; and (6) reviewing all shareholder proposals submitted to the Company and recommending appropriate action to the Board.

Compensation Committee

The members of the Compensation Committee are David W. Anstice AO, Paul J. Mitchell and Nancy J. Wysenski, each of whom is independent as defined in Rule 5605(a)(2) of the Nasdaq listing standards. Mr. Anstice is the chair of the Compensation Committee. The Compensation Committee held nine meetings during 2018. In determining the members of the Compensation Committee, the Board considers whether the members qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and as “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee operates under a written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com. Under the terms of its current charter, the Compensation Committee’s responsibilities include: (1) discharging the Board’s responsibilities relating to the compensation of our executives; (2) administering our incentive compensation and equity plans; (3) producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations; (4) reviewing and discussing with our management our executive compensation disclosure (including our disclosure under “Executive Compensation—Compensation Discussion and Analysis”) included in reports and registration statements filed with the SEC; (5) directing the appointment and compensation, and overseeing the work, of any compensation consultant, legal counsel or other adviser retained by the Compensation Committee, with the Company required to provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any such compensation consultant, legal counsel or other adviser; and (6) evaluating and recommending to the Board appropriate compensation for our directors and ensuring proper disclosure of payments to our directors other than in their capacity as directors. The Compensation Committee also administers the Company’s Clawback Policy.

The Compensation Committee has established procedures for the grant of equity awards, including grants of equity awards to eligible new employees. In February 2018, the Compensation Committee re-confirmed the Limited Compensation Sub-Committee, consisting solely of David W. Anstice AO, and delegated to such sub-committee the authority to make individual grants of equity awards, up to certain specified amounts, to employees of the Company who are not subject to the reporting requirements of the Exchange Act and who are not at the level of Vice President or more senior of the Company. The Limited Compensation Sub-Committee grants equity awards to eligible new hires on the first Wednesday following the first Monday of each month (or the first business day thereafter if such day is a holiday), also known as the New Hire Grant Date, for all equity-eligible new hires who began their employment the prior month. The Limited Compensation Sub-Committee has the authority to approve new hire employee equity awards of up to 25,000 shares per individual. New hire grants that exceed the authority of the Limited Compensation Sub-Committee will be granted by the full Compensation Committee, either on the New Hire Grant Date or, if not possible, as soon as practicable thereafter. All actions taken by the Limited Compensation Sub-Committee in 2018 were by unanimous written consent.

In June 2017, the Compensation Committee created the Key Contributor Award Committee, consisting solely of our CEO, Richard F. Pops, and delegated to such committee the authority to make periodic grants of equity awards to employees outside of the annual and new hire equity grant procedures of the Company (“Key Contributor Awards”). The Compensation Committee also established guidelines regarding the timing, amount and other terms of such Key Contributor Awards. Recipients of Key Contributor Awards are selected by Mr. Pops, in consultation with other members of the Company’s management and the Company’s human resources department. Key Contributor Awards are intended to reward and retain key contributors to critical Company programs.

Compensation Committee Interlocks and Insider Participation

The directors who served as members of the Compensation Committee during 2018 were David W. Anstice AO (Chair), Paul J. Mitchell and Nancy J. Wysenski, none of whom is currently, or ever has been, an officer or employee of our Company, or had any relationship that is required to be disclosed in this proxy statement as a transaction with a related party. During 2018, none of our executive officers served as a member of the board of directors or the compensation committee (or other board committee performing equivalent functions) of any entity that had one or more of its executive officers serving on our Compensation Committee or our Board.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

(Ordinary resolution)

Our Compensation Discussion and Analysis, which appears later in this proxy statement, describes our executive compensation program and the compensation decisions that the Compensation Committee made with respect to the compensation of our named executive officers for 2018. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As required pursuant to Section 14A of the Exchange Act, our Board is asking that our shareholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and related compensation tables and narrative discussion.”

Our Board is asking that shareholders support this Proposal 2. Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. Although the vote you are being asked to cast is advisory, and therefore non-binding, we value the views of our shareholders, and the Compensation Committee will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will not have any effect on the results of those deliberations.

In 2018, we submitted our executive compensation program to an advisory vote of our shareholders, and it received the support of over 97% of the votes cast at our 2018 Annual General Meeting of Shareholders.

The Board unanimously recommends that you vote FOR the advisory approval of our executive compensation.

PROPOSAL 3

NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

AND ACCOUNTING FIRM AND BINDING AUTHORIZATION OF AUDIT AND RISK COMMITTEE

TO SET INDEPENDENT AUDITOR AND ACCOUNTING FIRM’S REMUNERATION

(Ordinary resolution)

PwC served as our independent auditor and accounting firm for 2018. The Audit and Risk Committee reviewed and discussed the performance of PwC as the Company’s independent auditor and accounting firm for 2018. Following such review and discussion, the Audit and Risk Committee has retained PwC to serve as the Company’s independent auditor and accounting firm for 2019. Although we are not required to submit the appointment of PwC for shareholder approval, as a matter of good corporate governance, the Board, upon the recommendation of the Audit and Risk Committee, has determined to submit its selection of PwC for ratification by the Company’s shareholders and to ask that the Company’s shareholders authorize the Audit and Risk Committee to set the independent auditor and accounting firm’s remuneration. Even if the selection of PwC is ratified, the Audit and Risk Committee, in its discretion, may still select a different independent auditor and independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Under Irish law, the resolution in respect of the authorization component of this Proposal 3 is an ordinary resolution that requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” this Proposal 3 must exceed the number of shares voted “against” this Proposal 3). Abstentions will have no effect on the outcome of this Proposal 3 because they are not considered as votes cast. As we believe that this proposal is considered to be “routine” under NYSE Rules, we do not expect any broker non-votes on this Proposal 3.

A representative of PwC is expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

The text of the resolution in respect of Proposal 3 is as follows:

“RESOLVED, to ratify, on a non-binding, advisory basis, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of Alkermes plc and to authorize, in a binding vote, the Audit and Risk Committee to set such independent auditor and accounting firm’s remuneration.”

The Board unanimously recommends that you vote FOR the non-binding ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor and accounting firm and the binding authorization of the Audit and Risk Committee to set the independent auditor and accounting firm’s remuneration.

PROPOSAL 4

APPROVAL OF

ALKERMES PLC 2018 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

(Ordinary resolution)

Overview

Our Board is requesting shareholder approval of the Alkermes plc 2018 Stock Option and Incentive Plan (the “2018 Plan”), as proposed to be amended in accordance with this Proposal 4, to make the following material changes:

●

to increase the number of ordinary shares authorized for issuance thereunder by 5,200,000, for an aggregate of 9,600,000 ordinary shares authorized for issuance thereunder (subject to adjustment for stock splits, stock dividends and similar events); and

●

to increase the number of ordinary shares that may be awarded in the form of incentive stock options thereunder from 4,400,000 to 9,600,000 (subject to adjustment for stock splits, stock dividends and similar events).

The 2018 Plan was first adopted by our Board on March 29, 2018. The 2018 Plan was approved by our shareholders on May 23, 2018 and became effective as of such date.

The 2018 Plan, as proposed to be amended in accordance with this Proposal 4, is attached as Appendix A to this proxy statement and is incorporated herein by reference. For purposes of this Proposal 4, we refer to the 2018 Plan, as proposed to be amended in accordance with this Proposal 4, as the “Amended 2018 Plan.”

Why do we believe our shareholders should approve the Amended 2018 Plan (including the increased number of shares authorized for issuance thereunder)?

1.	We believe the size of our share reserve increase request is reasonable.

The size of our share reserve increase request for the Amended 2018 Plan is 5,200,000 ordinary shares. We expect our request will provide us with sufficient ordinary shares to support one year of equity awards at our current market value. Equity awards are key to attracting and retaining employees integral to the successful development of our clinical pipeline, the commercialization of our products and the accomplishment of transformative business transactions. Our compensation philosophy with respect to equity is to target the 50th percentile by value, as determined using the Black-Scholes option pricing model and market prices for restricted stock unit awards, of our comparable peer group, with the opportunity to increase or decrease the value of equity from the 50th percentile based upon performance. If our request is not approved, we do not expect to have sufficient ordinary shares to support our next round of annual equity awards at our current market value.

2.	Equity awards are integral to our compensation program and to our success.

a.

We have built, and continue to devote significant resources to further develop and enhance, a comprehensive cross-functional infrastructure designed to support product development from discovery through commercialization and lifecycle management. We currently conduct development activities to advance a pipeline of potential new proprietary products and commercialize VIVITROL for the treatment of alcohol dependence and opioid dependence, ARISTADA for the treatment of schizophrenia, and ARISTADA INITIO for initiation onto ARISTADA for the treatment of schizophrenia. We seek to attract, hire and retain qualified and highly skilled personnel with experience in research and development (“R&D”), including expanded discovery and clinical development capabilities; intellectual property prosecution, enforcement and defense; medical affairs; manufacturing operations; federal and state government affairs; and sales and marketing, including managed markets, patient access services, hospital sales, and field reimbursement services. Competition for such personnel in our industry and the geographic regions in which we operate is intense, with numerous companies also developing, launching or marketing products, including products that compete directly with our products.

b.

Equity awards have been, and we believe will continue to be, an integral component of our overall compensation program, enabling us to attract qualified and skilled employees and directors, retain our existing employees, including our experienced management team, and provide incentives for our employees to exert maximum efforts for our success, ultimately contributing to an increase in shareholder value.

3.	We manage our equity award use carefully.

As of the Record Date, our full dilution, which is calculated as (shares available for grant + shares subject to outstanding equity awards) / (shares outstanding + shares available for grant + shares subject to outstanding equity awards), is 14.1%. This is despite the fact that a majority of the ordinary shares underlying our outstanding stock option awards as of the Record Date are subject to vested, yet unexercised, options, approximately 47% of which have a weighted average exercise price less than the closing price of our ordinary shares on Nasdaq as of the Record Date. See the Outstanding Stock Option Awards table on page 31. We believe that this is a bullish indicator as to executive and employee confidence in the future of the Company and provides executives and employees with added incentive to increase the ordinary share price and create shareholder value.

The following two tables provide certain additional information regarding our equity incentive program.

As of the Record Date
Total number of ordinary shares subject to outstanding stock options	16,826,532
Weighted-average exercise price of outstanding stock options	$39.55
Weighted-average remaining term of outstanding stock options	6.41 years
Total number of ordinary shares subject to outstanding full value awards	4,398,316
Total number of ordinary shares available for grant under the 2018 Plan and the 2011 Plan (1)	4,435,857
Total number of ordinary shares outstanding	156,882,423
Per-share closing price of ordinary shares as reported on Nasdaq	$34.94

(1)

As of the Record Date, there were no ordinary shares available for grant under any of our equity incentive plans other than the 2018 Plan and the Alkermes plc 2011 Stock Option and Incentive Plan, as amended (the “2011 Plan”).

	As of December 31,
	2018	2017	2016
Adjusted Burn Rate (1)	3.09%	2.01%	3.34%
Unadjusted Burn Rate (2)	2.55%	1.78%	2.83%

(1)

Adjusted Burn Rate is calculated as: (shares subject to stock options granted + shares subject to full value awards granted)/weighted average ordinary shares outstanding. For purposes of this calculation, shares subject to full value awards granted are increased by a 1.5x volatility multiplier for each of 2016-2018. However, the share reserve under both the 2018 Plan and the 2011 Plan are reduced by 1.8 ordinary shares for each ordinary share issued pursuant to a full value award.

(2)	Unadjusted Burn Rate is calculated as: (shares subject to stock options granted + shares subject to full value awards granted)/weighted average ordinary shares outstanding.

The following table sets forth our historic use of equity in 2018, 2017 and 2016:

	Year
	2018	2017	2016
Stock options granted	2,269,830	2,030,075	2,750,800
Time-vesting restricted stock units granted	1,367,710	703,630	1,264,425
Performance-vesting restricted stock units vested	311,913 (1)	596 (2)	270,409
Weighted average ordinary shares outstanding	155,111,945	153,414,981	151,483,626

(1)

Includes 351 performance-based restricted stock units for which vesting was accelerated in 2018 pursuant to the terms of the applicable grants for certain of the Company’s former employees during the year.

(2)

Consists of performance-based restricted stock units for which vesting was accelerated in 2017 pursuant to the terms of the applicable grants for certain of the Company’s former employees during the year.

Outstanding Stock Option Awards

The following table provides supplementary information with respect to stock options outstanding as of the Record Date. Approximately 47% of the exercisable options listed below have a weighted average exercise price less than the closing price of our ordinary shares on Nasdaq as of the Record Date.

Year Granted	Options Outstanding	Options Exercisable	Weighted Average Exercise Price	Weighted Average Contractual Term (in Years)
12 Months Ended December 31, 2019 *	3,368,303	—	$32.57	9.92
12 Months Ended December 31, 2018	2,067,070	554,078	$60.93	8.99
12 Months Ended December 31, 2017	1,645,924	766,755	$55.11	8.06
12 Months Ended December 31, 2016	1,909,630	1,405,541	$36.89	7.03
12 Months Ended December 31, 2015	1,747,291	1,608,208	$67.76	6.55
12 Months Ended December 31, 2014	1,239,625	1,239,625	$46.73	5.09
9 Months Ended December 31, 2013	1,170,972	1,170,972	$33.68	4.24
12 Months Ended March 31, 2013	1,064,559	1,064,559	$16.82	3.20
12 Months Ended March 31, 2012	1,089,981	1,089,981	$17.26	2.24
12 Months Ended March 31, 2011	758,557	758,557	$12.22	1.24
12 Months Ended March 31, 2010	764,620	764,620	$9.05	0.55
	16,826,532	10,422,896

*	Reflects option awards granted through the Record Date. This includes annual equity awards granted to employees in February 2019.

Important Aspects of the Amended 2018 Plan Designed to Protect our Shareholders’ Interests

The Amended 2018 Plan contains certain provisions, including those set forth below, designed to protect our shareholders’ interests and reflect corporate governance best practices. These provisions, and the description of certain features of the Amended 2018 Plan contained in this Proposal 4, are intended to be summaries only and are qualified in their entirety by the full text of the Amended 2018 Plan attached hereto as Appendix A.

●

Shareholder approval is required for additional shares.  The Amended 2018 Plan does not contain an annual “evergreen” provision. Thus, shareholder approval is required each time we need to increase the share reserve, allowing our shareholders the ability to have a say on our equity compensation programs.

●

Share counting provisions.  The share reserve under the Amended 2018 Plan is reduced by one ordinary share for each ordinary share issued pursuant to a stock option or stock appreciation right and by 1.8 ordinary shares for each ordinary share issued pursuant to a full value award. This helps to ensure that management and the Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award. The Amended 2018 Plan also prohibits liberal share recycling, meaning shares tendered or held back upon exercise of a stock option or stock appreciation right or settlement of an award to cover the exercise price or tax withholding for such award are not added back to the number of shares available for issuance under the Amended 2018 Plan.

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Flexibility in designing equity compensation scheme.  The Amended 2018 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, cash-based awards and performance share awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

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No right to vote or receive dividends. Until shares are delivered in accordance with the Amended 2018 Plan, no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares to be issued in connection with equity awards.

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No option or SAR repricing.  The Amended 2018 Plan explicitly prohibits repricing options and stock appreciation rights in any manner without shareholder approval, including cancelling awards in exchange for cash or another award.

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Minimum 1-year vesting requirement.  Under the Amended 2018 Plan, options and stock appreciation rights are not exercisable, and restricted stock awards and restricted stock unit awards do not vest, until at least one year from the grant date, and restricted stock awards and time-vesting restricted stock unit awards cannot fully vest until at least three years from the grant date.

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Equity Clawback.  Equity awards granted to our named executive officers under the Amended 2018 Plan are subject to our clawback policy, as in effect from time to time. A current copy of the Clawback Policy can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

Required Vote

The resolution in respect of this Proposal 4 is an ordinary resolution that requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” this Proposal 4 must exceed the number of shares voted “against” this Proposal 4). Abstentions and broker non-votes will have no effect on the outcome of this Proposal 4 because they are not considered as votes cast.

Recommendation

The text of the resolution in respect of Proposal 4 is as follows:

“RESOLVED, that the Alkermes plc 2018 Stock Option and Incentive Plan, as amended, be APPROVED.”

The Board unanimously recommends that you vote FOR approval of the Amended 2018 Plan.

Principal Features of the Amended 2018 Plan

The material features of the Amended 2018 Plan are as set forth below:

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The Amended 2018 Plan will be administered by either the Compensation Committee or by a similar committee performing the functions of the Compensation Committee and which is comprised of not less than two independent, non-employee directors (in either case, the “Administrator”). The Administrator, in its discretion, may grant a variety of incentive awards based on our ordinary shares. The Administrator may delegate its authority and duties with respect to the granting of awards to a subcommittee of one or more members of the Board.

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The award of stock options (both incentive and non-qualified stock options), stock appreciation rights, restricted stock unit awards, restricted stock awards, cash-based awards and performance share awards is permitted.

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For purposes of determining the number of our ordinary shares available for issuance under the Amended 2018 Plan, (a) the grant of any full value award (i.e., an award other than a stock option or stock appreciation right) is deemed an award of 1.8 ordinary shares for each such ordinary share actually subject to the award and shall be treated similarly if added back to the number of shares available for issuance when forfeited or canceled under the Amended 2018 Plan, and (b) the grant of a stock option or stock appreciation right is deemed as an award of one ordinary share for each such ordinary share actually subject to the award and shall be treated similarly if added back to the number of shares available for issuance when forfeited or canceled under the Amended 2018 Plan.

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Our Board may at any time amend or discontinue the Amended 2018 Plan, and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the award holder’s consent. Additionally, no option or stock appreciation right may be repriced in any manner without shareholder approval. Amendments to the Amended 2018 Plan will be subject to approval by our shareholders to the extent required under the rules of any securities exchange or market system on which our ordinary shares are listed. Amendments shall also be subject to approval by our shareholders if and to the extent such approval is determined by the Administrator to be required by the Code in order to preserve the qualified status of incentive stock options.

Based solely on the closing price of our ordinary shares as reported on Nasdaq on the Record Date, the aggregate market value of the 9,600,000 shares, representing the maximum number of ordinary shares that may be issued under the Amended 2018 Plan, is approximately $335 million. For purposes of this limitation, shares underlying any awards that are forfeited, canceled, repurchased or otherwise terminated (other than by exercise) will be added back to the number of shares available for issuance under the Amended 2018 Plan. Shares tendered or held back upon exercise of an option or stock appreciation right or settlement of an award to cover the exercise price or tax withholding for such award are not added back to the number of shares available for issuance under the Amended 2018 Plan. In addition, shares purchased in the open market with proceeds from the exercise of options or stock appreciation rights will not be added to the number of shares available for issuance under the Amended 2018 Plan. The shares issued under the Amended 2018 Plan may be issued from treasury or otherwise.

Summary of the Amended 2018 Plan

Plan Administration.    The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2018 Plan. The Administrator may also determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Amended 2018 Plan, of any award and accelerate the exercisability or vesting of all or any portion of any award, except that within the minimum vesting periods described below, vesting may be accelerated only in the case of a grantee’s death, disability or retirement or upon a Sale Event (as defined in the Amended 2018 Plan). The Administrator may also delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price, if applicable, and the vesting criteria.

Eligibility and Limitations on Grants.    Persons eligible to participate in the Amended 2018 Plan will be those officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the Administrator. The intention in making awards to eligible persons under the Amended 2018 Plan will be to align the compensation of these individuals over a multi-year period directly with the interests of our shareholders and serve as a tool in the recruiting and retention of these individuals.

As of the Record Date, we (including our subsidiaries) had approximately 2,380 employees, including officers, 8 non-employee directors, and approximately 500 consultants.

The maximum number of ordinary shares that can be awarded in the form of incentive stock options under the Amended 2018 Plan will not exceed 9,600,000 shares (subject to adjustment for stock splits, stock dividends and similar events).

Stock Options and Stock Appreciation Rights.   The Amended 2018 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code, (2) stock options that do not so qualify and (3) stock appreciation rights. Options granted under the Amended 2018 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Non-qualified options and stock appreciation rights may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The exercise price of each option and stock appreciation right will be determined by the Administrator but may not be less than 100% of the fair market value of our ordinary shares on the date of grant; provided, however, that for any incentive stock option granted to an employee who, at the time of grant, owns or is deemed to own shares possessing more than 10% of our total combined voting power or that of any subsidiary (a “10% Owner”), such exercise price may not be less than 110% of the fair market value of our ordinary shares on the date of grant.

The term of each option and stock appreciation right will be fixed by the Administrator and may not exceed ten years from the date of grant; provided, however, that for any incentive stock option granted to a 10% Owner, such term may not exceed five years from the date of grant. Options and stock appreciation rights may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. The Administrator will determine at what time or times each option and stock appreciation right may be exercised. Options and stock appreciation rights may be made exercisable in installments, provided they shall not be exercisable for a period of at least one year from the date of grant. Options and stock appreciation rights may be exercised in whole or in part with written or electronic notice to the Company’s delegate. Upon exercise of non-qualified stock options, unless otherwise determined by the Administrator, the purchase price must be paid through a net reduction in the number of ordinary shares issuable upon such exercise, based on the fair market value of our ordinary shares on the date of exercise. Upon exercise of incentive stock options and those non-qualified options for which the Administrator elects not to utilize the above payment method, the option exercise price may be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of ordinary shares that are beneficially owned by the optionee based on the fair market value of our ordinary shares on the date of exercise or, subject to applicable law, by delivery to the Company of an exercise notice together with irrevocable instructions to a broker to promptly deliver cash or a check payable to the Company for the purchase price. The appreciation distribution payable on the exercise of a stock appreciation right will be not greater than an amount equal to the excess of (i) the fair market value (on the date of exercise) of a number of shares equal to the number of share equivalents being exercised under the stock appreciation right, over (ii) the exercise price of such share equivalents. The appreciation distribution may be paid in ordinary shares, in cash, in any combination of the two or in any other form of consideration determined by the Administrator and set forth in the award agreement.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of our ordinary shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Restricted Stock Unit Awards.    The Administrator may award stock units as restricted stock unit awards to participants. Restricted stock unit awards are ultimately payable in the form of ordinary shares and may be subject to such conditions and restrictions as the Administrator may determine, subject to a mandatory minimum period of one year from the date of grant before any such award vests. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. Awards with time-based restrictions are subject to a mandatory minimum period of three years from the date of grant before such award vests in its entirety, provided that after twelve months, the vesting of such award can occur incrementally over the three-year period. To the extent a restricted stock unit award is subject to Section 409A of the Code, it may contain such additional terms and conditions as the Administrator shall determine in order for such award to comply with the requirements of Section 409A.

The Administrator, in its sole discretion, may permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a restricted stock unit award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the fair market value of our ordinary shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred.

Restricted Stock.    The Administrator may award ordinary shares as restricted stock to participants, subject to such conditions and restrictions as the Administrator may determine, subject to a mandatory minimum period of one year from the date of grant before any such award vests. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. Awards with time-based restrictions are subject to a mandatory minimum period of three years from the date of grant before such award vests in its entirety, provided that after twelve months, the vesting of such award can occur incrementally over the three-year period.

Cash-Based Awards.    Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in ordinary shares, as the Administrator determines. Except as may otherwise be provided by the Administrator, a grantee’s right in all cash-based awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its subsidiaries for any reason (including if a subsidiary ceases to be a subsidiary of the Company).

Performance Share Awards.    The Administrator may grant performance share awards independent of, or in connection with, the granting of other awards under the Amended 2018 Plan. The Administrator, in its sole discretion, determines whether and to whom performance share awards will be granted, the performance goals subject to the award, the period during which performance is to be measured, which may not be less than one year, and such other conditions as the Administrator shall determine. Upon the attainment of the performance goal, the grantee is entitled to receive ordinary shares.

Performance-Based Awards.    The Administrator may grant performance-based awards under the Amended 2018 Plan (consisting of restricted stock awards, restricted stock unit awards, cash-based awards or performance share awards) that are payable upon the attainment of performance goals established by the Administrator. The Administrator will define the manner of calculating the performance criteria it selects to use for any performance goals, which may be expressed in terms of overall performance of the Company or the performance of a subsidiary, division, business unit, or an individual. The performance criteria that may be used to establish such performance goals are the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of our ordinary shares, economic value-added, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, collaboration milestones, operational measures including production capacity and capability, hiring and retention of key managers, expense management, capital raising transactions, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, gross or net profit levels, operating margins, earnings (loss) per ordinary share, sales or market shares, and any other measures of performance selected by the Administrator, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

The Administrator may adjust or modify the calculation of any performance goals to make adjustments deemed appropriate by the Administrator, including but not limited to, in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its subsidiaries, or the financial statements of the Company or its subsidiaries, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Tax Withholding.    Participants in the Amended 2018 Plan are responsible for the payment of any federal, national, state or local taxes that the Company is required by law to withhold upon any option or stock appreciation right exercise or vesting of other awards. The Company has the right to deduct any such taxes from any payment otherwise due to a grantee, including the right to reduce the number of ordinary shares otherwise required to be issued to the grantee in an amount that, on the date of issuance, would have a fair market value equal to all such taxes required to be withheld by the Company.

Change in Control Provisions.    Under the terms of the Amended 2018 Plan, the Administrator has the authority to determine the conditions under which any award under the Amended 2018 Plan will become exercisable in the event of a Sale Event (as defined in the Amended 2018 Plan) at the time of grant of such award. Except to the extent the Administrator determines otherwise at the time of grant, the Amended 2018 Plan provides that all stock options and stock appreciation rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event; all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event; and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion. In addition, in the event of a Sale Event in which the Company’s shareholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding vested stock options or stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of any vested stock option or stock appreciation right.

Shareholder Rights.    Until shares are delivered in accordance with the Amended 2018 Plan, no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares to be issued in connection with equity awards, notwithstanding the exercise of a stock option or stock appreciation right or any other action by the grantee with respect to an equity award.

Amendments and Termination.    Our Board may at any time amend or discontinue the Amended 2018 Plan, and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the award holder’s consent. Amendments will be subject to approval by our shareholders to the extent such approval is required under the rules of any securities exchange or market system on which our ordinary shares are listed. Amendments shall also be subject to approval by our shareholders if and to the extent such approval is determined by the Administrator to be required by the Code in order to preserve the qualified status of incentive stock options. In addition, except in connection with a reorganization or other similar change in the capital shares of the Company or a merger or other transaction, without prior shareholder approval, the Administrator may not reduce the exercise price of an outstanding stock option or stock appreciation right, or effect re-pricing of an outstanding stock option or stock appreciation right through cancellation or re-grants or through cancellation in exchange for cash or another award. Unless the Amended 2018 Plan is sooner terminated, awards of incentive stock options may be granted under the Amended 2018 Plan until March 29, 2028 (which is the tenth anniversary of the date the 2018 Plan was first approved by the Board).

Changes in Shares.    If, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s capital shares, the Company’s outstanding ordinary shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such ordinary shares or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the Company’s outstanding ordinary shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Amended 2018 Plan, including the maximum number of shares that may be issued in the form of incentive stock options, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the Amended 2018 Plan, (iii) the repurchase price, if any, per share subject to each outstanding restricted stock award, and (iv) the price for each share subject to any then outstanding option and stock appreciation right, without changing the aggregate exercise price with which such option or stock appreciation right remains exercisable. The Administrator will also make equitable or proportionate adjustments in the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.

New Plan Benefits under the Amended 2018 Plan

Awards granted under the Amended 2018 Plan to our executive officers, directors and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 Plan, and our Board and Compensation Committee have not granted any awards under the Amended 2018 Plan subject to shareholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by, or allocated to, the Company’s CEO, the Company’s Chief Financial Officer, the Company’s five other named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees (including all current officers who are not executive officers) as a group under the 2018 Plan, are not determinable.

Plan Benefits under 2018 Plan

The total numbers of ordinary shares subject to awards that have been granted under the 2018 Plan through the Record Date to the Company’s CEO, the Company’s Chief Financial Officer and the Company’s five other named executive officers are set forth in footnote 1 to the 2018 Grants of Plan-Based Awards table in this proxy statement. The total number of ordinary shares subject to awards that have been granted under the 2018 Plan through the Record Date to all current executive officers as a group is 1,420,100. There have been no awards granted under the 2018 Plan through the Record Date to any of the Company’s current directors who are not executive officers as a group; any of the Company’s nominees for election as a director; any associate of any executive officers, current directors or director nominees; or any employees (including all current officers who are not executive officers) of the Company. No person has received 5% of awards granted under the 2018 Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Amended 2018 Plan. It does not describe all U.S. federal tax consequences under the Amended 2018 Plan, U.S. state or local tax consequences or tax consequences outside of the U.S. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code (“Section 162(m)”) and the satisfaction of our tax reporting obligations.

Incentive Stock Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If ordinary shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply. If ordinary shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the ordinary shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares.

Non-Qualified Options.    No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights.    Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying shares on the grant date, the participant will recognize ordinary income equal to the fair market value of the shares or cash received upon such exercise, and we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Other Awards.    We will generally be entitled to a tax deduction in connection with an award under the Amended 2018 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize that tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments

The vesting of any portion of a stock option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated award to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payments (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible.

Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.

Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and be deductible by the Company in the future. In addition, awards granted under the Amended 2018 Plan will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief.

A copy of the Amended 2018 Plan is attached as Appendix A to this proxy statement.

REPORT OF THE AUDIT AND RISK COMMITTEE

No portion of this audit and risk committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

As more fully described in its charter, the Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. The Company’s independent auditor and accounting firm is responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussing with the Audit and Risk Committee any issues they believe should be raised. The independent auditor and accounting firm is also responsible to the Audit and Risk Committee and the Board for testing the integrity of the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit and Risk Committee and Board determine. In addition, the independent auditor and accounting firm performs audit-related and permissible non-audit services for the Company.

In the performance of its oversight function, the Audit and Risk Committee reviewed and discussed with management and the independent auditor and accounting firm the audited consolidated financial statements of the Company for 2018, contained in the Company’s Annual Report on Form 10-K. The Audit and Risk Committee discussed with PwC, the Company’s independent auditor and accounting firm, the overall scope and plans for its audit. The Audit and Risk Committee met with PwC, with and without management present, to discuss the results of its examination, judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, the substance and clarity of disclosures in the financial statements, and the Company’s disclosure control process and internal control over financial reporting.

The Audit and Risk Committee also discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit and Risk Committee discussed with PwC the independence of PwC from management and the Company, and received the written disclosures and the letter from PwC to confirm its independence as required by applicable requirements of the PCAOB.

The Audit and Risk Committee also reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, which it made in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit and Risk Committee also reviewed and discussed with PwC the Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Audit and Risk Committee monitors the activity and performance of PwC. All services to be provided by PwC are pre-approved by the Audit and Risk Committee or where permitted, a delegate thereof. The Audit and Risk Committee’s evaluation of PwC included, among other things, consideration as to whether PwC’s provision of permissible non-audit services to the Company is compatible with maintaining its independence.

In reliance on these reviews and discussions, the Audit and Risk Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC, and the Board approved such inclusion.

Respectfully submitted by the Audit and Risk Committee,

Paul J. Mitchell (Chair)

Floyd E. Bloom, M.D.

Robert A. Breyer

For more information about the Audit and Risk Committee and its charter, please see the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

AUDIT FEES

Aggregate fees for 2018 and 2017

During 2018 and 2017, PwC provided various audit, audit-related and tax services to us. The Audit and Risk Committee understands the need for PwC to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of PwC, the Audit and Risk Committee has adopted policies and procedures which require it to review and pre-approve all audit and non-audit services performed by PwC. All of the services of PwC for 2018 and 2017 described below were pre-approved by the Audit and Risk Committee.

The aggregate fees of PwC for 2018 and 2017 are as follows:

	2018	2017
Audit and review of financial statements(1)	$2,071,501	$1,860,113
Audit-related fees(2)	—	263,153
Tax fees(3)	630,651	516,767
All other fees(4)	2,956	2,000
Total	$2,705,108	$2,642,033

(1)

Consists of fees for services related to the audit of our annual consolidated financial statements, statutory audits and the review of our quarterly consolidated financial statements, including the review of our internal controls over financial reporting and other engagements related to the applicable year. Includes fees paid to PwC Dublin in respect of the audit of the group accounts of $0.6 million and $0.5 million during 2018 and 2017, respectively. Included in these amounts for 2018 and 2017 are expenses of $91,651 and $85,113, respectively.

(2)	Consists of fees for general advisory services.
(3)

Consists of fees for tax advisory services, other than those related to the audit of our annual consolidated financial statements and review of our quarterly consolidated financial statements. Includes fees paid to PwC Dublin in respect of tax advisory services of $0.1 million during each of 2018 and 2017.

(4)	Consists of fees for access to the PwC on-line accounting research database.

OWNERSHIP OF THE COMPANY’S ORDINARY SHARES

The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date by:

●	each of the Company’s current directors and director nominees;
●	the Company’s CEO;
●	the Company’s Chief Financial Officer;
●	each of the Company’s five other named executive officers as set forth in the Summary Compensation Table herein; and
●	all of the Company’s current directors and executive officers as a group.

According to SEC rules, the Company has included in the column “Number of Issued Ordinary Shares” all shares over which the person has sole or shared voting or investment power, and the Company has included in the column “Number of Ordinary Shares Issuable” all shares that the person has the right to acquire within 60 days after the Record Date through the exercise of any stock option, vesting of any stock award or other right. All shares that a person has a right to acquire within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (except to the extent authority is shared by spouses) to invest and vote the shares listed opposite the person’s name. The Company’s inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. The business address of each non-employee director is Connaught House, 1 Burlington Road, Dublin 4, Ireland. The business address of each executive officer is 852 Winter Street, Waltham, MA 02451.

Ownership by Directors and Executive Officers

	Number of Issued Ordinary Shares	Number of Ordinary Shares Issuable(1)	Total	Percent(2)
Mr. David Anstice	66,213	171,800	238,013	*
Dr. Floyd E. Bloom	127,923	191,800	319,723	*
Mr. Robert A. Breyer	7,156	147,200	154,356	*
Mr. Shane M. Cooke	84,872	391,375	476,247	*
Dr. Wendy L. Dixon	1,600	186,800	188,400	*
Mr. Paul J. Mitchell	8,000	179,800	187,800	*
Mr. Richard F. Pops	716,433	2,913,750	3,630,183	2.31%
Dr. Nancy L. Snyderman	—	48,667	48,667	*
Ms. Nancy J. Wysenski	4,302	143,050	147,352	*
Mr. James M. Frates	195,400	445,043	640,443	*
Mr. David J. Gaffin	46,923	186,625	233,548	*
Mr. Craig C. Hopkinson	5,995	33,625	39,620	*
Mr. James A. Robinson	—	41,250	41,250	*
All Directors and Executive officers as a group (15 persons)	1,480,866	5,903,910	7,384,776	4.71%

*	Represents less than one percent (1%) of the Company’s outstanding ordinary shares.
(1)	Shares that can be acquired through stock options exercisable and restricted stock unit awards vesting by May 20, 2019, which is 60 days from the Record Date.
(2)	Applicable percentage of ownership as of the Record Date is based upon 156,882,423 ordinary shares outstanding.

Ownership By Principal Shareholders

The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date, or as of the date otherwise set forth below, by each shareholder known to us to be the beneficial owner of more than 5% of our ordinary shares.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, it is believed that each shareholder identified in the table possesses sole voting and investment power over all of our ordinary shares shown as beneficially owned by that shareholder. The percentages of beneficial ownership listed below are based on Schedule 13D and Schedule 13G filings made with the SEC as of the Record Date and based on 156,882,423 of our ordinary shares outstanding as of the Record Date.

	Number of Ordinary Shares Beneficially Owned	Percent
PRIMECAP Management Company (1)	23,307,228	14.86%
177 E. Colorado Blvd., 11th Floor
Pasadena, CA 91105
Wellington Management Group LLP (2)	21,621,617	13.78%
280 Congress Street
Boston, MA 02210
T. Rowe Price Associates, Inc. (3)	19,008,371	12.12%
100 E. Pratt Street
Baltimore, MD 21202
FMR LLC (4)	15,973,050	10.18%
245 Summer Street
Boston, MA 02210
The Vanguard Group (5)	13,925,359	8.88%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(6)	10,075,972	6.42%
55 East 52nd Street
New York, NY 10055
Vanguard Specialized Funds - Vanguard Health Care Fund (7)	8,990,310	5.73%
100 Vanguard Blvd.
Malvern, PA 19355

(1)

Based solely on a Schedule 13G/A filed January 9, 2019. PRIMECAP Management Company has sole voting power over 15,034,403 ordinary shares of Alkermes and sole dispositive power over 23,307,228 ordinary shares of Alkermes.

(2)

Based solely on a Schedule 13G/A filed February 12, 2019 by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors”) and Wellington Management Company LLP (“Wellington Company”). These shares are owned of record by clients of Wellington Company, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisors”). Wellington Advisors controls directly or indirectly through Wellington Management Global Holdings Ltd., the Wellington Investment Advisors. Wellington Advisors is owned by Wellington Holdings and Wellington Holdings is owned by Wellington Management. The clients of the Wellington Investment Advisors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of this class of securities, except for Vanguard Health Care Fund. Each of Wellington Management, Wellington Holdings and Wellington Advisors has shared voting power over 9,809,039 ordinary shares and shared dispositive power over 21,621,617 ordinary shares. Wellington Company has shared voting power over 9,461,642 ordinary shares and shared dispositive power over 20,211,115 ordinary shares.

(3)

Based solely on a Schedule 13G/A filed February 14, 2019. T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 6,135,572 ordinary shares and sole dispositive power over 19,008,371 ordinary shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

(4)

Based solely on a Schedule 13G/A filed February 13, 2019, FMR LLC, a parent holding company, has sole voting power over 5,125,105 ordinary shares of Alkermes and sole dispositive power over 15,973,050 ordinary shares of Alkermes. Of the shares reported as beneficially owned by FMR LLC:

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(5)

Based solely on a Schedule 13G/A, filed February 11, 2019, The Vanguard Group, in its capacity as investment adviser, may be deemed to beneficially own 13,925,359 ordinary shares of Alkermes. The Vanguard Group has sole voting power over 117,525 ordinary shares of Alkermes, sole dispositive power over 13,783,255 ordinary shares of Alkermes and shared dispositive power over 142,104 ordinary shares of Alkermes. The number of ordinary shares as to which The Vanguard Group has shared voting power is 29,505.

(6)

Based solely on a Schedule 13G/A filed February 4, 2019, BlackRock, Inc., as a parent holding company or control person, beneficially owns 10,075,972 ordinary shares of Alkermes. BlackRock, Inc. has sole voting power over 9,064,318 ordinary shares of Alkermes and has sole dispositive power over 10,075,972 ordinary shares of Alkermes. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the ordinary shares of Alkermes. No one person’s interest in the ordinary shares of Alkermes is more than five percent of the total outstanding ordinary shares.

(7)

Based solely on a Schedule 13G/A, filed January 31, 2019, the Vanguard Specialized Funds may be deemed to beneficially own 8,990,310 ordinary shares of Alkermes. The Vanguard Specialized Funds has sole voting power over 8,990,310 ordinary shares of Alkermes. The number of ordinary shares as to which the Vanguard Specialized Funds has shared power to vote or dispose is zero.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares.

Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during 2018, all reports were timely filed, with the exception of one report on Form 4 for Mr. Robinson relating to two transactions, which was inadvertently filed late.

DISCLOSURE OF COMPANIES ACT / SHAREHOLDER INTERESTS

Under the Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated.

REPORT OF THE COMPENSATION COMMITTEE

No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee of the Board, which is comprised solely of (i) independent directors within the meaning of applicable rules of Nasdaq, (ii) outside directors within the meaning of Section 162 of the Code, and (iii) non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement for 2018. In reliance on the reviews and discussions referred to above, the Compensation Committee has approved the Compensation Discussion and Analysis, and the Board has approved the Compensation Discussion and Analysis for inclusion in this proxy statement.

Respectfully submitted by the Compensation Committee,

David W. Anstice AO (Chair)

Paul J. Mitchell

Nancy J. Wysenski

For more information about the Compensation Committee and its charter, please see the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our executive compensation policies and arrangements as they relate to the following individuals to whom we refer as our named executive officers for 2018:

●	Chairman of the Board and CEO, Richard F. Pops;
●	Senior Vice President and Chief Financial Officer, James M. Frates;
●	President and Chief Operating Officer, James A. Robinson(1);
●	Former Executive Vice President, Chief Compliance Officer, Chief Administrative Officer and Chief Risk Officer, Kathryn L. Biberstein(2);
●	Former Senior Vice President and Chief Commercial Officer, Mark P. Stejbach(3);
●	Senior Vice President of Medicines Development and Medical Affairs, and Chief Medical Officer, Craig C. Hopkinson(4); and
●	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary, David J. Gaffin.

_________________________________________________

(1)	Mr. Robinson joined the Company in March 2018.
(2)

Ms. Biberstein transitioned her responsibilities as Chief Compliance Officer, Chief Administrative Officer, and Chief Risk Officer effective March 2018. She continued to work for the Company as an Executive Vice President until November 2018, at which time she terminated her employment.

(3)	Mr. Stejbach terminated his employment with the Company effective November 2018.
(4)

Dr. Hopkinson was formerly our Senior Vice President, Clinical Development and Medical Affairs and Chief Medical Officer, and was promoted to his current position, and became an executive officer of the Company, effective February 2018.

Executive Summary

Business Strategy

We are a fully integrated, global biopharmaceutical company that applies our scientific expertise and proprietary technologies to research, develop and commercialize, both with partners and on our own, pharmaceutical products that are designed to address unmet medical needs of patients in major therapeutic areas. We have a diversified portfolio of marketed drug products and a clinical pipeline of product candidates focused on central nervous system disorders such as schizophrenia, depression, addiction and multiple sclerosis, and oncology.

We have built, and continue to devote significant resources to further develop and enhance, a comprehensive cross-functional organization designed to support product development from discovery through commercialization and lifecycle management. This investment includes, but is not limited to, investment in the following areas: R&D, including expanded discovery and clinical development capabilities; intellectual property prosecution, enforcement and defense; medical affairs capabilities; manufacturing operations; federal and state government affairs; and sales and marketing, including managed markets, patient access services, hospital sales, and field reimbursement services. We currently conduct development activities to advance a pipeline of potential new proprietary products and commercialize VIVITROL for the treatment of alcohol dependence and opioid dependence, ARISTADA for the treatment of schizophrenia, and ARISTADA INITIO for initiation onto ARISTADA for the treatment of schizophrenia.

Business Update – Despite Share Price Volatility, 2018 Revealed the Strength of our Business

●	Unexpected developments in our ALKS 5461 investigational program, and market volatility in the biopharmaceutical industry generally, caused our share price to decline significantly in 2018.
●	We successfully adapted to an evolving external environment and continued to develop our internal capabilities to deliver high quality medicines to the patients who need them.

●	We achieved $1 billion dollars in annual revenue for the first time, exceeding the high end of our revenue guidance.
●

We expanded our product development and commercialization organization, with expanded discovery, clinical development and medical affairs capabilities and newly formed health systems and hospital sales functions.

●	We expanded the ARISTADA product family with the approval and successful launch of ARISTADA INITIO.
●	We successfully grew the number of healthcare providers educated on VIVITROL, ARISTADA and ARISTADA INITIO and the number of appropriate patients receiving these important medicines.
●

We executed late-stage development plans for ALKS 3831 in schizophrenia, including reporting positive topline results from our phase 3 ENLIGHTEN-2 study, thereby achieving one of the milestones of our 2017 performance-vesting restricted stock unit awards.

●	We submitted an NDA for diroximel fumarate (formerly BIIB098) in multiple sclerosis and continued to advance the late-stage development of this important product.
●	We advanced our discovery programs and our early-stage product candidate, ALKS 4230 in immuno-oncology.
●

We successfully manufactured commercial products and clinical trial materials to support our, and our licensees’, needs, while continuing to build and expand the capabilities of our manufacturing operations.

●	We completed multiple U.S. and ex-U.S. regulatory authority inspections with no major or critical regulatory findings.
●

We advanced our advocacy efforts on behalf of patients and families suffering from severe mental illness and addiction, brought the voice of patients into our development efforts and gave back to the mental health and addiction communities through our ALKERMES INSPIRATION GRANTS program.

●

We launched our ALKERMES PATHWAYS RESEARCH AWARDS program to support the next generation of researchers who are working on the front-lines to advance understanding and awareness of central nervous system disorders, including addiction. In this inaugural year of the program, we provided financial support to four innovative research programs focused on substance use disorders.

●

Highlighting our investment in the communities in which we work, our health, safety and environmental accomplishments, and our employee wellness and career development activities, we published our first annual Corporate Responsibility Review.

●

We continued to clearly articulate and model our culture and values, including through our ALKERMES INSPIRATION GRANTS and ALKERMES PATHWAYS RESEARCH AWARDS programs. Evidence of this also came in the form of our Company-wide employee engagement survey in which an overwhelming majority of our employees (88%) responded favorably to the statements that Alkermes operates by strong values and that their job makes them feel like they are part of something meaningful.

Alignment of Executive Compensation Program with Business Strategy

Holistic Approach to Compensation Supports Strategic Objectives.  The Compensation Committee generally believes that a formulaic or purely quantitative approach to executive compensation is not the best way to foster long-term success for us given our organization and capabilities and the fact that we are not yet profitable and are investing in a pipeline of innovative therapeutics. The Compensation Committee utilizes operating metrics, such as the achievement of certain financial or development milestones, to determine compensation only when it determines that such metrics neither encourage excessive risk-taking nor discourage innovative development activities and when such metrics fall primarily within the control of our executive management. Otherwise, the Compensation Committee takes a holistic approach, using its judgment and advice from its independent compensation consultant, focusing primarily on our overall Company performance, each named executive officer’s performance against our corporate objectives and qualitative factors, such as competitive market dynamics, the business environment in which the results were achieved and any unplanned positive or negative events. A significant portion of the total compensation opportunity for each of our named executive officers is directly related to our share price and to other performance factors that measure our progress against our strategic objectives.

Performance Objectives and Equity Mix Aligned with Strategic Focus and the Creation of Shareholder Value.  The Compensation Committee sets annual performance objectives on which it believes our executive officers should focus during the year in order to achieve our business goals, including financial, operating and/or strategic plans, and it monitors and reviews progress against these objectives during and after each year. However, the Compensation Committee also acknowledges that given the nature of our business, performance against our objectives may not be reflected in a single 12-month calendar period. With respect to long-term performance-based compensation, the Compensation Committee annually considers the appropriate mix of equity awards and incorporates performance-based equity awards when it determines that important milestones should form the basis of a performance-based equity grant and that such a grant would not promote excessive risk taking that could adversely impact the Company or its research, development or commercialization of pharmaceutical products. The Compensation Committee has historically combined such performance-based equity awards with time-vesting equity awards, which, it believes, complement the performance-based awards and facilitate a focus on the totality of the Company’s ongoing and future activities as potential contributors to share price appreciation. For example:

●

In February 2017, based upon an analysis of the Company’s ongoing and future strategic focus and potential upcoming development and commercial milestones, the Compensation Committee granted a mix of performance-vesting restricted stock unit awards with a three-year performance period, time-vesting stock options and time-vesting restricted stock unit awards to our named executive officers.

●

In February 2018, based upon an analysis of the same factors and considering the performance criteria underlying the performance-vesting restricted stock unit awards granted in 2017, one of which was revenues equal to or greater than a pre-specified amount for the year ending December 31, 2019, the Compensation Committee granted a mix of time-vesting stock options and time-vesting restricted stock unit awards to our named executive officers, as further described below under the heading “2018 Compensation Decisions for Our Named Executive Officers – Equity Incentives—Stock Options and Stock Awards.”

●

In February 2019, the Compensation Committee took into account that, notwithstanding our meaningful accomplishments in 2018, our stock price declined in 2018. To further align our CEO’s financial interests with those of our shareholders, the Compensation Committee added a market performance condition to 50% of the total value of our CEO’s 2019 equity grant, in the form of performance-vesting stock options which in order to vest require achievement of a greater than 50% increase in the Company’s share price from its grant date value for 30 consecutive trading days, with the remaining 50% of the value of his equity grant embodied in equity awards that vest over time.

Refinement of Approach to Determine Number of Shares Underlying Equity Awards. The Company’s equity awards, including awards to our executive officers, are based on an intended dollar value for each award. In January 2019, the Compensation Committee, in an effort to further enhance the retentive and incentive value of our equity awards, refined its approach to better recognize and address the potential unintended impact that short-term volatility in share price can have on the conversion of the intended dollar values into the actual numbers of shares that are granted. See the discussion under the heading “2018 Compensation Decisions for Our Named Executive Officers – Equity Incentives—Stock Options and Stock Awards - How Sizes of Awards Were Determined” for more information as to the methodology adopted.

Peer Companies with Similar Business Strategies.  When making compensation decisions, the Compensation Committee uses data from comparable public companies with which we compete for top talent. The Compensation Committee selects those peer companies based on three specific quantitative selection criteria—market capitalization, revenues and employee headcount—and also requires that peer companies have a similar business model to ours within the biopharmaceutical industry. For that reason, the Compensation Committee excludes from inclusion in our peer group those biopharmaceutical companies whose business model may not entail significant investments in R&D and manufacturing and commercial capabilities, such as companies that instead focus on over-the-counter and generic pharmaceuticals, medical diagnostics or veterinary pharmaceuticals. The strength of this methodology is borne out by the fact that an overwhelming majority of companies within our 2018 and 2019 peer groups (discussed below) included us in their self-selected peer groups, and many of the companies within our 2018 and 2019 peer groups also included each other within their self-selected peer groups.

Long-Term CEO and TSR Alignment

In order to align our executive officers’ incentives with the interests of our shareholders and our corporate goals, a significant portion of our named executive officers’ target total direct compensation opportunity is comprised of “at-risk” compensation in the form of cash performance pay opportunities and long-term equity awards, as set forth in the chart below for 2018:

Our CEO’s approach to the exercise and sale of equity awards further strengthens the alignment of his annual realized pay and realizable pay (compensation that could have been realized upon the exercise and sale of all beneficially owned equity) with the Company’s long-term share appreciation. Our CEO has, by practice, chosen to hold Company shares acquired on the vesting of restricted stock units and other shares of the Company acquired by him, other than shares sold or withheld to pay taxes. In addition, our CEO has, by practice, generally held all stock options granted to him for nearly the full ten-year stock option term, only exercising and selling stock options within the twelve-month period prior to their expiration. These practices, which result in our CEO holding a significant amount of our ordinary shares over a relatively long period of time, even in the face of positive or negative share price movement, are positive indicators as to his confidence in the future of the Company and serve as an added incentive for him to increase the ordinary share price and create shareholder value. Our CEO owns over 700,000 Company shares, substantially in excess of his requirements under our Share Ownership and Holding Guidelines described below.

Measures of CEO Annual Equity Compensation

As shown above, a majority of the target total direct compensation of our CEO is weighted towards long-term, at-risk compensation, tied to share price and, in the case of certain equity awards, such as our 2017 annual equity awards, to additional measures of performance. As a result, the value of our CEO’s equity compensation at a given time often differs from the amounts reported in the Summary Compensation Table. The chart below shows, for 2017 and 2018, the difference between the target value of our CEO’s annual equity compensation determined by the Compensation Committee, the grant date fair value of such equity compensation as reported in the Summary Compensation Table in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC 718), and the value of such equity compensation as of December 31 of the year in which it was granted, also determined in accordance with ASC 718. For 2017, the target value and value as of December 31 reflect the maximum payout for our performance-vesting restricted stock unit awards.

The aggregate values for 2017 and 2018, as reflected in the Summary Compensation Table and shown in the above chart, do not fully reflect the considerations of, and decisions made by, the Compensation Committee in its determination of the annual equity grants for 2018 in two respects. First, the aggregate grant date fair value of the 2018 annual equity awards was significantly higher than the aggregate value targeted for grant by the Compensation Committee as a result of an increase in our share price of more than 13% in the two-day period between the share number determination date and the grant date. Second, in accordance with ASC 718, the Summary Compensation Table ascribes a grant date fair value of zero to the performance-vesting restricted stock unit awards that the Compensation Committee granted to our named executive officers in 2017, and therefore does not reflect the value that the Compensation Committee ascribed to such awards and considered as a factor when making its 2018 annual equity award decisions. Ascribing a zero-dollar value to the 2017 performance-vesting restricted stock unit awards in the Summary Compensation Table inflates the magnitude of the increase from 2017 to 2018 in the aggregate dollar value of equity awards granted to our named executive officers.

Key Features of Our Executive Compensation Program

Attributes of our Executive Compensation Program
☑	Design executive compensation to align pay with performance	☒	No guaranteed bonuses or base salary increases
☑	Balance short-term and long-term incentive compensation, with the majority of executive compensation being “at-risk”	☒	Since 2009, no new tax gross-ups on severance or change in control benefits
☑	Grant equity awards with performance-based vesting	☒	No repricing of underwater stock options without prior shareholder approval
☑	Maintain share ownership and holding guidelines	☒	No excessive perquisites
☑	Prohibit hedging and pledging by executive officers and directors
☑	Maintain clawback policy
☑	Impose minimum vesting requirements for equity awards

Advisory Vote on Executive Compensation and Shareholder Engagement

In May 2017, we submitted our executive compensation program to a non-binding, advisory vote of our shareholders, which is sometimes referred to as a Say-on-Pay vote, and it received the support of over 97% of the total votes cast at our 2017 Annual General Meeting of Shareholders. The Compensation Committee believes that our shareholders, through this advisory vote, endorsed our compensation philosophies. For 2018, the Compensation Committee determined not to make any significant changes to our executive compensation policies or decisions as a result of the vote and generally maintained the basic structure and design of our executive compensation programs. In May 2018, our Say-on-Pay vote again received the support of over 97% of our shareholders at our 2018 Annual General Meeting of Shareholders. At this meeting, we also submitted the frequency of future advisory votes on our executive compensation to a non-binding, advisory vote of our shareholders, which is sometimes referred to as a Say-on-Frequency vote, and over 99% of the votes cast supported holding such advisory vote on our executive compensation every year. In light of this vote, and consistent with the prior recommendation of the Board, we intend to continue to hold future non-binding advisory votes on executive compensation on an annual basis, until the next required advisory vote on the frequency of such votes.

We intend to continue to engage with our shareholders on topics of particular concern to shareholders, including executive compensation matters. Shareholder feedback, including through direct discussions and prior shareholder votes, is reported to our Compensation Committee throughout the year.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate experienced and well-qualified executive officers who will meaningfully contribute to our research and product development, manufacturing, commercialization, and operational efforts. We structure our executive officer compensation based on level of job responsibility, external peer comparisons, individual performance, and our overall Company performance. The Compensation Committee established our executive compensation program around the same set of objectives that guide us in establishing all of our compensation programs, which are:

●

to provide an overall compensation package that rewards individual performance and corporate performance in achieving our objectives, as a means to promote the creation and retention of value for us and our shareholders;

●	to attract and retain a highly skilled work force by providing a compensation package that is competitive with other employers who compete with us for talent;
●	to structure an increasing proportion of an individual’s compensation as performance-based as such person progresses to higher levels within our Company;
●	to foster the long-term focus required for success in the biopharmaceutical industry;
●	to mitigate the likelihood of inducing excessive risk-taking behavior; and
●	to structure our compensation and benefits programs similarly across our Company.

How We Determine Executive Compensation

Role of the Compensation Committee

The Compensation Committee reviews, oversees and administers our compensation policies, plans and programs, and reviews and determines the compensation to be paid to our executive officers, including our named executive officers. The Compensation Committee does not delegate any of its functions to others in determining executive compensation. To assist it in its work, the Compensation Committee engaged the services of Radford, an Aon Hewitt Company (“Radford”), as its independent compensation consultant.

The Compensation Committee’s full set of roles and responsibilities are set forth in the Compensation Committee’s written charter adopted by the Board, which is available on the Corporate Governance page of the Investors section of our website, available at: http://investor.alkermes.com.

Role of the Independent Compensation Consultant

A factor considered by the Compensation Committee in determining executive compensation is the high demand for well-qualified personnel. Given such demand, the Compensation Committee strives to maintain compensation levels that are competitive with the compensation of other executives in the industry. The Compensation Committee engaged Radford to review market data and various incentive programs and to provide assistance in establishing our cash and equity-based compensation targets and awards based, in large part, upon a peer group identification and assessment that Radford was retained to conduct, and upon an analysis of the retention value of equity awards. Radford took direction from, and provided reports to, our Senior Vice President of Human Resources and our Senior Director of Compensation and Performance Systems, who acted on behalf, and at the direction, of the Compensation Committee. Radford did not provide us with any services other than the services requested by the Compensation Committee. The Compensation Committee considered whether the work of Radford as a compensation consultant has caused any conflict of interest and concluded that there was no conflict. The Compensation Committee, in its sole authority, has the right to hire or terminate outside compensation consultants.

Competitive Assessment of Compensation – Peer Companies and Market Data

We aim to attract and retain the most highly qualified executive officers in an extremely competitive market and the Compensation Committee believes that it is important, when making its compensation decisions, to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the peer group analyses conducted by Radford enable the Compensation Committee to compare our executive compensation program as a whole and also the pay of individual executives. In each of its analyses, Radford also reviewed, and provided to the Compensation Committee, data from a survey group of companies, which reflected a broader group of public commercial-stage biopharmaceutical companies within a relevant revenue range. Radford collects such data from public SEC filings of the peer group companies and the Radford Global Life Sciences Survey and applies a proprietary methodology to the data to construct a benchmark for compensation comparison purposes.

2018 Peer Group. When developing a proposed list of our peer group companies to be used in connection with making compensation decisions at the end of 2017 and in 2018, Radford reexamined our compensation philosophy and peer group criteria and continued to recommend companies:

●	in the biopharmaceutical industry;
●	with commercial biopharmaceutical products;
●	with market values of approximately 0.3 times to 3 times our market capitalization at the time (resulting in a range of between $3 billion to $28 billion in market capitalization);
●	with revenue of approximately 0.3 times to 3 times our then-projected revenue (resulting in a range of $250 million to $2.3 billion in revenue); and
●	with employee headcount of approximately 0.3 times to 3 times our headcount (resulting in a range of 600 to 6,000 employees).

The Compensation Committee also considered the level of R&D expenditures as a percentage of revenue of potential peer companies and excluded biopharmaceutical companies whose business model did not entail significant investment in R&D programs, including primarily generic or over-the-counter pharmaceutical companies, companies that manufacture and/or sell diagnostics, animal health companies and nutrition companies. The Compensation Committee believes it important to eliminate these companies from our peer group as we do not compete for senior executive talent with these companies and including them within our peer group could disadvantage us in attracting and retaining leadership talent. In October 2017, Radford recommended, and our Compensation Committee approved, the following changes to our 2017 peer group to arrive at our 2018 peer group: (a) eliminate Acorda Therapeutics, Inc. and Pacira Pharmaceuticals Inc. from our 2018 peer group, due to their market capitalization being significantly below the targeted range and due to the difference of their business models, and Medivation, Inc., because it was acquired, and (b) add Acadia Pharmaceuticals, Inc., Alnylam Pharmaceuticals, Inc., Biogen Inc., Ionis Pharmaceuticals, Inc. and Neurocrine Biosciences, Inc. Our market capitalization, headcount and revenue ranked between the 35th and 65th percentile when compared to the market capitalization, headcount and revenue, respectively, of our 2018 peer group. As a testament to the strength and utility of the methodology used to identify our peer group, all companies within our 2018 peer group, except for Biogen Inc. and Neurocrine Biosciences, Inc., included us in their self-selected peer groups, as disclosed in their 2018 proxy statements.

2018 Peer Group

Acadia Pharmaceuticals, Inc.

Alexion Pharmaceuticals, Inc.

Alnylam Pharmaceuticals, Inc.

Biogen Inc.

BioMarin Pharmaceutical Inc.

Endo International

Incyte Corporation

Ionis Pharmaceuticals, Inc.

Jazz Pharmaceuticals plc

Neurocrine Biosciences, Inc.

Regeneron Pharmaceuticals

Seattle Genetics, Inc.

The Medicines Company

United Therapeutics Corporation

Vertex Pharmaceuticals Incorporated

Use of 2018 Peer Group.  Radford used our 2018 peer group set forth above to prepare the executive compensation review for the Compensation Committee. The Compensation Committee utilized this review to (a) assist in setting the performance pay targets and performance pay ranges for executives for 2018; (b) review and adjust the salaries of our executive officers in January 2018; and (c) help determine equity grants for our executive officers in February 2018. As described below, the Compensation Committee generally targets the 50th percentile for all elements of pay, with the opportunity to increase or decrease the variable elements of pay from the 50th percentile based upon performance; however, the comparative data provided by Radford is one of many factors that the Compensation Committee takes into consideration in determining executive compensation programs.

2019 Peer Group. When developing a proposed list of our peer group companies to be used in connection with making compensation decisions at the end of 2018 and in 2019, Radford reexamined our compensation philosophy and peer group criteria and continued to recommend companies:

●	in the biopharmaceutical industry;
●	with commercial biopharmaceutical products;
●	with market values of approximately 0.3 times to 3 times our market capitalization at the time (resulting in a range of between $2.5 billion to $24 billion in market capitalization);

●	with revenue of approximately 0.3 times to 3 times our then-projected revenue (resulting in a range of $350 million to $3 billion in revenue); and
●	with employee headcount of approximately 0.3 times to 3 times our headcount (resulting in a range of 850 to 7,500 employees).

The Compensation Committee also considered the level of R&D expenditures as a percentage of revenue of potential peer companies and excluded biopharmaceutical companies whose business model did not entail significant investment in R&D programs. The Compensation Committee continued to believe it important to eliminate these companies from our peer group as we do not compete for senior executive talent with these companies and including them within our peer group could disadvantage us in attracting and retaining leadership talent. In September 2018, Radford recommended, and our Compensation Committee approved, the following changes to our 2018 group to arrive at our 2019 peer group: (a) eliminate The Medicines Company, due to its restructuring to a clinical stage company with revenue and headcount significantly below our targeted ranges and (b) add Nektar Therapeutics.

2019 Peer Group

Acadia Pharmaceuticals, Inc.

Alexion Pharmaceuticals, Inc.

Alnylam Pharmaceuticals, Inc.

Biogen Inc.

BioMarin Pharmaceutical Inc.

Endo International

Incyte Corporation

Ionis Pharmaceuticals, Inc.

Jazz Pharmaceuticals plc

Nektar Therapeutics

Neurocrine Biosciences, Inc.

Regeneron Pharmaceuticals

Seattle Genetics, Inc.

United Therapeutics Corporation

Vertex Pharmaceuticals Incorporated

Compensation Program Design and Key Elements

We do not currently have any formal policies for allocating compensation among base salary, cash performance pay awards and equity awards, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a compensation opportunity for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. A significant portion of our named executive officers’ target total direct compensation opportunity is comprised of “at-risk” compensation in the form of cash performance pay opportunities and long-term equity awards in order to align the executive officers’ incentives with the interests of our shareholders and our corporate goals.

The Compensation Committee annually considers the grant of performance-based equity in consultation with its independent compensation consultant. It grants such equity when it determines that important development or financial milestones within the Company’s control should form the basis of a performance-based equity grant and that such grant would not promote excessive risk taking that could adversely impact the Company or its development or commercial programs. It is for this reason that the Compensation Committee has historically combined such performance-based equity awards with time-vesting equity awards, which, it believes, complement the performance-based awards and facilitate a focus on the totality of the Company’s ongoing and future activities as potential contributors to share price appreciation.

The table below explains the key features and purpose of each component of our executive compensation program. The Compensation Committee utilizes these elements of compensation to structure overall compensation for executive officers that can reward both short- and long-term performance of the individual and our Company and foster executive retention.

Component	Key Features	Purpose
Base Salary	● Fixed cash compensation for the executive’s regular work ● No amount is guaranteed ● Reviewed and adjusted annually after the conclusion of the previous year	● Provides fixed level of compensation that is competitive within our industry and geographic areas
Annual Cash Performance Pay

●   Cash compensation awarded after the conclusion of the previous year based on Company performance and each individual’s contribution to such performance during the prior year

●   No amount is guaranteed

●   Determined annually

● Motivates executive officers to achieve both short-term operational and longer-term strategic goals that are aligned with, and supportive of, our long-term Company value
Long-Term Equity Incentive Awards

●   Equity compensation generally in the form of time-vesting stock options and restricted stock unit awards and, periodically, performance-vesting stock options and restricted stock unit awards

●   Time-vesting stock options and time-vesting restricted stock unit awards vest in equal annual installments over a four-year period

●   Restricted stock awards and restricted stock unit awards may not vest, and stock options may not become exercisable, until one year from the date of grant at the earliest, and restricted stock awards and restricted stock unit awards with a time-based restriction are required to have at least a three-year restriction period, although after twelve months, vesting can occur incrementally over such three-year period

●   Value and mix determined annually

●   The number of shares underlying stock options is determined using the Black-Scholes stock option pricing model; and the number of shares underlying stock awards is determined based on the value of the Company’s ordinary shares

●   Successfully reward and retain key employees and motivate executives to increase shareholder value through a mix of time- and/or performance-vesting restricted stock unit awards and time- and/or performance-vesting stock option awards

●   Promotes long-term retention and stock ownership

●   Aligns the interests of executives with those of shareholders, providing our executives with the opportunity to share in the future value they are responsible for creating

●   Equity awards that vest on the achievement of key performance criteria align executive compensation with specific events that drive value for our shareholders

Factors Considered in Determining Compensation for our Executive Officers

The Compensation Committee considers a number of factors when determining the amount, form and mix of pay for our executive officers. The Compensation Committee sets the compensation of our executive officers at levels that the Compensation Committee determines to be competitive and appropriate for each individual, based upon the Compensation Committee’s professional experience and knowledge and consideration of multiple relevant factors, which may vary from year to year and include the following (in addition to the factors described above under “Compensation Program Design and Key Elements”):

●	the achievement of the Company’s corporate objectives for the previous year;

●	the experience and performance of the executive officer and his or her contributions to the overall performance of the Company;
●	competition for experienced biopharmaceutical executives;
●	compensation paid at comparable companies, based upon data provided by our independent compensation consultant; and
●	total cash and total direct compensation of each such executive officer.

The Compensation Committee generally targets the 50th percentile for all elements of pay, with the opportunity to increase or decrease the variable elements of pay from the 50th percentile based upon performance.

2018 Compensation Decisions for Our Named Executive Officers

Performance Objectives and Accomplishments

In December 2017, the Compensation Committee adopted, and the Board subsequently approved, seven corporate objectives to measure the performance of our Company and our executive officers in 2018. Below is a list of the objectives and the Company’s performance against such objectives in 2018.

As discussed above in “Factors Considered in Determining Compensation,” the Compensation Committee considers multiple relevant factors, including achievement of our corporate objectives, in determining executive officer compensation. The Compensation Committee does not apply a formula or assign these corporate objectives and accomplishments relative weights.

Corporate Objective	Accomplishments

Advance our development programs, including:

• File the ALKS 8700 (DRF) NDA;

• Complete the ALKS 3831 Phase 3 registration program;

• Complete the ALKS 4230 Phase 1 dose escalation and continue progression of the next phase development efforts for ALKS 4230; and

• Nominate at least one new candidate for clinical development.

Submit the ALKS 8700 (diroximel fumarate) NDA. We submitted the NDA for diroximel fumarate to the FDA in December 2018.

Complete the ALKS 3831 Phase 3 registration program. We completed the registration requirements for the ALKS 3831 program in 2018. In November 2018, we reported positive topline results from ENLIGHTEN-2, which evaluated the weight gain profile of ALKS 3831 compared to olanzapine over six months in patients with stable schizophrenia.

Complete the ALKS 4230 Phase 1 dose escalation and continue progression of the next phase development efforts for ALKS 4230. We continued to progress our ongoing phase 1 study for ALKS 4230 and expanded the program overall. We modified the protocol for the dose-escalation monotherapy stage of the phase 1 study during 2018 to continue dose escalation beyond the limits set forth in the original protocol, for purposes of determining the maximum tolerated dose. In the meantime, we expanded the phase 1 study to evaluate ALKS 4230 in combination with pembrolizumab (KEYTRUDA®). We also accelerated preparations to initiate a new clinical study of ALKS 4230 administered subcutaneously as monotherapy and in combination with pembrolizumab.

Nominate at least one new candidate for clinical development. We nominated a new product candidate for clinical development in 2018.

Corporate Objective	Accomplishments
Increase the number of providers and appropriate patients using VIVITROL and ARISTADA.

The number of providers and appropriate patients using VIVITROL and ARISTADA increased in 2018.

The total number of accounts using VIVITROL reached 7,400 as of the fourth quarter of 2018, representing an increase of approximately 25% compared to the fourth quarter of 2017. This growth in accounts translated into an increase of approximately 13% in the average number of patients per month using VIVITROL as of the fourth quarter of 2018 as compared to the fourth quarter of 2017. We also continued to diversify geographically in 2018 by building a broader base of utilization across the country, with 26 states that demonstrated more than 25% growth in utilization compared to 2017.

In 2018, we increased the breadth and depth of ARISTADA prescribing among high-decile prescribers of long-acting antipsychotics. The overall prescriber base for ARISTADA increased by approximately 34% in December 2018 as compared to December 2017. We achieved an increase of approximately 64% in demand sales for 2018 as compared to 2017. Prescriptions for the two-month dose of ARISTADA comprised approximately 28% of ARISTADA months-of-therapy in the fourth quarter of 2018 and was our fastest growing dose. The combined offering of the two-month dose and ARISTADA INITIO, which we launched in July 2018, served to further differentiate ARISTADA.

Obtain approval from the U.S. FDA of ARISTADA INITIO for initiation onto ARISTADA for the treatment of schizophrenia and ALKS 5461 for the adjunctive treatment of major depressive disorder and execute integrated cross-functional launch readiness plans.

ARISTADA INITIO Approval and Launch. ARISTADA INITIO was approved in June 2018 and launched in July 2018. The launch of ARISTADA INITIO was supported by multiple functional areas, including Marketing, Medical Affairs, Public Affairs, Health Systems and Sales. Each functional group successfully developed and implemented tactics to respond to educational and product access needs in the marketplace, with ARISTADA INITIO achieving a high level of unaided awareness and accelerated access by new hospitals and payers.

ALKS 5461 Approval. We did not achieve this objective. Following a negative Advisory Committee meeting in November 2018, on January 31, 2019 the FDA issued a Complete Response Letter in relation to the ALKS 5461 New Drug Application (NDA) stating that the FDA is unable to approve the NDA in its present form.

Achieve financial guidance for revenue and non-GAAP earnings.

We achieved our financial guidance for total revenue and non-GAAP earnings in 2018, including:

Total revenue guidance was initially $975 million to $1,025 million, which was modified during the year to result in a range of $1,015 million to $1,045 million. We achieved total revenues of $1,094.3 million for 2018, which was an increase of approximately 21% over the previous year.

Non-GAAP net income (loss) guidance was initially a non-GAAP net loss of $5 million to $35 million, which was modified twice during the year, first to result in a range of non-GAAP net loss of $10 million to non-GAAP net income of $20 million, and then to result in a range of non-GAAP net income of $20 million to $50 million. Non-GAAP net income was $97.8 million for 2018. A reconciliation of this GAAP to non-GAAP financial measure is provided in Appendix B to this proxy statement.

We increased VIVITROL and ARISTADA net sales by approximately 12% and 58%, respectively, compared to 2017.

Corporate Objective	Accomplishments
Manufacture commercial products and clinical trial material to meet our near- and long-term goals of quality, quantity, reliability and efficiency.

We effectively and efficiently operated two cGMP (Current Good Manufacturing Practices) facilities, supplying clinical trial materials and commercial products to meet our, and our licensees’, needs.

In 2018, we established a cross-functional External Operations team to focus on the scalability and controls required to ensure reliability of our supply and to meet current and future supply needs. In 2018, the External Operations team managed 20 external contract manufacturing organizations and vendors associated with our commercial proprietary products. We completed 23 new commercial and development supply agreements and managed 49 label changes through our packaging vendors in 2018.

In 2018, we completed six successful regulatory inspections and audits at our manufacturing facilities in Wilmington and Athlone with no critical or major findings, and conducted 90 audits in our supply chain external network. Additional audits were conducted by the Drug Enforcement Agency (DEA), the Ireland Environmental Protection Agency (EPA) and the U.S. Occupational Safety and Health Administration (OSHA) at our facilities, all with no critical findings. Our Clinical Quality Assurance team also conducted 113 audits of our clinical trial sites and vendors.

We implemented expanded manufacturing capacity to support VIVITROL, including in 2018 the conversion of an existing product line and qualification of a new VIVITROL bulk manufacturing line targeted for commercial supply in 2020. We successfully completed a commercial-scale technical transfer of ALKS 5461 to Wilmington from our Athlone facility and a process optimization and scale-up for commercial operations for ALKS 3831. In 2018, our Athlone facility also supported ongoing clinical trial material, registration stability, process scale-up and optimization, and commercial readiness in support of the NDA submission for, and commercialization of, diroximel fumarate.

Our clinical supply output supported over 460 clinical site/study combinations in 18 countries around the world with over 130 SKUs (stock keeping units) of product mix. We estimate completion of more than 9,000 patient visits in 2018 and a customer service level of 99.6%.

Advance advocacy efforts on behalf of patients and families to maintain and expand access to medications for severe mental illness and addiction and continue to educate stakeholders on emerging data in these fields.

In 2018, we continued to engage with the advocacy community to elevate the perspective of people affected by addiction and severe mental illness. We continued to work to enhance the community’s understanding of effective ways to engage with policy makers to drive an agenda benefitting patients and families. We continued to support, through our Alkermes Inspiration Grants program, innovative, community-based initiatives that seek to address real-world problems of patients and families suffering from addiction and mental health disorders.

Addiction. VIVITROL’s national profile continues to expand with approximately 730 programs in 40 states through October 2018. This represents an increase of approximately 30% increase during the 12-month period ending October 2018, compared to the same period in 2017. We believe that this growth was driven by improved access, increased funding and new criminal justice initiatives.

Severe Mental Illness. In 2018, we advanced our policy efforts on behalf of individuals living with severe mental illness, including support of the National Council for Behavioral Health’s Behavioral Health and Economics Network, or BHECON. Since its launch, BHECON has grown into a nine-state, multi-stakeholder coalition of behavioral health providers and criminal justice and public health officials focused on building political support for the just treatment of individuals with severe mental illness.

Corporate Objective	Accomplishments
Continue to grow the organizational infrastructure and capabilities to meet the needs of our business while maintaining our corporate values.

In 2018, we undertook a reorganization of our commercial and business operating units to create new, more integrated Health Systems and Corporate Planning functions to further support our commercial and organizational needs. We created a new hospital-based sales team of 46 professionals, and expanded the ARISTADA field force by 50.

In addition, we expanded key functional groups within the R&D organization, including Medical Affairs, developed new capabilities in research, established new leadership for our Manufacturing function and reorganized our internal and external communications teams under a newly established Public Affairs group.

Base Salary Decisions

In early 2018, the Compensation Committee reviewed and adjusted the base salaries of our executive officers. In determining such base salary adjustments, the Compensation Committee considered a number of factors, such as cost-of-living indices, market data for our 2018 peer group, achievement of our 2017 corporate objectives (as described in detail in our 2018 proxy statement), individual performance and contributions to the achievement of our Company objectives, the Compensation Committee’s competitive positioning philosophy and, for those executive officers other than Mr. Pops, the recommendations of Mr. Pops and Mr. Cooke (in his capacity as President at such time). Based on this review, the Compensation Committee increased the base salary of Messrs. Pops, Frates and Stejbach and Ms. Biberstein by approximately 3.5%. The Compensation Committee increased the base salary of Dr. Hopkinson by approximately 9.1% and of Mr. Gaffin by approximately 9.6%, in each case to approximate the median base salaries for executives in similar positions at companies in the Company’s 2018 peer group. The new base salaries determined by the Compensation Committee in early 2018 for Messrs. Pops, Frates, Stejbach and Gaffin, for Dr. Hopkinson and for Ms. Biberstein were therefore $1,002,316, $536,732, $493,977, $500,000, $600,000 and $561,768, respectively. There were no other adjustments to the base salaries of our named executive officers during 2018. In March 2018, Mr. Robinson joined the Company as our President and Chief Operating Officer. Based on an analysis of comparable positions within our 2018 peer group and competitive local market information, the Compensation Committee set Mr. Robinson’s base salary for 2018 at $675,000, prorated based on the date he joined the Company.

Cash Performance Pay

No Increases to Cash Performance Targets for 2018.  In December 2017, the Compensation Committee approved the Alkermes plc Affiliated Company Fiscal Year 2018 Reporting Officer Performance Pay Plan (“2018 Performance Plan”) and, after consulting its independent compensation consultant, considering comparable market data from the Company’s 2018 peer group and targeting around the 50th percentile of the Company’s 2018 peer group, maintained for the 2018 performance period the same performance pay ranges and target performance pay as the 2017 performance period, as follows: (i) Mr. Pops at between 0% and 200% of his base salary, with a target of 100% of his base salary; (ii) Ms. Biberstein at between 0% to 130% of her base salary, with a target of 65% of her base salary and (iii) Messrs. Frates, Stejbach and Gaffin at between 0% and 100% of their respective base salaries, with a target of 50% of their respective base salaries.

In February 2018, in anticipation of Mr. Robinson joining the Company and in recognition of Dr. Hopkinson’s promotion and his becoming an executive officer of the Company, the Compensation Committee (i) approved changes to the 2018 Performance Plan to add the positions of President and Chief Operating Officer and Senior Vice President of Medicines Development and Medical Affairs, and Chief Medical Officer to the list of reporting officers eligible to participate in the 2018 Performance Plan, (ii) established proposed performance pay ranges and target performance pay for Mr. Robinson for the 2018 performance period at between 0% and 150% of his base salary, with a target of 75% of his base salary, and agreed that such performance pay would not be prorated based on Mr. Robinson’s start date occurring during the first quarter and (iii) established performance pay ranges and target performance pay for Dr. Hopkinson for the 2018 performance period at between 0% and 100% of his base salary, with a target of 50% of his base salary.

Cash Performance Payouts.  In January 2019, the Compensation Committee considered our meaningful accomplishments in 2018 (as described in detail above), the target cash performance pay and cash performance pay range set by the Compensation Committee for each executive officer, data from Radford regarding cash performance pay for executive officers of our peer group companies and comparable market data for experienced executive officers in the biopharmaceutical industry. In addition, Mr. Pops presented to the Compensation Committee an evaluation of each of the other named executive officers’ performance during 2018, including an assessment of the contribution of each such named executive officer to the achievement of our corporate objectives and recommendations for cash performance pay amounts based on such evaluation.

Based on such information, the Compensation Committee determined, with respect to each of our named executive officers still employed by the Company in January 2019, that such named executive officer should receive the respective cash performance pay shown in the table below.

Named Executive Officer	2018 Target Performance Pay as a % of Base Salary	2018 Actual Performance Pay as a % of Base Salary	2018 Actual Performance Pay as a % of Target Performance Pay
Richard F. Pops	100%	115%	115%
James M. Frates	50%	58%	115%
James A. Robinson	75%	94%	125%
Craig C. Hopkinson	50%	70%	140%
David J. Gaffin	50%	65%	130%

Equity Incentives—Stock Options and Stock Awards

2018 Equity Incentive Mix.  In February 2018, at the time the Compensation Committee met to determine equity awards for 2018, we had met our 2017 financial guidance, the ARISTADA 1064 mg two-month dose had been approved and successfully launched, the ALKS 5461 NDA had been submitted to the FDA, we had achieved late-stage clinical success with ALKS 3831 and BIIB098, and the Company’s shares were trading at prices in the mid-$50s. Based upon an analysis of the Company’s prior year performance, ongoing and future strategic focus, the Company’s then-current stock price and performance, and following its company-wide grant of performance-vesting restricted stock unit awards in February 2017, the performance period of which had not yet concluded, the Compensation Committee granted a mix of time-vesting stock options and time-vesting restricted stock unit awards to our named executive officers. These stock options and restricted stock unit awards vest in four equal annual installments commencing on the one-year anniversary of the grant date. These awards are subject to early vesting in certain instances as described in the 2011 Plan and below under the heading “Potential Payments upon Termination or Change in Control.”

How Sizes of Awards Were Determined.  The Compensation Committee determines the number of ordinary shares subject to each named executive officer’s equity award by first determining the intended aggregate dollar value of such award and then dividing such amount by a per share value, determined a number of days prior to the grant date based on an averaging methodology designed to address week-to-week volatility in our share price over a defined period of time.

In February 2018, the Compensation Committee determined the intended dollar value of each named executive officer’s annual award based on comparable peer group data provided by Radford, the dollar value of equity awards as determined using the Black-Scholes option pricing model and market prices for restricted stock unit awards, the similarly determined dollar value of previous equity awards, the overall equity position of each executive and the retentive value of such executive’s overall equity position. For Mr. Pops, the Compensation Committee also considered the performance of the Company against the Company’s 2017 corporate objectives, and the performance of Mr. Pops against the Company’s 2017 corporate objectives. For named executive officers other than Mr. Pops, the Compensation Committee considered the recommendations of Mr. Pops and Mr. Cooke (in his capacity as President at the time) based on their assessment of each individual’s performance against the Company’s corporate objectives and the criticality of that employee to the success of the Company and to the continuity of key Company programs or functions.

Based upon these factors, the Compensation Committee granted the following: to each of Messrs. Frates, Stejbach and Gaffin and Dr. Hopkinson, a time-vesting stock option award of 54,500 ordinary shares and a time-vesting restricted stock unit award of 13,500 ordinary shares; to Ms. Biberstein, a time-vesting stock option award of 71,000 ordinary shares and a time-vesting restricted stock unit award of 17,500 ordinary shares; and to Mr. Pops, a time-vesting stock option award of 295,000 ordinary shares and a time-vesting restricted stock unit award of 72,500 ordinary shares. See the discussion under the heading “Measures of CEO Annual Equity Compensation” above for further discussion of the differences between the target value of our CEO’s 2018 annual equity compensation determined by the Compensation Committee, the grant date fair value of such equity compensation as reported in the Summary Compensation Table in accordance with ASC 718, and the value of such equity compensation as of December 31, 2018, also determined in accordance with ASC 718.

2019 CEO Equity Incentive Mix. In determining the grant of equity to Mr. Pops in February 2019, the Compensation Committee took into account that, despite our meaningful accomplishments in 2018, our share price declined in 2018. To further align his financial interests with those of our shareholders, the Compensation Committee added a market performance condition to 50% of the total value of our CEO’s 2019 equity grant, in the form of performance-vesting stock options which in order to vest require achievement of a greater than 50% increase in the Company’s share price from its grant date value for 30 consecutive trading days, with the remaining 50% of the value of his equity grant embodied in equity awards that vest over time.

2018 New Hire Grant for Named Executive Officer

In April 2018, the Compensation Committee considered the new hire grant for Mr. Robinson in accordance with the parameters of the New Hire Equity Grant procedure. In determining the grant of equity to Mr. Robinson, the Compensation Committee took into consideration comparable 2018 peer group data provided by Radford, the dollar value of equity awards, as determined using the Black-Scholes option pricing model and market prices for restricted stock unit awards and the similarly determined dollar value of equity awards for other named executive officers. Based upon these factors, the Compensation Committee, targeting the 50th to 75th percentile of the 2018 peer group data for annual grants to executives in a similar position, granted Mr. Robinson a time-vesting stock option award of 140,000 ordinary shares and a time-vesting restricted stock unit award of 25,000 ordinary shares.

Additional Compensation Information

Share Ownership and Holding Guidelines

Our Board members and reporting officers (consisting of those who are required to file reports under Section 16(a) of the Exchange Act) are subject to our Share Ownership and Holding Guidelines. These guidelines are designed to align the interests of our Board members and reporting officers with those of our shareholders by ensuring that our Board members and reporting officers have a meaningful financial stake in our long-term success. The guidelines establish minimum ownership levels by position as set forth below:

Position	Value of Equity
CEO	6.0 times base salary
Board Members*	$100,000 for each measurement date prior to January 1, 2019
3.0 times annual Board member cash retainer, for each measurement date on or after January 1, 2019
Other Reporting Officers*	1.0 times base salary

* First measurement date is the date that is at least five (5) full years from the date of appointment or election, as applicable.

For purposes of determining the value of shares owned by a Board member or reporting officer under our Share Ownership and Holding Guidelines as of January 1 of each year, which is the annual measurement date, we include the value of all shares directly or beneficially owned by such Board member or reporting officer and the amount by which the market value of any vested but unexercised stock option held by such Board member or reporting officer exceeds the strike price of such stock option, in each case as of the annual measurement date.

Our Share Ownership and Holding Guidelines require that each named executive officer retain fifty percent (50%) of ordinary shares acquired upon vesting of restricted stock unit awards and/or exercise of stock options (net of tax liability and any amounts used to pay exercise price, as applicable), until each such named executive officer meets the share ownership requirements outlined in the guidelines (and set forth above).

Compliance with the Share Ownership and Holding Guidelines is monitored by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has determined that Mr. Pops and all directors and reporting officers subject to the guidelines as of January 1, 2019 satisfied the applicable share ownership guidelines as of such date. A current copy of our Share Ownership and Holding Guidelines can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

Clawback Policy

Our named executive officers are subject to our Clawback Policy, under which, in the event that (a) the Board determines that a named executive officer engaged in fraud or intentional misconduct that requires a material restatement of our financial results, and (b) such fraud or intentional misconduct resulted in an incorrect determination that an incentive compensation performance goal had been achieved, then the Board may take appropriate action to recover from such named executive officer any equity incentive compensation resulting from such incorrect determination that had been paid to such named executive officer during the three-year period preceding the filing of such accounting restatement. We may recoup equity incentive compensation paid to the named executive officer who engaged in the fraud or intentional misconduct to the extent it was based on such incorrect determination, as determined by the Board. A current copy of the Clawback Policy can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com.

Insider Trading Policy and Hedging and Pledging Prohibitions

We maintain an Insider Trading Policy that prohibits our officers, directors, employees (including temporary and contract employees) and independent contractors from, among other things, engaging in speculative transactions in our securities, including by way of the purchase or sale of “put” or “call” options or other derivative securities directly linked to our equity; short sales of our equity; the use of our equity as a pledge or as collateral in a margin account; and trading in straddles, equity swaps, or other hedging transactions directly linked to our equity, even if such persons do not possess material, nonpublic information. A current copy of our Insider Trading Policy is available on the Corporate Governance page of the Investors section of our website, available at: http://investor.alkermes.com

Retirement Benefits

The terms of our 401(k) Savings Plan (“401k Plan”) provide for broad-based participation by our executive officers and employees resident in the U.S. Under the 401k Plan, all of our U.S. employees are eligible to receive matching contributions from us. Our matching contribution for the 401k Plan for 2018 was as follows: dollar for dollar on each participant’s eligible compensation up to a maximum of 5% of such compensation, subject to applicable federal limits.

Other Benefits

Executive officers are eligible to participate in our medical, dental and life insurance employee benefit plans on the same terms as all other employees. We may also provide relocation expense reimbursement, which is negotiated on an individual basis with employees, including executive officers, in a manner consistent with our internal guidelines.

Executive officers are also entitled to certain benefits upon death or disability. Under our flexible benefits program, our executive officers receive long-term disability coverage that will pay up to 65% of their base salary, up to a monthly maximum of $27,500, during disability, and, in cases of catastrophic disability, a supplemental amount based on their base salary. Also, under our flexible benefits program, we provide life insurance coverage for all of our eligible U.S. employees, including the named executive officers, equal to two times base salary, with a maximum of $500,000 in coverage paid by us. In addition, all U.S. employees, including the named executive officers, are eligible to participate in optional supplemental life insurance up to a maximum of $500,000.

Post-Termination Compensation and Benefits

We have a program in place under which each of our executive officers receives severance benefits if he or she is terminated without “cause” (as defined in each executive officer’s employment agreement with the Company) or if he or she resigns for “good reason” (e.g., a material diminution in his or her responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his or her employment), subject to signing a general release of claims. Additionally, each named executive officer receives severance benefits if, within a period of time following a corporate transaction or a change in control, he or she is terminated without “cause” or resigns for “good reason.” The terms of, and the amounts payable under, these arrangements are described in more detail below under “Potential Payments Upon Termination or Change in Control.” We provide these severance arrangements because we believe that, in a competitive market for talent, severance arrangements are necessary to attract and retain high quality executives. In addition, the change in control benefit allows and incentivizes executives to maintain their focus on our business during a period when they otherwise might be distracted.

Tax and Accounting Considerations

Under Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.

Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and be deductible by the Company in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its shareholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Under ASC 718, the Company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Risk Assessment Concerning Compensation Practices and Policies

The Compensation Committee, at the direction of the Board, reviewed our compensation policies and practices in 2018 and concluded that these policies and practices are not structured to be reasonably likely to have a material adverse effect on the Company. In 2018, the Compensation Committee also asked Radford to do a specific risk assessment of the Company’s cash and equity compensation programs and Radford found them to be a low risk level under each of the factors it examined.

Specifically, our compensation programs contain many features that mitigate the likelihood of inducing excessive risk-taking behavior. These features include:

●	a balance of fixed cash compensation and variable cash and equity compensation, with variable compensation tied both to short- and long-term objectives and the long-term value of our stock price;
●	the Compensation Committee’s ability to exercise discretion in determining incentive program payouts and equity awards;
●	limits on payouts under our annual performance incentive plans;
●	share ownership and holding guidelines applicable to our directors and executive officers;
●	application of a clawback policy and the anti-hedging and anti-pledging provisions in the Company’s Insider Trading Policy; and
●	mandatory training on our policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

Equity Grant Timing and Equity Plan Information

Annual employee equity grants, including grants to executive officers, are made after the announcement of the Company’s year-end results and after the Company’s window to trade has been reopened (generally 48 hours after the announcement of such results). New hire equity grants are made on the first Wednesday following the first Monday of each month (or the first business day thereafter if such day is a holiday). For information about non-employee director equity grants, see the discussion under the heading “Director Compensation – Equity Compensation” below.

Summary Compensation Table

The following table presents and summarizes the compensation paid to, or earned by, our named executive officers for 2018, 2017 and 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(4)	(f)(5)	(g)(6)	(h)	(i)(7)	(j)
Richard F. Pops	2018	1,002,316	—	4,876,350	10,010,722	1,152,664	—	13,750	17,055,802
Chairman and Chief Executive Officer	2017	964,204	—	1,909,950	5,379,155	1,113,684	—	13,500	9,380,493
	2016	911,228	—	2,258,900	4,819,553	1,644,489	—	13,250	9,647,420
James M. Frates	2018	536,732	—	908,010	1,849,438	309,000	—	13,750	3,616,930
Senior Vice President, Chief Financial Officer	2017	517,232	—	654,840	1,344,789	298,184	—	13,500	2,828,545
	2016	499,741	—	580,860	1,220,953	363,257	—	13,250	2,678,061
James A. Robinson	2018	545,192	—	1,104,000	3,159,506	633,000	—	1,286,170	6,727,868
President and Chief Operating Officer (1)
Kathryn L. Biberstein	2018	506,291	—	1,177,050	2,409,360	—	—	22,933	4,115,634
Former Executive Vice President, Chief Compliance Officer, Chief Administrative	2017	541,359	—	818,550	1,748,225	405,722	—	13,500	3,527,356
Officer and Chief Risk Officer (2)	2016	523,052	—	742,210	1,606,518	545,393	—	13,250	3,430,423
Mark P. Stejbach	2018	445,195	—	908,010	1,849,438	—	—	936,699	4,139,342
Former Senior Vice President and Chief Commercial Officer (3)
Craig C. Hopkinson	2018	600,000	—	908,010	1,849,438	420,000	—	13,750	3,791,198
Senior Vice President of Medicines Development and Medical Affairs, and
Chief Medical Officer
David J. Gaffin	2018	500,000	—	908,010	1,849,438	325,000	—	13,750	3,596,198
Senior Vice President, Chief Legal Officer
Chief Compliance Officer and Secretary

Notes to Summary Compensation Table

(1)	Effective March 2018, Mr. Robinson joined the Company as the Company’s President and Chief Operating Officer.
(2)

Effective March 2018, Ms. Biberstein transitioned her responsibilities as Chief Compliance Officer, Chief Administrative Officer, and Chief Risk Officer. She continued to work for the Company as an Executive Vice President until November 2018, at which time she terminated her employment.

(3)	Effective November 2018, Mr. Stejbach terminated his employment with the Company.
(4)

The amounts in column (e) reflect the aggregate grant date fair value of stock awards granted during 2018, 2017 and 2016, respectively, computed in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718. See the discussion under the heading “Equity Incentives—Stock Options and Stock Awards—How Sizes of Awards Were Determined” in this proxy statement. The weighted average grant date fair values of stock awards granted during these years are included in footnote 12 “Share-Based Compensation” to our consolidated financial statements for the year ended December 31, 2018 included in our Annual Report. The value of the performance-vesting restricted stock unit awards granted on February 17, 2017 to each of Mr. Pops, Mr. Frates and Ms. Biberstein based upon the then-probable outcome of the performance conditions, as computed in accordance with ASC 718, was $0 for each award. Assuming that the target level of performance will be achieved, and assuming the $54.57 closing price of our shares on the date of grant, the value of such performance-vesting restricted stock unit awards was $3,001,350; $600,270; and $818,550, respectively, and the value of such performance-vesting restricted stock unit awards assuming that the highest level of performance will be achieved, was $4,502,025; $900,405; and $1,227,825, respectively.

(5)

The amounts in column (f) reflect the aggregate grant date fair value of option awards granted during 2018, 2017 and 2016, respectively, computed in accordance with ASC 718. See the discussion under the heading “Equity Incentives—Stock Options and Stock Awards—How Sizes of Awards Were Determined” in this proxy statement. The assumptions used in the calculation of the fair value of option awards granted by us during these periods are included in footnote 2 “Summary of Significant Accounting Policies” under the heading “Share-Based Compensation” to our consolidated financial statements for the year ended December 31, 2018 included in our Annual Report. The fair value of the option awards granted to Mr. Pops during 2018, computed as of December 31, 2018 in accordance with ASC 718, was $2,516,350.

(6)

The amounts in column (g) reflect the cash awards paid to our named executive officers for services performed during 2018, 2017 and 2016, respectively, pursuant to the 2018 Performance Plan, the Alkermes plc Affiliated Company Fiscal Year 2017 Reporting Officer Performance Pay Plan and the Alkermes plc Affiliated Company Fiscal Year 2016 Reporting Officer Performance Pay Plan, respectively.

(7)

The amounts in column (i) reflect our match on contributions made by the named executive officers to our 401k Plan. Column (i) for Mr. Robinson also includes a sign-on bonus of $1,000,000 and relocation benefits of $272,420. Column (i) for Ms. Biberstein also includes $9,183 of unused vacation time which was paid to Ms. Biberstein in 2018. Column (i) for Mr. Stejbach also includes a cash severance payment in the amount of $834,832, and health, dental and outplacement benefits of $36,582, both of which will be paid biweekly through December 2019 and in each case pursuant to the Separation Agreement (as defined below), and $51,535 of unused vacation time, which was paid to Mr. Stejbach in 2018.

2018 Grants of Plan-Based Awards

The following table presents information on all grants of plan-based awards made in 2018 to our named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards ($)
(a)	(b)(1)	(c)	(d)(2)	(e)(2)	(f)	(g)	(h)	(i)(3)	(j)(4)	(k)	(l)(5)
Richard F. Pops	2/16/2018	—	—	—	—	—	—	72,500	—	—	4,876,350
	2/16/2018	—	—	—	—	—	—	—	295,000	67.26	10,010,722
	N/A	—	1,002,316	2,004,632	—	—	—	—	—	—	—
James M. Frates	2/16/2018	—	—	—	—	—	—	13,500	—	—	908,010
	2/16/2018	—	—	—	—	—	—	—	54,500	67.26	1,849,438
	N/A	—	268,366	536,732	—	—	—	—	—	—	—
James A. Robinson	4/4/2018	—	—	—	—	—	—	25,000	—	—	1,104,000
	4/4/2018	—	—	—	—	—	—	—	140,000	44.16	3,159,506
	N/A	—	506,250	1,012,500	—	—	—	—	—	—	—
Kathryn L. Biberstein	2/16/2018	—	—	—	—	—	—	17,500	—	—	1,177,050
	2/16/2018	—	—	—	—	—	—	—	71,000	67.26	2,409,360
	N/A	—	—	—	—	—	—	—	—	—	—
Mark P. Stejbach	2/16/2018	—	—	—	—	—	—	13,500	—	—	908,010
	2/16/2018	—	—	—	—	—	—	—	54,500	67.26	1,849,438
	N/A	—	—	—	—	—	—	—	—	—	—
Craig C. Hopkinson	2/16/2018	—	—	—	—	—	—	13,500	—	—	908,010
	2/16/2018	—	—	—	—	—	—	—	54,500	67.26	1,849,438
	N/A	—	300,000	600,000	—	—	—	—	—	—	—
David J. Gaffin	2/16/2018	—	—	—	—	—	—	13,500	—	—	908,010
	2/16/2018	—	—	—	—	—	—	—	54,500	67.26	1,849,438
	N/A	—	250,000	500,000	—	—	—	—	—	—	—

Notes to 2018 Grants of Plan-Based Awards Table

(1)

On April 4, 2018, we granted stock options and restricted stock unit awards to Mr. Robinson. This Grants of Plan-Based Awards table does not include the stock options and restricted stock unit awards which were granted to our named executive officers on February 21, 2019, which were as follows: Mr. Pops, 382,200 performance-vesting stock options, 121,000 time-vesting stock options and 129,600 time-vesting restricted stock unit awards; Mr. Robinson, 157,000 time-vesting stock options and 40,400 time-vesting restricted stock unit awards; Dr. Hopkinson, 106,700 time-vesting stock options and 27,500 time-vesting restricted stock unit awards; Mr. Gaffin, 106,700 time-vesting stock options and 27,500 time-vesting restricted stock unit awards and Mr. Frates, 90,600 time-vesting stock options and 23,300 time-vesting restricted stock unit awards. The February 21, 2019 stock option grants were each granted at an exercise price of $32.57. No equity awards were granted to Ms. Biberstein or Mr. Stejbach on February 21, 2019, as they were no longer employed by the Company at such time.

(2)

Represents the target and maximum amounts that may be earned by named executive officers under the 2018 Performance Plan during the performance period of January 1, 2018 to December 31, 2018. The cash performance pay range for Mr. Pops is 0% to 200% of base salary with a target cash performance pay of 100% of base salary in effect at the time of award. The cash performance pay range for Mr. Robinson is 0% to 150% of base salary, with a target cash performance pay of 75% of base salary in effect at the time of award. The cash performance pay range for Messrs. Frates and Gaffin and Dr. Hopkinson is 0% to 100% of base salary with a target cash performance pay of 50% of base salary in effect at the time of award. There are no other applicable estimated future payouts under non-equity incentive plan awards for our named executive officers under the 2018 Performance Plan. See “Compensation Discussion and Analysis-Compensation Program Elements-Cash Performance Pay” for a detailed discussion of the 2018 Performance Plan, and see the Summary Compensation Table above for the actual cash performance payment amounts earned during 2018.

(3)

Represents time-vesting restricted stock unit awards granted under the 2011 Plan, which vest in four equal annual installments commencing on the first anniversary of the grant date. No dividend equivalents are paid on unvested restricted stock unit awards.

(4)

Represents time-vesting stock options granted under the 2011 Plan, which vest in four equal installments commencing on the first anniversary of the grant date. Certain of the stock options qualify as incentive stock options under Section 422 of the Code.

(5)

Represents the estimated grant date fair value of stock options and restricted stock unit awards granted to the named executive officers during 2018 computed in accordance with ASC 718. Assumptions used in the calculation of the fair value of option awards granted by us during 2018 are included in footnote 2, “Summary of Significant Accounting Policies” under the heading “Share-Based Compensation” to our consolidated financial statements for the year ended December 31, 2018 included in our Annual Report. There can be no assurance that the stock options will be exercised (in which case no value will be realized by the optionee) or that the value realized upon exercise or settlement of a restricted stock unit award will equal the grant date fair value.

Outstanding Equity Awards at 2018 Year End

The following table presents the equity awards we have made to each of the named executive officers that were outstanding as of December 31, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)(2)	(g)(3)		(h)(10)	(i)		(j)(10)
Richard F. Pops	—	—	—	—	—	10,000	(4)	295,100	—		—
	—	—	—	—	—	35,000	(5)	1,032,850	—		—
	—	—	—	—	—	26,250	(6)	774,638	—		—
	—	—	—	—	—	72,500	(7)	2,139,475	—		—
	—	—	—	—	—	—		—	27,500	(11)	811,525
	220,000	—	—	8.55	5/26/2019	—		—	—		—
	500,000	—	—	9.21	11/18/2019	—		—	—		—
	325,000	—	—	11.74	5/17/2020	—		—	—		—
	400,000	—	—	18.105	5/20/2021	—		—	—		—
	450,000	—	—	16.55	5/21/2022	—		—	—		—
	300,000	—	—	33.72	5/28/2023	—		—	—		—
	230,000	—	—	47.16	3/3/2024	—		—	—		—
	150,000	50,000	—	71.23	2/26/2025	—		—	—		—
	150,000	150,000	—	32.27	2/28/2026	—		—	—		—
	50,000	150,000	—	54.57	2/17/2027	—		—	—		—
	—	295,000	—	67.26	2/16/2028	—		—	—		—
James M. Frates	—	—	—	—	—	2,625	(4)	77,464	—		—
	—	—	—	—	—	9,000	(5)	265,590	—		—
	—	—	—	—	—	9,000	(6)	265,590	—		—
	—	—	—	—	—	13,500	(7)	398,385	—		—
	—	—	—	—	—	—		—	5,500	(11)	162,305
	41,983	—	—	11.74	5/17/2020	—		—	—		—
	94,477	—	—	18.105	5/20/2021	—		—	—		—
	68,958	—	—	16.55	5/21/2022	—		—	—		—
	70,000	—	—	33.72	5/28/2023	—		—	—		—
	50,000	—	—	47.16	3/3/2024	—		—	—		—
	33,000	11,000	—	71.23	2/26/2025	—		—	—		—
	38,000	38,000	—	32.27	2/28/2026	—		—	—		—
	12,500	37,500	—	54.57	2/17/2027	—		—	—		—
	—	54,500	—	67.26	2/16/2028	—		—	—		—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)(2)	(g)(3)		(h)(10)	(i)		(j)(10)
James A. Robinson	—	—	—	—	—	25,000	(8)	737,750	—		—
	—	140,000	—	44.16	4/4/2028	—		—	—		—
Kathryn L. Biberstein (12)	29,300	—	—	9.21	11/18/2019	—		—	—		—
	47,983	—	—	11.74	5/17/2020	—		—	—		—
	94,477	—	—	18.11	5/20/2021	—		—	—		—
	113,958	—	—	16.55	5/21/2022	—		—	—		—
	77,035	—	—	33.72	5/28/2023	—		—	—		—
	59,380	—	—	47.16	3/3/2024	—		—	—		—
	46,875	—	—	71.23	2/26/2025	—		—	—		—
	50,000	—	—	32.27	2/28/2026	—		—	—		—
	16,250	—	—	54.57	2/17/2027	—		—	—		—
Mark P. Stejbach (12)	5,780	—	—	17.30	3/7/2022	—		—	—		—
	70,000	—	—	33.72	5/28/2023	—		—	—		—
	50,000	—	—	47.16	3/3/2024	—		—	—		—
	33,000	—	—	71.23	2/26/2025	—		—	—		—
	42,500	—	—	32.27	2/28/2026	—		—	—		—
	12,500	—	—	54.57	2/17/2027	—		—	—		—
Craig C. Hopkinson	—	—	—	—	—	3,750	(9)	110,663	—		—
	—	—	—	—	—	13,500	(7)	398,385	—		—
	20,000	60,000	—	59.57	6/7/2027	—		—	4,000	(11)	118,040
	—	54,500	—	67.26	2/16/2028	—		—	—		—
David J. Gaffin	—	—	—	—	—	1,100	(4)	32,461	—		—
	—	—	—	—	—	4,500	(5)	132,795	—		—
	—	—	—	—	—	7,500	(6)	221,325	—		—
	—	—	—	—	—	13,500	(7)	398,385	—		—
	—	—	—	—	—	—		—	5,500	(11)	162,305
	7,000			8.55	5/26/2019	—		—	—		—
	3,000	—	—	11.74	5/17/2020	—		—	—		—
	2,250	—	—	18.11	5/20/2021	—		—	—		—
	41,000	—	—	16.55	5/21/2022	—		—	—		—
	30,000	—	—	33.72	5/28/2023	—		—	—		—
	25,000	—	—	47.16	3/3/2024	—		—	—		—
	13,312	4,438	—	71.23	2/26/2025	—		—	—		—
	18,000	18,000	—	32.27	2/28/2026	—		—	—		—
	10,000	30,000	—	54.57	2/17/2027	—		—	—		—
	—	54,500	—	67.26	2/16/2028	—		—	—		—

Notes to Outstanding Equity Awards Table

(1)	Grant date of all stock options is ten years prior to the option expiration date (Column (f)). All stock options vest ratably in 25% increments on the first four anniversaries of the grant date.
(2)	Stock options expire ten years from the grant date.
(3)

The time-vesting restricted stock unit awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and are issued on or about the vesting date. No dividend equivalents are paid on restricted stock unit awards. In the event that the individual’s employment or any other service relationship with us is terminated for any reason, except in the event of death or permanent disability or a Sale Event (as defined in the 2011 Plan), restricted stock unit awards are forfeited on the date of termination.

(4)	Time-vesting restricted stock unit awards granted on February 26, 2015 under the 2011 Plan.
(5)	Time-vesting restricted stock unit awards granted on February 29, 2016 under the 2011 Plan.
(6)	Time-vesting restricted stock unit awards granted on February 17, 2017 under the 2011 Plan.
(7)	Time-vesting restricted stock unit awards granted on February 16, 2018 under the 2011 Plan.
(8)	Time-vesting restricted stock unit award granted on April 4, 2018 under the 2011 Plan.
(9)	Time-vesting restricted stock unit award granted on June 7, 2017 under the 2011 Plan.
(10)	Market value is based on the closing price of our ordinary shares on December 31, 2018 as reported by Nasdaq, which was $29.51.
(11)

Performance-vesting restricted stock unit awards granted on February 17, 2017 under the 2011 Plan with the following performance criteria: (i) FDA approval of the NDA for ALKS 5461, (ii) the achievement of the pre-specified primary efficacy endpoints in each of two phase 3 studies of ALKS 3831, and (iii) revenues equal to or greater than a pre-specified amount for the year ending December 31, 2019. The specified performance target for these performance-vesting restricted stock unit awards was achievement during the performance period, which is three years from the date of grant, of any two of these three performance criteria, and the maximum payout for these performance-vesting restricted stock unit awards was achievement during the performance period of all three of these performance criteria. In December 2018, the Compensation Committee acknowledged that the performance criteria relating to the ALKS 3831 phase 3 studies had been achieved, representing achievement of 50% of the specified performance target. No dividend equivalents are paid on restricted stock unit awards. In the event that the individual’s employment or any other service relationship with us is terminated for any reason, except in the event of death or permanent disability or a Sale Event (as defined in the 2011 Plan), performance-vesting restricted stock unit awards are forfeited on the date of termination.

(12)

Ms. Biberstein and Mr. Stejbach each terminated their employment with the Company effective November 2018. The option expiration dates listed in the table for each of Ms. Biberstein’s and Mr. Stejbach’s options outstanding as of December 31, 2018 are the original option expiration dates pursuant to the terms of their respective option awards. As a result of the termination of their service, each of the options held by Ms. Biberstein and Mr. Stejbach, to the extent not previously exercised, expired on February 16, 2019.

2018 Option Exercises and Stock Vested

The following table presents information regarding option exercises and vesting of restricted stock unit awards for each named executive officer during 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Richard F. Pops	170,000	5,555,905	76,750	3,890,325
James M. Frates	—	—	18,438	968,666
James A. Robinson	—	—	—	—
Kathryn L. Biberstein	140,229	3,961,311	16,750	1,010,458
Mark P. Stejbach	10,880	578,869	13,688	824,668
Craig C. Hopkinson	—	—	5,250	196,415
David J. Gaffin	275	9,345	12,600	623,372

2018 Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

2018 Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans or defined contribution plans maintained by us.

Potential Payments upon Termination or Change in Control

If, during the term of a named executive officer’s employment agreement with us, we terminate such named executive officer’s employment without “cause” or such named executive officer terminates his employment for “good reason” (e.g., a material diminution in his responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he must perform his employment) and such named executive officer thereafter signs a general release of claims, we will provide severance, as follows: to Mr. Pops, over a twenty-four-month period, we will pay an amount equal to two times the sum of (i) his current base salary, plus (ii) the average of his annual cash incentive compensation received for the two immediately preceding years, and will provide for continued participation in our health benefit plans during such twenty-four-month period; and to Messrs. Frates, Robinson and Gaffin, and Dr. Hopkinson, over a twelve-month period, we will pay an amount equal to the sum of (i) his current base salary plus (ii) the average of his annual cash incentive compensation received for the two immediately preceding years, and will provide for continued participation in our health benefit plans during such twelve-month period.

Under the employment agreements with our named executive officers, in the event of a change in control, each named executive officer would be entitled to continue his employment with us for a period of two years following the change in control. If, during this two-year period, the employment of such named executive officer is terminated without “cause” or if such named executive officer terminates his employment for “good reason,” such executive officer shall be paid a pro-rata amount of his annual cash incentive compensation (based upon the average of such executive officer’s annual cash incentive compensation for the prior two years) for the year in which the termination occurs. Additionally, he will receive a lump sum payment equal to: for Mr. Pops and Mr. Robinson two times; and for Messrs. Frates and Gaffin and Dr. Hopkinson, one and one-half times, the sum of his then-base salary (or the base salary in effect at the time of the change in control, if higher) plus an amount equal to the average of his annual cash incentive compensation received for the two immediately preceding years. Messrs. Pops, Frates, Robinson and Gaffin and Dr. Hopkinson will also be entitled to continued participation in our health benefit plans: for Mr. Pops and Mr. Robinson, for a period of two years following the date of termination; and for Messrs. Frates and Gaffin and Dr. Hopkinson, for a period of eighteen months following the date of termination. These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if such executive officer is terminated without “cause” or if such executive officer terminates his employment for good reason, provided that such termination occurs within two years after the occurrence of the first event constituting a change in control and that such first event occurs during the period of employment of the named executive officer. Messrs. Pops and Frates are also entitled to a “gross-up payment” equal to the excise tax imposed upon the severance payments made in the event of a change in control, if any payment or benefit to the executive, whether pursuant to the employment agreement or otherwise, is considered an “excess parachute payment” and subject to an excise tax under the Code. In 2009, we discontinued providing such gross-up payments to newly hired employees. On this basis, Messrs. Robinson and Gaffin and Dr. Hopkinson are not entitled to a gross-up payment in the event of a change in control.

Under the terms of our 2011 Plan and our 2018 Plan, the Administrator has the authority to determine the conditions under which any award under the 2011 Plan or the 2018 Plan, as applicable, will become exercisable in the event of a change in control at the time of grant of such award. Upon a change in control of our Company, all currently outstanding stock options become exercisable, time-vesting stock awards currently outstanding vest immediately, and performance-vesting restricted stock unit awards vest at the target grant amount, with the remainder of such performance-vesting restricted stock unit award, if any, forfeited.

In November 2018, Mark Stejbach, our former Senior Vice President and Chief Commercial Officer, terminated his employment with the Company for “good reason” after six years of service. This termination triggered Mr. Stejbach’s right to receive a separation benefit under his employment agreement with the Company, in an amount equal to one year’s salary at his then base salary rate, plus the average of the annual cash incentive compensation he received for the two immediately preceding fiscal years as well as certain other health, dental and outplacement benefits for a limited duration. Such separation benefits, which had an aggregate value of $871,414, were provided in exchange for, and in consideration of, Mr. Stejbach’s execution of a separation agreement with the Company (the “Separation Agreement”) and his signing of a general release of claims against the Company. Under the Separation Agreement, Mr. Stejbach reaffirmed his agreement to continue to comply with the surviving terms of his employment agreement, including without limitation the non-disclosure and non-solicitation obligations contained therein and agreed to a non-disparagement provision.

Potential Post-Termination Payments

The following table summarizes the potential payments to our named executive officers under various termination events. The table assumes that the triggering event occurred on December 31, 2018, the last business day of 2018, and the calculations use the closing price of our ordinary shares on December 31, 2018 as reported by Nasdaq, which was $29.51 per share.

Name and Payment Elements	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Not Following a Change in Control	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control
Richard F. Pops
Cash Compensation:
Severance	$4,762,805	$6,141,892
Equity Awards:
Stock Options and awards (1)	—	5,053,588
Benefits:
Health and Dental Insurance	73,166	73,166
Total	$4,835,971	$11,268,646
James M. Frates
Cash Compensation:
Severance	$867,453	$1,631,899
Equity Awards:
Stock Options and awards (1)	—	1,169,334
Benefits:
Health and Dental Insurance	30,066	45,100
Total	$897,519	$2,846,333
James A. Robinson
Cash Compensation:
Severance	$675,000	$1,350,000
Equity Awards:
Stock Options and awards (1)	—	737,750
Benefits:
Health and Dental Insurance	20,781	31,171
Total	$695,781	$2,118,921
Craig C. Hopkinson
Cash Compensation:
Severance	$751,250	$1,278,125
Equity Awards:
Stock Options and awards (1)	—	627,088
Benefits:
Health and Dental Insurance	—	—
Total	$751,250	$1,905,213
David J. Gaffin
Cash Compensation:
Severance	$826,875	$1,567,188
Equity Awards:
Stock Options and awards (1)	—	947,271
Benefits:
Health and Dental Insurance	36,582	54,873
Total	$863,457	$2,569,332

Notes to Post-Termination Payments Table

(1)

This amount represents the value of unvested time-vesting restricted stock unit awards and the unvested portion of the target grant amount of performance-vesting restricted stock unit awards, in each case valued at $29.51 per share. At December 31, 2018, there were no outstanding unvested stock options that had an exercise price less than $29.51 per share.

PAY RATIO

For 2018, the annual total compensation for our CEO, including the value of employer paid health care benefits, as discussed below, was $17,078,354 and for our median employee was $146,775 (also including the value of employer paid health care benefits), resulting in a pay ratio of approximately 116 to 1.

The annual total compensation for our CEO in the pay ratio disclosure differs from the annual total compensation amounts reflected in the Summary Compensation Table because we included the value of employer paid health care benefits (estimated for our CEO and eligible dependents at $22,552), in order to produce a more representative disclosure of our employees’ compensation. We also added the value of employer paid health care benefits to the median compensated employee’s compensation for purposes of this pay ratio disclosure. The annual total compensation for our median compensated employee does not represent an average of the compensation paid to our employees, but rather it is the compensation paid to the particular employee identified as our median employee.

We identified the median employee for 2018 by (i) aggregating for each applicable employee (A) base salary as of October 1, 2018 (or wages multiplied by annual work schedule, for hourly employees), (B) the target bonus for 2018 and (C) the estimated fair value of any equity awards granted during 2018, and (ii) ranking this annual compensation measure for our employees from lowest to highest.

This calculation was performed for 2,222 individuals, excluding our CEO, who were employed by us on October 1, 2018, whether employed on a full-time or part-time basis. In order to present a more accurate representation of comparative annual compensation, we annualized compensation for any permanent employees that were only employed for part of 2018, and converted amounts paid in foreign currency to U.S. dollars based on the average year-to-date exchange rate. No employees located in jurisdictions outside of the U.S. were excluded from the calculation under the regulation’s de minimis exemption.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (the “Rule”). In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply in compliance with the Rule, this information should not be used as a basis for comparison between different companies.

DIRECTOR COMPENSATION

David W. Anstice AO, Floyd E. Bloom, M.D., Robert A. Breyer, Wendy L. Dixon, Ph.D., Paul J. Mitchell, Nancy L. Snyderman, M.D. and Nancy J. Wysenski served as non-employee directors during all of 2018.

Richard F. Pops, our CEO, became Chairman of the Board on September 16, 2011 and was an employee during all of 2018. Mr. Pops does not receive equity or attendance fees for his service on the Board.

Shane Cooke was President of the Company and of APIL, a subsidiary of the Company, until March 5, 2018. Mr. Cooke was appointed to the Board effective March 30, 2018 and served as a non-employee director from March 30, 2018 through the end of 2018.

Annual retainers

The following table provides the annual retainers, paid pro-rata on a quarterly basis, for service on the Board and Board committees.

Service	Retainer Fee
Board Member	$74,000
Audit and Risk Committee Chair	25,000
Audit and Risk Committee Member	15,000
Compensation Committee Chair	25,000
Compensation Committee Member	15,000
Nominating and Corporate Governance Committee Chair	18,000
Nominating and Corporate Governance Committee Member	10,000

Non-employee directors do not receive compensation for their in-person attendance at the first five Board meetings held each year. Each non-employee director will receive a fee of $3,500 for their in-person attendance at any Board meeting in excess of the fifth in-person Board meeting occurring in any year. The annual retainers set forth above for our Nominating and Corporate Governance Committee became effective in May 2018; prior to their effective date, the Nominating and Corporate Governance Committee Chair annual retainer was $15,000 and the Nominating and Corporate Governance Committee Member annual retainer was $7,500.

In addition, we reimburse our directors for necessary business expenses incurred in the performance of their services for us and extend coverage to them under our travel accident and directors’ and officers’ indemnity insurance policies.

Equity Compensation

The Compensation Committee annually recommends the amount of the initial and annual equity grants to non-employee directors, after consultation with its independent compensation consultant and based on market data regarding the value of equity granted to directors of the Company’s then-current peer group. The Board determines the value, number and terms of the Company’s annual non-employee director equity grant (“Annual Grant”) each year at or prior to the Company’s annual general meeting of shareholders and the Annual Grant is granted by the Compensation Committee on the date of the Company’s annual general meeting of shareholders. The Board also determines the value of the option grant to be given to any newly appointed non-employee director (the “New Director Grant”) at the time it determines the Annual Grant. For each newly appointed non-employee director, the Compensation Committee determines the number of options corresponding to such value, as described below, and grants the New Director Grant on the date of the first regularly scheduled Board meeting attended by such newly appointed non-employee director. The newly appointed non-employee director also receives a pro-rata portion of the number of shares in the Annual Grant. The Board believes that this value-based process, which focuses on the value delivered by an equity grant, as detailed below, assures that non-employee directors’ equity compensation does not exceed current market practices and is competitive within the Company’s peer group.

Specifically, for the Annual Grant, the Compensation Committee, in consultation with its independent compensation consultant, (i) reviews annually the terms and value being delivered in the market of annual non-employee director equity for the Company’s peer group and (ii) utilizes this analysis to recommend to the Board the value, number, vesting and any other terms of the Annual Grant. The Compensation Committee uses (i) a 30-day trading average, ending 21 days before date of the Company’s annual general meeting of shareholders (“Annual Grant Average Price”), and the Black-Scholes valuation model to determine option values and (ii) the Annual Grant Average Price to determine full value award values, in each case for purposes of converting value to recommended equity amounts. Per our non-employee director equity grant procedures, Annual Grants have a vesting period of at least one year.

For New Director Grants, the Compensation Committee, in consultation with its independent compensation consultant, (i) reviews annually, proximate to the date of the Company’s annual general meeting of shareholders, the value being delivered in the market of newly appointed non-employee director equity for the Company’s peer group and (ii) utilizes this analysis to recommend to the Board the value of the New Director Grant for non-employee directors joining in that year. The Compensation Committee uses a 30-day trading average, ending 21 days before the first day of the first regularly scheduled Board meeting attended by the newly appointed non-employee director, and the Black-Scholes valuation model to determine option values for purposes of converting the value determined by the Board for the New Director Grant to an option amount. Per our non-employee director equity grant procedures, New Director Grants have a three-year vesting period. In addition, the Compensation Committee also grants a pro-rata portion of the current year Annual Grant (the “Pro-Rata Annual Grant”) to the newly appointed non-employee director represented by the number of regularly scheduled Board meetings remaining in the year (including the then-current meeting) divided by the total number of regularly scheduled Board meetings for the year. The grant date of the Pro-Rata Annual Grant is the date of such meeting. The Pro-Rata Annual Grant vests over the same period of time as the Annual Grant.

Non-employee directors do not receive any options to purchase ordinary shares except for the yearly grant described above and the one-time grant of an option to purchase ordinary shares upon joining the Board. See the discussion under the heading “Share Ownership and Holding Guidelines” for a description of our share ownership guidelines for our directors.

2018 Director Compensation Table

The following table presents and summarizes the compensation of our non-employee directors for service during 2018.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)	(d)(2)(3)	(e)	(f)	(g)	(h)
David W. Anstice	99,000	—	388,819	—	—	—	487,819
Floyd E. Bloom	89,000	—	388,819	—	—	—	477,819
Robert A. Breyer	96,500	—	388,819	—	—	—	485,319
Shane M. Cooke	55,500	—	1,004,415	—	—	—	1,059,915
Wendy L. Dixon	89,000	—	388,819	—	—	—	477,819
Paul J. Mitchell	114,000	—	388,819	—	—	—	502,819
Nancy L. Snyderman	81,500	—	388,819	—	—	—	470,319
Nancy J. Wysenski	89,000	—	388,819	—	—	—	477,819

Notes to Director Compensation Table

(1)

Represents fees earned by our non-employee directors during 2018, for services as a director, including annual retainer fees, committee and/or committee chair fees. Not included are the following amounts to be paid in the first quarter of 2019 for service during 2018: $1,821.43 to Ms. Dixon and $1,517.86 to each of Mr. Breyer and Ms. Snyderman.

(2)

The amounts in column (d) reflect the aggregate grant date fair value recognized for financial statement reporting purposes, excluding estimates of forfeitures, if any, computed in accordance with ASC 718 for stock option awards granted during 2018. Each director received an option to purchase 17,500 ordinary shares, which had an estimated grant date fair value of $22.22 per share. In addition, Mr. Cooke received a New Director Grant of 26,000 ordinary shares, which had an estimated grant date fair value of $23.68 per share. The stock options granted to the non-employee directors were granted under the 2011 Plan. The stock options granted as part of the Annual Grant under the 2011 Plan are nonqualified stock options that vest one year from the grant date and expire upon the earlier of ten years from the grant date or three years after the optionee terminates their service relationship with us. The stock options granted as part of the New Director Grant to Mr. Cooke are nonqualified stock options that vest ratably over three years from the grant date and expire upon the earlier of ten years from the grant date or three years after the optionee terminates his service relationship with us. Additionally, any unvested portion of the stock options shall vest upon the termination of the optionee’s service relationship with us. There can be no assurance that the stock options will be exercised or that the value realized upon exercise will equal the grant date fair value.

(3)

Assumptions used in the calculation of the fair value of option awards made by us for the Annual Grant to directors on May 23, 2018 are as follows: option exercise price, $45.64; expected term, 6.0 years; volatility, 47%; interest rate, 2.89%; dividend yield, zero. Assumptions used in the calculation of the fair value of option awards made by us for the New Director Grant to Mr. Cooke on May 23, 2018 are as follows: option exercise price, $45.64; expected term, 7.1 years; volatility, 47%; interest rate, 2.95%; dividend yield, zero. Our non-employee directors as of December 31, 2018 each held outstanding stock options as of such date for the following aggregate number of ordinary shares: David W. Anstice, 189,300 shares; Floyd E. Bloom, 209,300 shares; Robert A. Breyer, 164,700 shares; Shane Cooke, 434,875 shares; Wendy L. Dixon, 204,300 shares; Paul J. Mitchell, 200,300 shares; Nancy L. Snyderman, 75,300 shares; and Nancy J. Wysenski, 160,550 shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures Concerning Related Person Transactions

The Audit and Risk Committee, pursuant to its written charter adopted by the Board, a current copy of which can be found on the Corporate Governance page of the Investors section of our website, available at http://investor.alkermes.com, is responsible for reviewing all transactions with related persons, including transactions that would be required to be disclosed in this proxy statement in accordance with SEC rules.

At the end of each calendar quarter, we ask all of our directors and executive officers to disclose a list of their “related parties”; this practice is not pursuant to a written policy or procedure. Related parties are defined as any public, private, profit, or non-profit companies or organizations of which they or their immediate family is an officer, director or 10% or greater shareholder. All reported “related parties” are sent to our Finance department, which checks them against transactions of the Company in that prior quarter. At the Audit and Risk Committee meeting held to review the quarter’s financial results, any transactions between a reported related party and us are reported to the Audit and Risk Committee for its review and, if deemed appropriate by the Audit and Risk Committee in its sole discretion, approval.

In addition, our Code of Business Conduct and Ethics requires that each of our directors, officers and employees promptly disclose any matter that he or she believes might raise doubt regarding his or her ability to act objectively and in the Company’s best interest and, in certain circumstances, receive approval for such matters, as described in our Code of Business Conduct and Ethics.

DISCLOSURE WITH RESPECT TO OUR EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 about:

●	the number of ordinary shares subject to issuance upon exercise of outstanding options and vesting of restricted stock units under plans adopted by us;
●	the weighted-average exercise price of outstanding options under plans adopted by us; and
●	the number of ordinary shares available for future issuance under our then-active plans: the 2018 Plan and the 2011 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	14,852,457	$40.48	11,106,579
Equity compensation plans not approved by security holders	—	—	—

(1)

This excludes 2,266,286 ordinary shares issued as time-vested restricted stock units and 626,168 ordinary shares issued as performance-based restricted stock units, which are subject to forfeiture until such awards vest in full.

(2)

Represents the weighted-average exercise price of our outstanding stock options under our equity compensation plans. This does not include outstanding restricted stock unit awards under our equity compensation plans as such awards do not have an exercise price.

OTHER BUSINESS

The Board does not intend to present at the Annual Meeting any business other than that set forth in this proxy statement. If any other matter is presented at the Annual Meeting which under applicable proxy regulations need not be included in this proxy statement or which the Board did not know a reasonable time before this solicitation would be presented, and if permitted as a matter of Irish law, the persons named in the accompanying proxy card will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

Independent Auditor and Accounting Firm

PwC, our independent auditor and accounting firm, audited the consolidated financial statements of the Company for 2018. Representatives of PwC are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Shareholder Proposals for the Company’s 2019 Annual General Meeting of Shareholders

In accordance with the rules established by the SEC, our shareholders may submit proposals on matters appropriate for shareholder action at meetings in accordance with Rule 14a-8 under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2020 Annual General Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than December 6, 2019. However, if our 2020 Annual General Meeting of Shareholders is changed by more than 30 days from the first anniversary of the Annual Meeting, then the deadline will be a reasonable time prior to the time that we begin to print and mail proxy materials for our 2020 Annual General Meeting of Shareholders. Such proposals should be sent to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, D04 C576, Ireland. In addition to the requirements as to form and substance established by the SEC and our Articles of Association, shareholder proposals must be a proper subject for shareholder action under Irish law to be included in our proxy materials.

Pursuant to our Articles of Association, nominations by our shareholders of persons to be elected to our board of directors at our 2020 Annual General Meeting of Shareholders must be in writing and received by our Secretary not later than the close of business on December 6, 2019 nor earlier than October 7, 2019; provided, however, that in the event that the date of our 2020 Annual General Meeting of Shareholders is changed by more than 30 days from the first anniversary date of the Annual Meeting, notice must be delivered no earlier than 180 days prior to nor later than 120 days prior to our 2020 Annual General Meeting of Shareholders or, if later, the 10th day following the day on which public announcement of the date of our 2020 Annual General Meeting of Shareholders is first made.

Expenses and Solicitation

The costs of solicitation will be borne by Alkermes and, in addition to directly soliciting shareholders by mail, Alkermes may request banks and brokers to solicit their customers who have ordinary shares of Alkermes registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by directors, officers or employees of Alkermes may also be made of some shareholders in person, by mail or by telephone following the original solicitation.

Presentation of Irish Statutory Financial Statements

The Company’s Irish Statutory Financial Statements for the year ended December 31, 2018, including the reports of the directors and statutory auditors thereon, will be presented at the Annual Meeting in accordance with the requirements of the Companies Act. The Company’s Irish Statutory Financial Statements will be approved by the Board. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual Meeting. The Company’s Irish Statutory Financial Statements will be available with the proxy materials at http://www.viewproxy.com/alkermes/2019 or in the Investors section of our website at www.alkermes.com on or before April 5, 2019.

Registered and Principal Executive Offices

The registered and principal executive offices of Alkermes plc are located at Connaught House, 1 Burlington Road, Dublin 4, Ireland. The telephone number there is +353 1 772‑8000.

United States Securities and Exchange Commission Reports

Copies of our Annual Report, as filed with the SEC, are available to shareholders free of charge under the Investors tab of our website at www.alkermes.com or by writing to our Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attention: Company Secretary.

Delivery of Documents to Shareholders Sharing an Address

If you have requested a paper copy of our proxy materials, our Annual Report on Form 10-K for the year ended December 31, 2018 and our Irish Statutory Financial Statements for the year ended December 31, 2018 are being mailed to you along with this proxy statement. In order to reduce printing and postage costs, only one copy of our proxy statement, Annual Report and Irish Statutory Financial Statements will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing such address. The Company will deliver promptly a separate copy of such documents to any shareholder who writes or calls the Company at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attention: Company Secretary, +353 1 772‑8000. If you or your household is receiving multiple copies of such documents and you wish to request delivery of a single copy, you may send a written request to Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, Attention: Company Secretary.

APPENDIX A

ALKERMES plc

2018 Stock Option and Incentive Plan, as amended

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Alkermes plc 2018 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and consultants of Alkermes plc, an Irish public limited company (the “Company”), and its Subsidiaries upon whose judgment, initiative and efforts the Company and its Subsidiaries largely depend for the successful conduct of their business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer alignment of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's and its Subsidiaries' behalf and strengthening their desire to remain with the Company and its Subsidiaries.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards.

“Award Certificate” means a written or electronic certificate setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Companies Act” means the Irish Companies Act 2014, all enactments which are to be read as one, or construed or read together as one with the Irish Companies Act 2014 and every statutory modification or reenactment thereof for the time being in force.

“Effective Date” means the date set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Shares on any given date for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the Shares are admitted to quotation on the Nasdaq Global Select Market (“Nasdaq”) or another national securities exchange, the determination shall be made by reference to the closing price reported by Nasdaq or such other exchange for such date. If the market is closed on such date, the determination shall be made by reference to the last date preceding such date for which the market is open.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option" or “Stock Option” means any option to purchase Shares granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award granted pursuant to Section 10.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or a Subsidiary) that will be used to establish Performance Goals are the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Shares, economic value-added, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, collaboration milestones, operational measures including production capacity and capability, hiring and retention of key managers, expense management, capital raising transactions, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, gross or net profit levels, operating margins, earnings (loss) per Share, sales or market shares, and any other measures of performance selected by the Administrator, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire Shares upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Unit Award” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding Shares are converted into or exchanged for securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Shares to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per Share pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Share” or “Shares” means the ordinary shares, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means a right to receive the appreciation on Shares granted pursuant to Section 5.

“Subsidiary” means any corporation or other entity in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of the Company or any subsidiary corporation of the Company, within the meaning of Section 424 of the Code.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)Administration of Plan.    The Plan shall be administered by the Administrator.

(b)Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)to select the individuals to whom Awards may from time to time be granted;

(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)to determine the number of Shares to be covered by any Award;

(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written (or electronic) instruments evidencing the Awards;

(v)subject to the provisions of Sections 5(a)(iii), 6(d) and 7(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options or Stock Appreciation Rights may be exercised; and

(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written and electronic instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company, Subsidiaries and Plan grantees.

(c)Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator's authority and duties with respect to the granting of Awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of the Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price, in the case of Stock Options and Stock Appreciation Rights, and the vesting criteria for the Award. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

(d)Award Certificates.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)Indemnification.    Subject to Section 235 of the Companies Act, neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Shares Issuable.    The maximum number of Shares reserved and available for issuance under the Plan shall be equal to 9,600,000 Shares. For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, repurchased or otherwise terminated (other than by exercise) shall be added back to the number of Shares available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or Stock Appreciation Right or settlement of an Award to cover the exercise price or tax withholding shall not be added back to the number of Shares available for issuance under the Plan. In addition, upon net exercise of Options, the gross number of Shares exercised shall be deducted from the total number of Shares available for issuance under the Plan. Shares purchased in the open market with proceeds from the exercise of Options and Stock Appreciation Rights shall not be added to the number of Shares available for issuance under the Plan. In the event that a Stock Appreciation Right is settled in Shares, the gross number of Shares subject to the Stock Appreciation Right shall be deducted from the total number of Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 9,600,000 Shares may be issued in the form of Incentive Stock Options. The Shares issued under the Plan may be issued from treasury or otherwise.

(b)Effect of Awards.    The grant of any full value Award (i.e., an Award other than an Option or Stock Appreciation Right) shall be deemed, for purposes of determining the number of Shares available for issuance under Section 3(a), as an Award of 1.8 Shares for each such Share actually subject to the Award and shall be treated similarly if added back to the number of Shares available for issuance when forfeited, canceled, repurchased or otherwise terminated as provided in Section 3(a). The grant of an Option or Stock Appreciation Right shall be deemed, for purposes of determining the number of Shares available for issuance under Section 3(a), as an Award for one Share for each such Share actually subject to the Award and shall be treated similarly if added back to the number of Shares available for issuance when forfeited, canceled, repurchased or otherwise terminated as provided in Section 3(a).

(c)Changes in Shares.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company's capital shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, including the maximum number of Shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Restricted Stock Award, and (iv) the price for each Share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Shares subject to the Stock Option or Stock Appreciation Right) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional Shares.

(d)Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, the Company shall make or provide for a cash payment to the grantees holding Options or Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of Shares subject to outstanding Options or Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options or Stock Appreciation Rights.

(e)Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or consultants of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the Share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Any Stock Option or Stock Appreciation Right granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)Grant of Stock Options and Stock Appreciation Rights.    The Administrator in its discretion may grant Stock Options and Stock Appreciation Rights to eligible employees, Non-Employee Directors, and consultants of the Company or any Subsidiary. Stock Options and Stock Appreciation Rights granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. If the Administrator so determines, Stock Options and Stock Appreciation Rights may be granted in lieu of cash compensation at the grantee's election, subject to such terms and conditions as the Administrator may establish. Each Stock Appreciation Right will be denominated in Share equivalents.

(i)Exercise Price.    The exercise price per Share covered by a Stock Option or Stock Appreciation Right granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per Share of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)Term and Termination.    The term of each Stock Option and Stock Appreciation Right shall be fixed by the Administrator, but no Stock Option or Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Option or Stock Appreciation Right is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Unless otherwise determined by the Administrator on or after the date of grant, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company), the portion of each Stock Option and Stock Appreciation Right held by the grantee that is not then exercisable shall be immediately forfeited. Unless otherwise determined by the Administrator on or after the date of grant, the grantee may exercise the exercisable portion of his Stock Options and Stock Appreciation Rights until the earlier of three months after such date of termination or the expiration of the stated term of such Stock Option or Stock Appreciation Right.

(iii)Exercisability; Rights of a Shareholder.    Stock Options and Stock Appreciation Rights shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date, provided they shall not be exercisable for a period of not less than one year from the date of grant. A grantee shall have the rights of a shareholder only as to Shares acquired upon the exercise of a Stock Option or Stock Appreciation Right and not as to unexercised Stock Options or Stock Appreciation Rights. The Administrator may accelerate vesting during the minimum vesting period only in the case of a grantee's death, disability or retirement or upon a Sale Event, and otherwise may accelerate the vesting of all or any portion of any Stock Option or Stock Appreciation Right at any time.

(iv)Method of Exercise for Stock Options.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company's delegate, specifying the number of Shares to be purchased. In the case of a Stock Option that is not an Incentive Stock Option, unless otherwise determined by the Administrator on or after the date of grant, payment of the purchase price must be made by reduction in the number of Shares issuable upon such exercise, based, in each case, on the Fair Market Value of the Shares on the date of exercise. If the Administrator determines not to use the above payment method or in the case of the exercise of Incentive Stock Options, then payment of the purchase price may be made by one or more of the following methods:

(A)In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)Subject to the consent of the Administrator and on the basis of such form of surrender agreement as the Administrator may specify, through the delivery (or attestation to the ownership) of Shares owned by the optionee. Such surrendered Shares shall be valued at Fair Market Value on the exercise date; or

(C)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested Shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v)Method of Exercise for Stock Appreciation Rights and Payment upon Exercise.    Stock Appreciation Rights may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company's delegate, specifying the number of Shares to be exercised. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of exercise of the Stock Appreciation Right) of a number of Shares equal to the number of Share equivalents in which the grantee is vested under the Stock Appreciation Right, and with respect to which the grantee is exercising the Stock Appreciation Right on such date, over (B) the aggregate exercise price of the number of Share equivalents with respect to which the grantee is exercising the Stock Appreciation Right on such date. The appreciation distribution may be paid in Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Administrator and contained in the Stock Appreciation Right Award Certificate.

(vi)Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	RESTRICTED STOCK AWARDS

(a)Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)Rights as a Shareholder.    Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Shares subject to the Restricted Stock Award and receipt of dividends (if any), subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Shares subject to the Restricted Stock Award shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Shares are vested as provided in Section 6(d) below, and (ii) certificated Shares subject to the Restricted Stock Award shall remain in the possession of the Company until such Shares are vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe. Notwithstanding anything herein to the contrary, any dividends paid by the Company during the vesting period of any Restricted Stock Award shall accrue and shall not be paid until the Shares subject to the Restricted Stock Award have vested and if any such Shares are forfeited, the grantee shall have no rights to any such accrued dividends.

(c)Restrictions.    Shares subject to a Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company), any Shares subject to a Restricted Stock Award that have not vested at the time of termination shall automatically, without any requirement of notice to such grantee from, or other action by or on behalf of, the Company or its Subsidiaries, be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Shares subject to a Restricted Stock Award that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)Vesting of Restricted Stock Awards.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock Award and the Company's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, the restriction period with respect to Restricted Stock Awards shall not be less than one year, and in the event any such Restricted Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Restricted Stock Award shall not be less than three years; provided, however, that after twelve months, any Restricted Stock Award with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be subject to the Restricted Stock Award and shall be deemed “vested”. Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 6, a grantee's rights in any Shares subject to a Restricted Stock Award that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company) and such Shares shall be subject to the provisions of Section 6(c) above. The Administrator may accelerate vesting during the minimum vesting period only in the case of a grantee's death, disability or retirement or upon a Sale Event, and otherwise may accelerate the vesting of all or any portion of any Restricted Stock Award at any time.

SECTION 7.	RESTRICTED STOCK UNIT AWARDS

(a)Nature of Restricted Stock Unit Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Unit Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, the restriction period with respect to such Restricted Stock Unit Awards shall not be less than one year, and in the event any such Restricted Stock Unit Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Restricted Stock Unit Award shall not be less than three years; provided, however, that after twelve months, any Restricted Stock Unit Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the restriction period, the Restricted Stock Unit Award, to the extent vested, shall be settled in the form of Shares. To the extent that a Restricted Stock Unit Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A. The Administrator may accelerate vesting during the minimum vesting period only in the case of a grantee's death, disability or retirement or upon a Sale Event, and otherwise may accelerate the vesting of all or any portion of any Restricted Stock Unit Award at any time.

(b)Election to Receive Restricted Stock Unit Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the Fair Market Value of the Shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c)Rights as a Shareholder.    A grantee shall have the rights as a shareholder only as to Shares acquired by the grantee upon settlement of a Restricted Stock Unit Award; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his Restricted Stock Unit Award, subject to such terms and conditions as the Administrator may determine; provided that no payment of any such dividend equivalents shall be made unless and until such Restricted Stock Unit Award has vested, and if such Restricted Stock Unit Award is forfeited, the grantee shall have no right to such dividend equivalents.

(d)Termination.    Except as may otherwise be provided by the Administrator pursuant to the authority reserved in Section 7(a), a grantee's right in all Restricted Stock Unit Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company).

SECTION 8.	CASH-BASED AWARDS

Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Administrator determines. Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 8, a grantee's right in all Cash-Based Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company).

SECTION 9.	PERFORMANCE SHARE AWARDS

(a)Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the Performance Cycles (which, as defined above, shall not be less than 12 months), and such other limitations and conditions as the Administrator shall determine.

(b)Rights as a Shareholder.    A grantee receiving a Performance Share Award shall have the rights of a shareholder only as to Shares actually received by the grantee under the Plan and not with respect to Shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive Shares under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award Certificate is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason (including if a Subsidiary ceases to be a Subsidiary of the Company).

SECTION 10.	PERFORMANCE-BASED AWARDS

(a)Performance-Based Awards.    Any grantee who is selected by the Administrator may be granted one or more Performance-Based Awards payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator (which, for clarification, shall not be less than 12 months). The Administrator shall define the manner of calculating the Performance Criteria it selects to use for any Performance Cycle (which, as defined above, shall not be less than 12 months). Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company or the performance of a Subsidiary, division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle to make adjustments deemed appropriate by the Administrator, including but not limited to, in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its Subsidiaries, or the financial statements of the Company or its Subsidiaries, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. Each Performance-Based Award shall comply with the provisions set forth below.

(b)Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a grantee, the Administrator shall select the Performance Criteria for such grant and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different grantees.

(c)Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each grantee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a grantee if, in its sole judgment, such reduction or elimination is appropriate.

SECTION 11.	TRANSFERABILITY OF AWARDS

(a)Transferability.    Except as provided in Section 11(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)Administrator Action.    Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options and Stock Appreciation Rights to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award.

(c)Family Member.    For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 12.	TAX WITHHOLDING

(a)Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company or its Subsidiaries, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company or its Subsidiaries with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or share certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)Payment in Shares.    In connection with its obligations to withhold Federal, state, city or other taxes from amounts paid to grantees, the Company or its Subsidiaries may make any arrangements that are consistent with the Plan as it may deem appropriate. Without limitation of the preceding sentence, the Company shall have the right to reduce the number of Shares otherwise required to be issued to a grantee (or other recipient) in an amount that would have a Fair Market Value on the date of such issuance equal to all Federal, state, city or other taxes as shall be required to be withheld by the Company or its Subsidiaries pursuant to any statute or other governmental regulation or ruling and paid to any Federal, state, city or other taxing authority.

SECTION 13.	SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 14.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company or its Subsidiaries, as the case may be, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or

(c)	the transfer in status from one eligibility category under Section 4 hereof to another category.
SECTION 15.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), without prior shareholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights, or effect repricing through cancellation and re-grants or cancellation in exchange for cash or another Award. To the extent required under the rules of any securities exchange or market system on which the Shares are listed, or to the extent approval by shareholders is determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the shareholders of the Company entitled to vote at a meeting of shareholders. Nothing in this Section 15 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(d).

SECTION 16.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.	GENERAL PROVISIONS

(a)No Distribution.    The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.

(b)Delivery of Share Certificates.    Share certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company or any Subsidiary, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded. All share certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)Shareholder Rights.    Until Shares are deemed delivered in accordance with Section 17(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to Shares to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or Stock Appreciation Right or any other action by the grantee with respect to an Award; provided further that, to the extent the terms of any Award provide for the accrual of dividends, in no event shall any such dividends be paid until such Award has vested.

(d)Other Compensation Arrangements; No Employment Rights.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation plans or arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)Trading Policy Restrictions.    Option and Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

(f)Forfeiture of Awards.    The Awards granted hereunder to the executive officers of the Company are subject to the clawback policy of the Company in effect from time to time.

(g)Section 82 and Section 1043 of the Companies Act.    The Company and any Subsidiary incorporated in Ireland may do all such things as are contemplated by the Plan except to the extent that they are prohibited by Section 82 and Section 1043 of the Companies Act. Nothing in this Section 17(g) shall prohibit anything which may be done as contemplated by the Plan by a Subsidiary which is incorporated outside of Ireland.

SECTION 18.	EFFECTIVE DATE OF PLAN

The Plan was approved by the Board on March 29, 2018. The Plan became effective upon approval by the holders of a majority of the votes cast at the 2018 Annual General Meeting of Shareholders of the Company. No grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date that the Plan was approved by the Board.

SECTION 19.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

SECTION 20.	DISPUTE RESOLUTION

All disputes and differences arising out of the Plan or otherwise in connection therewith may be referred by the Company to arbitration pursuant to the procedures set forth in the applicable grant agreement of any grantee so affected.

APPENDIX B

GAAP to Non-GAAP Reconciliation

This proxy statement includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including non-GAAP net income . This non-GAAP measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similar measures presented by other companies.

Non-GAAP net income adjusts for one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; certain other one-time or non-cash items; and the income tax effect of these reconciling items.

The company’s management and board of directors utilize this non-GAAP financial measure to evaluate the company’s performance. The company provides this non-GAAP measure of the company’s performance to investors because management believes that this non-GAAP financial measure, when viewed with the company’s results under GAAP and the accompanying reconciliations, is useful in identifying underlying trends in ongoing operations. However, non-GAAP net income is not a measure of financial performance under GAAP and, accordingly, should not be considered as an alternative to GAAP measures as an indicator of operating performance. Further, non-GAAP net income should not be considered a measure of our liquidity.

A reconciliation of GAAP net loss to non-GAAP net income, as provided in this proxy statement is as follows:

Condensed Consolidated Statements of Operations - GAAP	Year Ended
(In thousands)	December 31, 2018
Net Loss — GAAP	$(139,311)
Adjustments:
Share-based compensation expense	105,357
Amortization expense	65,168
Depreciation expense	38,492
Change in the fair value of contingent consideration	19,600
Fixed asset impairment	5,746
Restructuring expense	3,598
Debt refinancing charge	2,298
Non-cash net interest expense	700
Change in the value of warrants and equity method investments	190
Income tax effect related to reconciling items	(4,002)
Non-GAAP Net Income	$97,836

B-1

ANNUAL GENERAL MEETING OF SHAREHOLDERS PROXY CARD – ALKERMES PLC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THEANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2019The undersigned shareholder of Alkermes plc (the “Company”  or “Alkermes”) acknowledges receipt of the Notice of Annual General Meeting of Shareholders and the accompanying proxy statement and, revoking any proxy or voting instructions previously given, hereby appoints James M. Frates, Thomas Riordan and Iain M. Brown, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Annual General Meeting of Shareholders of the Company to be held at the offices of Alkermes, located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, on May 22, 2019, at 12:00 PM, Irish Standard Time, and at any adjournment or postponement thereof, and to vote all such shares that the undersigned is entitled to vote at such Annual General Meeting of Shareholders or at any adjournment or postponement thereof, as stated on the reverse side. If the undersigned wishes to appoint as proxy any person other than James M. Frates, Thomas Riordan and Iain M. Brown, the undersigned should contact the Company Secretary. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no instructions are specified, this proxy, if signed and dated and returned, will be voted “FOR” the election of each of the nominees for director named in proposal 1, and “FOR” proposals 2, 3 and 4. If any other business is properly presented at the Annual General Meeting of Shareholders or any adjournment of the Annual General Meeting of Shareholders, this proxy will be voted with respect to such business by the named proxies in their discretion. At the present time, the Board of Directors (the “Board”) knows of no other business to be presented at the Annual General Meeting of Shareholders. Should the undersigned be present and elect to vote at the Annual General Meeting of Shareholders or any adjournment or postponement thereof and after notification in writing to the Secretary of the Company at the Annual General Meeting of Shareholders of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect.(Continued, and to be marked, dated and signed, on the other side)Please sign and date this proxy card on the reverse and return it in the enclosed postage-paid envelope. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held May 22, 2019. Our Proxy Statement, our Annual Report on Form 10-K for the year ended December31, 2018 and our Irish Statutory Financial Statements for the year ended December 31, 2018, including related reports, are available at: http://www.viewproxy.com/alkermes/2019

The Board recommends a vote FOR all director nominees named in Use a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Proposal 1, and FOR Proposals 2, 3 and 4. Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions provided. Completion of a form of proxy will not preclude a shareholder from attending and voting at the meeting in person. 1. To elect as Class II directors to serve for a three-year term: FOR AGAINST ABSTAIN 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 3. To ratify, on a non-binding, advisory basis, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company, and to authorize, in a binding vote, the Audit and Risk Committee of the Board to set the independent auditor and accounting firm’s FOR AGAINST ABSTAIN ☐ ☐ ☐ ☐ ☐ ☐ 01 David W. Anstice AO ☐ ☐ ☐ remuneration. 02 Robert A. Breyer ☐ ☐ ☐ 03 Wendy L. Dixon, Ph.D. ☐ ☐ ☐ 4. To approve the Alkermes plc 2018 Stock Option and Incentive Plan, as amended. ☐ ☐ ☐ I plan on attending the meeting ☐ Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) Signature (if held jointly) Date: , 2019 CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Internet and telephone voting is available until 4:59 AM, Irish Standard Time, on May 21, 2019 (11:59 PM, United States Eastern Daylight Time, on May 20, 2019). A proxy submitted by mail must be received by the Company by 4:59 AM, Irish Standard Time, on May 21, 2019 (11:59 PM, United States Eastern Daylight Time, on May 20, 2019. SCAN TO VIEW MATERIALS & VOTE CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone ( INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/ALKS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Submit Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.